Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-133852 and 333-133852-07

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated February 12, 2007

    •

BAC Capital Trust XIV

    •    % Fixed to Floating Rate Preferred Hybrid Income Term Securities

guaranteed to the extent set forth herein by

Bank of America Corporation

The     •    % Fixed to Floating Rate Preferred Hybrid Income Term Securities, or “Preferred HITSTM,” are a class of beneficial interests in BAC Capital Trust XIV, a Delaware statutory trust, or the “Trust.” Because the Trust is a pass-through vehicle, the Trust will distribute to holders of Preferred HITS amounts that it receives on its assets, which we refer to as the “corresponding assets”. Initially, the assets of the Trust will consist of our Remarketable Fixed Rate Junior Subordinated Notes due 2043, or “Junior Subordinated Notes,” and a stock purchase contract between the Trust and us.

Pursuant to each stock purchase contract, the Trust agrees to purchase, and we agree to sell to the Trust, on the stock purchase date, one share of our Adjustable Rate Non-Cumulative Preferred Stock, Series G, $100,000 liquidation preference per share, or “Preferred Stock,” for $100,000 and we agree to make contract payments to the Trust. The Trust will pledge to us the Junior Subordinated Notes and any proceeds from the Junior Subordinated Notes to secure its obligation to pay the purchase price under each stock purchase contract. We expect the stock purchase date to be March 15, 2012. In certain circumstances, the stock purchase date may occur on an earlier date or as late as March 15, 2013.

If we do not defer contract payments under the stock purchase contracts or interest payments on the Junior Subordinated Notes or skip dividend payments on the Preferred Stock, once issued, holders of Preferred HITS will receive distributions on each $1,000 liquidation amount per Preferred HITS:

•

from February   •  , 2007 through the later of March 15, 2012 and the stock purchase date, at a rate per annum equal to •  %, payable semi-annually on each March 15 and September 15 (and on the stock purchase date, if not on March 15 or September 15), commencing September 15, 2007, and

•	thereafter, at a rate per annum equal to the greater of (1) Three-Month LIBOR plus • % and (2) • %, payable quarterly on each March 15, June 15, September 15 and December 15.

If any such distribution date is not a business day, the distribution will occur on the next business day. Distributions will be cumulative through the stock purchase date and non-cumulative thereafter.

The Preferred HITS are perpetual. The Trust will redeem the Preferred HITS only to the extent that we redeem the Preferred Stock, or prior to the later of March 15, 2012 and the stock purchase date, upon the occurrence of a “tax event,” “capital treatment event” or an “investment company event.” Although we may redeem the Preferred Stock at our option at any time on or after the later of March 15, 2012 and the stock purchase date, any redemption is subject to prior approval of the Federal Reserve, as well as to our commitments in the Replacement Capital Covenant that we describe in this prospectus supplement. Unless the Federal Reserve agrees otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element.

The Trust will issue three classes of HITS. Initially, the only class of HITS that will be offered or will be outstanding will be the Preferred HITS. You may exchange Preferred HITS and U.S. Treasury securities having a $1,000 principal amount per Preferred HITS for like amounts of Treasury HITS and Corporate HITS. Each Treasury HITS corresponds to a 1/100th interest in a stock purchase contract and $1,000 principal amount of U.S. Treasury securities. Each Corporate HITS corresponds to $1,000 principal amount of Junior Subordinated Notes.

We will apply to list the Preferred HITS on the New York Stock Exchange under the symbol “BAC PG.” Subject to approval for listing, trading of the Preferred HITS on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred HITS.

Investing in the HITS involves risks. See “ Risk Factors” beginning on page S-32 of this prospectus supplement to read about factors you should consider before buying HITS.

Our Junior Subordinated Notes are unsecured. Our Junior Subordinated Notes and the HITS are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Junior Subordinated Notes or the HITS or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Preferred HITS	Total
Public offering price (1)	$1,000	$	•
Underwriting commissions	(2)		(2)
Proceeds to the Trust (1)	$1,000	$	•

(1)	Plus accumulated distributions, if any, from the original issue date.
(2)	Bank of America will pay underwriting commissions of $ • , which is $ • per each Preferred HITS.

The underwriters expect to deliver the Preferred HITS in book-entry form only, through the facilities of The Depository Trust Company on or about February     •    , 2007.

Sole structuring advisor

Banc of America Securities LLC

Bear, Stearns & Co. Inc.	UBS Investment Bank

Siebert Capital Markets	The Williams Capital Group, L.P.

Prospectus Supplement to Prospectus dated May 5, 2006

February     •    , 2007

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement describes the specific terms of the Preferred HITS, Treasury HITS, Corporate HITS, Junior Subordinated Notes, the Stock Purchase Contracts, the Preferred Stock and the Guarantee. You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If information in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Preferred HITS and the component securities of the HITS in any jurisdiction in which that offer or solicitation is unlawful. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Bank of America,” “we,” “us,” “our,” or similar references, mean Bank of America Corporation and any reference to the “Trust” means BAC Capital Trust XIV.

We have not taken any action to permit a public offering of the Preferred HITS outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Preferred HITS and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

An index of defined terms used in this prospectus supplement appears at the end of this prospectus supplement.

SUMMARY

The following information concerning the Trust, Bank of America, the HITS, the Junior Subordinated Notes, the Preferred Stock, the Stock Purchase Contracts, and the Guarantee summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus.

BAC Capital Trust XIV

BAC Capital Trust XIV, or the “Trust,” is a statutory trust organized under Delaware law. Initially, the only outstanding classes of beneficial interests in the Trust will be the Preferred HITS and the Trust Common Securities. The Trust exists exclusively to:

•	issue the HITS and the Trust Common Securities;

•	invest the proceeds from the sale of Preferred HITS and the Trust Common Securities in our Junior Subordinated Notes;

•	enter into the Stock Purchase Contract Agreement with us and hold the Stock Purchase Contracts;

•

hold Junior Subordinated Notes, certain U.S. Treasury securities, and an interest-bearing deposit with Bank of America, N.A., and pledge them to secure its obligations under the Stock Purchase Contracts;

•	purchase the Preferred Stock on the Stock Purchase Date pursuant to the Stock Purchase Contracts and hold it;

•

distribute to the holders of the Trust’s securities the cash payments it receives on the Junior Subordinated Notes, certain U.S. Treasury securities, the Stock Purchase Contracts or, after the Stock Purchase Date, the Preferred Stock;

•	sell Junior Subordinated Notes in a Remarketing or an Early Remarketing; and

•	engage in other activities that are directly related to these activities.

The Bank of New York, a New York banking corporation, will act as the “Property Trustee” of the Trust. Three individuals who are our officers and employees or are officers and employees of our affiliates will act as “regular trustees” of the Trust. The principal executive office of the Trust is c/o Bank of America Corporation, Corporate Treasury – Securities Administration, Bank of America Corporate Center, NC1-007-07-06, 100 North Tryon Street, Charlotte, North Carolina 28255, telephone number 1-866-804-5241. The Bank of New York (Delaware) is the “Delaware Trustee” of the Trust with the address of: The Bank of New York (Delaware), 100 White Clay Center, Route 273, Newark, Delaware 19711, telephone number (302) 283-8079.

Bank of America

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company under the Gramm-Leach-Bliley Act. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 30 states, the District of Columbia, and 44 foreign countries. We provide these services and products through three business segments: (1) Global Consumer and Small Business Banking, (2) Global Corporate and Investment Banking, and (3) Global Wealth and Investment

Management. Our principal executive offices are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is 1-866-804-5241.

The Preferred HITS

Concurrent with the issuance of the Preferred HITS being offered hereby, the Trust will issue the common securities, or “Trust Common Securities”, to us. Following the issuance and sale of the Preferred HITS, the Trust’s assets will consist solely of:

•

the Remarketable Fixed Rate Junior Subordinated Notes due 2043, or “Junior Subordinated Notes,” purchased by the Trust from us with the proceeds of the sale of the Preferred HITS and Trust Common Securities;

•

contracts, or “Stock Purchase Contracts,” for the Trust to purchase shares of Preferred Stock from us on March 15, 2012 (the “Stock Purchase Date”) (or an earlier date or a date that is deferred for quarterly periods until as late as March 15, 2013);

•

certain U.S. Treasury securities, if holders exchange their Preferred HITS and certain U.S. Treasury securities for Treasury HITS and Corporate HITS, as described below under “The Treasury HITS and Corporate HITS; Exchange of Preferred HITS for Treasury HITS and Corporate HITS”;

•	an interest-bearing deposit with Bank of America, N.A. after a successful Remarketing of the Junior Subordinated Notes; and

•	after the Stock Purchase Date, shares of Preferred Stock.

Each holder of HITS will have a beneficial interest in the Trust but will not own any specific Junior Subordinated Note, Stock Purchase Contract, treasury security, deposit or share of Preferred Stock. However, the Declaration of Trust defines the financial entitlements of each class of beneficial interests in the Trust in such a way that those financial entitlements correspond to the financial entitlements of each of the assets of the Trust, which we refer to as corresponding assets.

The Trust may issue three classes of HITS that correspond to different assets of the Trust. Each HITS has a liquidation amount of $1,000. Following this offering, only the Preferred HITS and the Trust Common Securities will be outstanding. The two other classes of beneficial interests that the Trust may issue, “Treasury HITS” and “Corporate HITS,” may be issued only in connection with an exchange of Preferred HITS as described under “The Treasury HITS and Corporate HITS; Exchange of Preferred HITS for Treasury HITS and Corporate HITS.”

Each Preferred HITS represents a beneficial interest in the Trust that initially corresponds to:

•	a 1/100th interest in a Stock Purchase Contract under which the Trust agrees to purchase, and we agree to sell, for $100,000, a share of Preferred Stock on the Stock Purchase Date, and

•	a Junior Subordinated Note with a principal amount of $1,000, which the Trust will pledge to us to secure its obligations under that Stock Purchase Contract.

After the Stock Purchase Date, each Preferred HITS will correspond to 1/100th of a share of Preferred Stock held by the Trust.

The following diagram shows the transactions that will occur on the day that the Trust issues the Preferred HITS in this offering:

(1)	The Trust issues and investors purchase the Preferred HITS, $1,000 liquidation amount, which initially will correspond to a $1,000 principal amount of Junior Subordinated Notes and a 1/100th interest in a Stock Purchase Contract having a stated amount of $100,000.

(2)	Using the proceeds from the sale of the Preferred HITS, the Trust purchases Junior Subordinated Notes from us and enters into the Stock Purchase Contracts with us. The Trust pledges the Junior Subordinated Notes and any proceeds from the Junior Subordinated Notes to us to secure its obligation to purchase Preferred Stock from us on the Stock Purchase Date.

After the offering, you may exchange your Preferred HITS, together with certain U.S. Treasury securities, for Treasury HITS and Corporate HITS by substituting pledged treasury securities for the pledged Junior Subordinated Notes.

Unless indicated otherwise, as used in this prospectus supplement, the term “HITS” includes Preferred HITS, Treasury HITS and Corporate HITS.

The Stock Purchase Contracts

Each Stock Purchase Contract obligates the Trust to purchase, and us to sell, one share of our Preferred Stock on the Stock Purchase Date for $100,000, as well as requires us to pay periodic contract payments, or “Contract Payments,” to the Trust. To secure its obligation under each Stock Purchase Contract, the Trust will pledge either Junior Subordinated Notes (which, after the Remarketing Settlement Date will be replaced by a deposit with Bank of America, N.A. payable on the Stock Purchase Date) or Qualifying Treasury Securities having an aggregate principal amount equal to the stated amount of the corresponding Stock Purchase Contract. The Bank of New York Trust Company, N.A. will hold the pledged Junior Subordinated Notes and Qualifying Treasury Securities as collateral agent, or “Collateral Agent”, for us.

On each Regular Distribution Date through the Stock Purchase Date, we will make Contract Payments at the annual rate of •% of the stated amount of $100,000 per Stock Purchase Contract. Upon receipt, the Trust will distribute these Contract Payments to each holder of Preferred HITS and Treasury HITS in an amount equal to 1/100th of each Contract Payment. We may defer the Contract Payments at any time through the Stock Purchase Date. Prior to the Stock Purchase Date if we defer any payment we will accrue interest on the deferred amounts at a rate per annum of •%. On the Stock Purchase Date, we will pay any deferred amounts to the Trust in the form of subordinated notes. In turn, the Trust will distribute each interest payment on, or principal of, these subordinated notes to the holders of Preferred HITS and Treasury HITS as received.

The Junior Subordinated Notes

Maturity and Redemption. The Junior Subordinated Notes initially mature on March 15, 2043. We may, at any time within 90 days of the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” elect to redeem all, but not less than all, of the Junior Subordinated Notes. In the case of a “tax event,” we will have the right to redeem all, but not less than all, of the Junior Subordinated Notes at a redemption price equal to the greater of: (1) 100% of the principal amount of the Junior Subordinated Notes then outstanding, or (2) a make-whole amount, plus accrued and unpaid interest, including any deferred interest, to the redemption date. In the case of a “capital treatment event” or an “investment company event,” we may elect to redeem all, but not less than all, of the Junior Subordinated Notes for a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including any deferred interest, to the redemption date. Beginning March 15, 2017, from time to time we may redeem Junior Subordinated Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including any deferred interest, to the redemption date. In connection with a Remarketing, we may change the redemption date of the Junior Subordinated Notes to a later date or change the redemption price. However, the redemption price may never be less than 100% of the principal amount thereof, plus accrued and unpaid interest on the Junior Subordinated Notes. In connection with a Remarketing, we also may move up the maturity date of the Junior Subordinated Notes to any time on or after March 15, 2017.

Subordination. Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes are subordinate and junior in right of payment and upon liquidation to all our senior and subordinated indebtedness, whether now outstanding or subsequently incurred, including junior subordinated debt securities underlying our trust preferred securities currently outstanding, that is not by its terms expressly made pari passu with the Junior Subordinated Notes. We refer to our obligations to which the Junior Subordinated Notes are subordinate as our “senior and subordinated debt.” Our senior and subordinated debt includes indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments (whether or not denominated as senior or subordinated), our capital lease obligations, all obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our obligations under any title retention agreement, all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, or similar credit transaction, all obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products, guarantees of any of the foregoing and any obligations of other persons similar to the foregoing that are secured by a lien on any of our property or assets.

The Junior Subordinated Notes rank equally with our trade accounts payable arising in the ordinary course of business, and our “Pari Passu Securities,” which means indebtedness (including any junior subordinated debt securities and guarantees) that is by its terms pari passu with the Junior Subordinated Notes, including such indebtedness that the Federal Reserve authorizes for inclusion in Tier 1 capital, all limited to the extent that the classification of such indebtedness as ranking equally with the Junior Subordinated Notes is authorized under the capital rules of the Federal Reserve. “Pari Passu Securities” does not include our junior subordinated debt securities or guarantees issued in connection with our currently outstanding trust preferred securities or any junior subordinated debt securities or guarantees that may be issued in the future in connection with traditional trust preferred securities that are not expressly designated as pari passu with the Junior Subordinated Notes. In addition, all liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Junior Subordinated Notes to the extent of the assets of such subsidiaries. See “Description of the Junior Subordinated Notes—Subordination.”

As of September 30, 2006, our senior and subordinated indebtedness and obligations totaled approximately $138.1 billion and our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the Junior Subordinated Notes totaled approximately $1.2 trillion. Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Notes. The Indenture places no limit on the amount of senior and subordinated debt that we may incur. As described under “Early Remarketing”, after the first Remarketing attempt in an Early Remarketing we may remarket the Junior Subordinated Notes as senior and subordinated debt.

Interest Payments. We will pay interest on the Junior Subordinated Notes semi-annually on each March 15 and September 15 commencing September 15, 2007, at a rate per annum equal to •%. We also will pay interest on the Junior Subordinated Notes on the Stock Purchase Date, if not otherwise an interest payment date, if they have not previously been successfully remarketed, as described under “Remarketing.” We will have the right to defer interest payments on the Junior Subordinated Notes at any time or from time to time as described under “Deferral of Distributions on the HITS — Deferral of Interest on Junior Subordinated Notes.”

If on the Stock Purchase Date any interest accrued on the Junior Subordinated Notes has not been paid in cash and there is a Failed Remarketing, we will pay the Trust the deferred interest on the Stock Purchase Date by delivering subordinated notes having a principal amount equal to the aggregate amount of deferred interest as of the Stock Purchase Date, maturing on the later of March 15, 2015 and five years after commencement of the related deferral period, bearing interest at a per annum rate of •%, subordinate and ranking junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Notes and redeemable by us at any time prior to the stated maturity. The Trust will in turn distribute each payment of interest on, or principal of, these subordinated notes to the holders of Preferred HITS and Corporate HITS as received.

Alternative Payment Mechanism. We will covenant in the Indenture that if we defer interest payments on the Junior Subordinated Notes on any interest payment date on or prior to the Stock Purchase Date:

•	we will notify the Federal Reserve if this covenant is applicable;

•

we will pay deferred interest only out of the net proceeds of the sale of shares of our common stock or non-cumulative perpetual preferred stock received by us during the 180 days prior to the payment date for such deferred interest; and

•

commencing with the date two years after the beginning of an interest deferral period, subject to the approval of the Federal Reserve, we will continuously use our commercially reasonable efforts to sell shares of our common stock or non-cumulative perpetual preferred stock in an amount so that the net proceeds of such sale, when applied to such deferred interest payments, will cause such unpaid deferred interest payments to be paid in full and

(unless the Federal Reserve instructs otherwise) apply the proceeds of such sale to pay the deferred amounts (provided that we will not in any event be required to pay interest on the Junior Subordinated Notes at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or one of our subsidiaries).

We refer to these provisions in the Indenture as the “Alternative Payment Mechanism.”

Our failure to raise sufficient eligible equity proceeds or our use of other sources to fund interest payments in accordance with our covenant described above would breach our obligations under the Junior Subordinated Notes, but would not constitute an event of default under the Indenture.

If we are required to sell shares of our common stock and/or non-cumulative perpetual preferred stock in order to pay amounts due and payable under any instruments or other securities that rank pari passu as to interest or distributions with the Junior Subordinated Notes, we will apply such offering proceeds to deferred interest payments on the Junior Subordinated Notes, on the one hand, and such other pari passu securities, on the other hand, on a ratable basis in proportion to the total amounts due on the Junior Subordinated Notes and such other Pari Passu Securities.

Events of Default. If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the entire principal and all accrued but unpaid interest of all the Junior Subordinated Notes to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Notes do not make such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Corporate HITS and, if such default occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the holders of the Preferred HITS shall have such right. The Indenture provides that the following events (any of which, we refer to as an “event of default”), if they have occurred and are continuing, are events of default relating to the Junior Subordinated Notes:

•	certain events involving the bankruptcy, insolvency, or reorganization of Bank of America;

•	nonpayment of distributions for 30 days after deferral for 14 consecutive semi-annual (or the equivalent thereof if the Junior Subordinated Notes are not then bearing interest semi-annually); or

•

as long as the Junior Subordinated Notes are held by or on behalf of the Trust, the voluntary or involuntary dissolution, winding up, or other termination of that Trust, except in connection with the (1) distribution of the assets of the Trust corresponding to the particular Trust securities to the holders of those Trust securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding Trust securities, or (3) certain mergers, consolidations, or amalgamations, each as permitted by the Trust’s declaration of trust.

If there is a payment failure on the Junior Subordinated Notes, and the Property Trustee fails to enforce its rights under the Indenture, a holder of the Corporate HITS and, if such failure occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, a holder of Preferred HITS, may bring a legal action against us directly for enforcement of payment of amounts owed on the Junior Subordinated Notes (a “direct action”). We can set-off against payments then due under the Junior Subordinated Notes any corresponding payments we make to holders of HITS under the Guarantee in connection with a direct action. The holders of the HITS will not be able to exercise directly any remedies available to the holders of the Junior Subordinated Notes except under these circumstances.

Pledge of Junior Subordinated Notes. To secure its obligations under the Stock Purchase Contracts, the Trust will pledge Junior Subordinated Notes with a principal amount equal to the aggregate liquidation amount of the Preferred HITS and Trust Common Securities. After the issuance of the Treasury HITS and Corporate HITS, the Trust also will hold Junior Subordinated Notes that are not pledged with an aggregate principal amount equal to the liquidation amount of the Corporate HITS outstanding. The pledged Junior Subordinated Notes and related Stock Purchase Contracts are corresponding assets for Preferred HITS and Trust Common Securities. The Junior Subordinated Notes that are not pledged are corresponding assets for the Corporate HITS. The Bank of New York Trust Company, N.A. will hold Junior Subordinated Notes that are not pledged as custodial agent, or “Custodial Agent,” for the Trust.

The Preferred Stock

Dividends. After the Stock Purchase Date, the Trust will hold Preferred Stock until the Trust is dissolved or the Preferred Stock is redeemed. So long as Preferred HITS are outstanding, the Trust, as the sole holder of the Preferred Stock, will make distributions on the Preferred HITS out of the dividends it receives on the Preferred Stock. We will pay non-cumulative cash dividends if, when and as declared by our board of directors (or a committee thereof), on the following dates (each, a “Dividend Payment Date”):

•	if the Preferred Stock is issued prior to March 15, 2012, semi-annually in arrears on each March 15 and September 15 through March 15, 2012; and

•	from and including the later of March 15, 2012 and the date of issuance, quarterly in arrears on March 15, June 15, September 15 and December 15.

We refer to the period from and including the date of issuance of the Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date as a “Dividend Period.” Dividends on the Preferred Stock, if outstanding, will accrue on the liquidation preference of $100,000 per share (1) to but not including the Dividend Payment Date in March 2012 at a rate per annum equal to •% and (2) thereafter for each related Dividend Period at a rate per annum equal to the greater of (x) Three-Month LIBOR plus •% and (y) •%. If any date on which dividends are payable on the Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day. However, no additional interest or other payment shall be paid in respect of the delay.

Ranking. With respect to dividend payments and liquidation amounts, the Preferred Stock will rank equally with any other class or series of our stock that ranks on a par with the Preferred Stock in the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up, if any, which we refer to as “Parity Stock,” and will rank senior to our common stock and any other class or series of our stock over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up, which we refer to as “Junior Stock.”

As long as shares of Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any Junior Stock unless full dividends on all outstanding shares of Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on any Parity Stock for any period unless full dividends on all outstanding shares of Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Preferred Stock and on any Parity Stock, but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and Parity Stock.

No Maturity. The Preferred Stock does not have a maturity date and we are not required to redeem the Preferred Stock. Accordingly, once issued pursuant to the Stock Purchase Contracts, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it. The Preferred Stock is redeemable at any time subject to the limits described below.

Redemption. Our right to redeem or repurchase shares of Preferred Stock is subject to important limitations, including the following:

•

Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, we have agreed with the Federal Reserve that, unless it authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element—for example, common stock or another series of non-cumulative perpetual preferred stock.

•

We are making a covenant in favor of certain debt holders limiting, among other things, our right to redeem or purchase shares of Preferred Stock, as described under “Maturity and Redemption of the HITS.” See “Risk Factors.”

Subject to those limitations, so long as full dividends on all outstanding shares of Preferred Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment of those dividends has been set aside, we may redeem the Preferred Stock, in whole or in part, at any time on or after the later of March 15, 2012 and the Stock Purchase Date. Any redemption shall be at a redemption price of $100,000 per share, plus dividends that have been declared but not paid, plus accrued and unpaid dividends for the then-current Dividend Period to the redemption date. The redemption price will not include any undeclared dividends for prior Dividend Periods. The holders of Preferred Stock will not have any right to require the redemption or purchase of the Preferred Stock. If the Trust is the holder of the Preferred Stock at redemption, it will be required to redeem the Preferred HITS as described in “Maturity and Redemption of the HITS.”

Voting. Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders, except as required by Delaware law.

Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the liquidation preference of $100,000 per share, or “Liquidation Preference,” plus any authorized, declared and unpaid dividends for the then-current Dividend Period to the liquidation date, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any other Junior Stock and subject to the rights of the holders of any Parity Stock or any class or series of securities ranking senior to the Preferred Stock upon liquidation and the rights of our sponsors and other creditors. After the full amount of the Liquidation Preference is paid, the holders of Preferred Stock will not be entitled to any further participation in any distribution of our assets.

The Treasury HITS and Corporate HITS; Exchange of Preferred HITS for Treasury HITS and Corporate HITS

After the offering, you may consider it beneficial either to hold Corporate HITS, which correspond only to Junior Subordinated Notes but not to Stock Purchase Contracts, or to realize income from their sale. You may exchange your Preferred HITS and certain U.S. Treasury securities, which we refer to as “Qualifying Treasury Securities,” for Treasury HITS and Corporate HITS. The Trust will pledge the substituted Qualifying Treasury Securities to secure its obligations under the Stock Purchase Contracts and the Collateral Agent will release the pledged Junior Subordinated Notes from the pledge, but they will continue to be Trust property.

Each Treasury HITS will have a liquidation amount of $1,000 and initially will be a beneficial interest in the Trust corresponding to:

•	A 1/100th interest in a Stock Purchase Contract; and

•	a Qualifying Treasury Security.

On the Stock Purchase Date, the Trust will use the proceeds of the Qualifying Treasury Securities, all of which will have matured, to satisfy its obligations under the Stock Purchase Contracts that correspond to the Treasury HITS, as a result of which each Treasury HITS then represents a 1/100th interest in a share of Preferred Stock held by the Trust. On the next business day, each Treasury HITS will automatically, without any action by holders being necessary, be and become a Preferred HITS with the same liquidation amount. If, however, there has been a Failed Remarketing, and on the Stock Purchase Date we have paid deferred interest on the Junior Subordinated Notes in additional subordinated notes, the Treasury HITS will not become Preferred HITS until we have paid all amounts due on these additional subordinated notes.

Each Corporate HITS will have a liquidation amount of $1,000 and will represent a beneficial interest in the Trust corresponding to a Junior Subordinated Note with a principal amount of $1,000. Because the Qualifying Treasury Securities are pledged to secure the obligations of the Trust under the Stock Purchase Contracts, the Trust will not pledge the Junior Subordinated Notes that are the corresponding assets for the Corporate HITS.

After you have exchanged Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS, you may exchange them back into Preferred HITS during any Exchange Period. In that event, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Corporate HITS will be substituted under the pledge for the same principal amount of Qualifying Treasury Securities, which will be released from the pledge and delivered to you. If you elect to exchange Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS, or vice versa, you will be responsible for any related fees or expenses incurred by the Trust, the Collateral Agent, the Custodial Agent or the Transfer Agent.

The following diagrams illustrate the exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS and vice versa:

Owned by Investor:
$1,000 Preferred HITS
+
$1,000 Qualifying Treasury Securities
→
$1,000 Treasury HITS
+
$1,000 Corporate HITS
Corresponds to Assets of the Trust:
$1,000 Junior Subordinated Notes
1/100 of a $100,000 Stock Purchase Contract
$1,000 Qualifying Treasury Securities
1/100 of a $100,000 Stock Purchase Contract
$1,000 Junior Subordinated Notes

- Investor delivers $1,000 liquidation amount of Preferred HITS and $1,000 principal amount of Qualifying Treasury Securities.
- Investor receives $1,000 liquidation amount of Treasury HITS and $1,000 liquidation amount of Corporate HITS

Owned by Investor:
$1,000 Treasury HITS
+
$1,000 Corporate HITS
→
$1,000 Preferred HITS
+
$1,000 Qualifying Treasury Securities
Corresponds to Assets of the Trust:
$1,000 Qualifying Treasury Securities
1/100 of a $100,000 Stock Purchase Contract
$1,000 Junior Subordinated Notes
$1,000 Junior Subordinated Notes
1/100 of a $100,000 Stock Purchase Contract

- Investor delivers $1,000 liquidation amount of Treasury HITS and $1,000 principal amount of Corporate HITS.
- Investor receives $1,000 liquidation amount of Preferred HITS and $1,000 liquidation amount of Qualifying Treasury Securities

Distributions to Holders of the Preferred HITS, Treasury HITS and Corporate HITS

General. The Preferred HITS, Treasury HITS and Corporate HITS are beneficial interests in the Trust and, each has the financial entitlements of its class of corresponding assets of the Trust. The Trust will make distributions on the Preferred HITS, Treasury HITS and Corporate HITS only when, and to the extent, it has funds on hand available to make those distributions from payments that it receives on the corresponding assets for each respective class. If we exercise our right to defer interest payments on the Junior Subordinated Notes or the Contract Payments, or to skip dividend payments on the Preferred Stock once issued, the Trust will defer or skip corresponding distributions on the Preferred HITS, Treasury HITS and Corporate HITS, as applicable, and such a deferral will not constitute an event of default.

Regular Distribution Dates. The distribution dates for Preferred HITS, Treasury HITS and Trust Common Securities, which we call “Regular Distribution Dates,” are:

•

each March 15 and September 15 occurring prior to and including the later of March 15, 2012 and the Stock Purchase Date, commencing on September 15, 2007 (or, in the case of Treasury HITS, the first such date on which Treasury HITS are outstanding);

•	after the later of March 15, 2012 and the Stock Purchase Date, each March 15, June 15, September 15 and December 15; and

•	the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Treasury HITS shall be the Stock Purchase Date (except to the extent the subordinated notes relating to deferred interest are outstanding).

Additional Distribution Dates. Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Treasury HITS relating to payments of excess principal on the Qualifying Treasury Securities quarterly on each March 15, June 15, September 15 and December 15, which we call “Additional Distribution Dates,” or as promptly thereafter as the Collateral Agent and the Paying Agent determine to be practicable, commencing on the later of the first such day after Treasury HITS are outstanding and September 15, 2007.

Corporate HITS Distribution Dates. The distribution dates for Corporate HITS, which we call “Corporate HITS Distribution Dates,” are:

•

each March 15 and September 15, commencing on the later of the first such date on which Corporate HITS are outstanding and September 15, 2007 and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

•	thereafter for so long as Corporate HITS remain outstanding, each day that is an interest payment date for the Junior Subordinated Notes.

We use the term “Distribution Date” to mean a Regular Distribution Date, a Corporate HITS Distribution Date or an Additional Distribution Date, as applicable.

A “Distribution Period ” is (i) with respect to Preferred HITS, Treasury HITS and Trust Common Securities, each period beginning on a Regular Distribution Date (or the date of issuance) and continuing to, but not including, the next succeeding Regular Distribution Date; and (ii) with respect to Corporate HITS, each period beginning on a Corporate HITS Distribution Date (or the date of original issuance of the HITS in the case of the Distribution Period ending in September 2007) and continuing to, but not including, the next succeeding Corporate HITS Distribution Date. When a Distribution Date is not a business day, the Trust will make the distribution on the next business day without interest.

Distributions made for periods prior to the later of March 15, 2012 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30 day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360 day year and the number of days actually elapsed.

Distributions on Preferred HITS. Distributions on Preferred HITS will be payable on each Regular Distribution Date:

•

from the date of issuance through the later of March 15, 2012 and the Stock Purchase Date, at a rate per annum equal to     •    %, and thereafter at a rate per annum equal to the greater of (1) Three-Month LIBOR plus     •    % and (2)     •    %; and

•	on a cumulative basis for each Regular Distribution Date to and including the Stock Purchase Date and on a non-cumulative basis thereafter.

Distributions paid on any Regular Distribution Date will include any deferred interest amounts received by the Trust on the Junior Subordinated Notes or deferred Contract Payments received by the Trust on the Stock Purchase Contracts, in each case that are corresponding assets for the Preferred HITS, and, after the Stock Purchase Date, payments of interest on, and principal of, any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes or deferred Contract Payments. See “Deferral of Distributions on the HITS.”

Distributions on Treasury HITS. Distributions on Treasury HITS will be payable on each Regular Distribution Date on or prior to the Stock Purchase Date:

•	at the annual rate of • %, accruing for each Treasury HITS from the Regular Distribution Date immediately preceding its issuance, and

•	on a cumulative basis.

The distributions paid on any Regular Distribution Date will include any deferred Contract Payments received by the Trust on Stock Purchase Contracts that are corresponding assets for the Treasury HITS. After the Stock Purchase Date, the Trust also will distribute to holders of Treasury HITS a pro rata portion of each payment it receives of interest on, and principal of, any additional subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred Contact Payments.

Additionally, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the Paying Agent determine to be practicable), each holder of Treasury HITS also will receive a pro rata distribution from the Trust of the amount by which the proceeds of the Qualifying Treasury Securities pledged by the Trust in respect of Stock Purchase Contracts maturing at least one business day prior to such date exceed the amount required to purchase replacement Qualifying Treasury Securities. We refer to these distributions as “Excess Proceeds Distributions.”

Distributions on Corporate HITS. Distributions on Corporate HITS will be payable on each Corporate HITS Distribution Date prior to the Stock Purchase Date at the annual rate of     •    %, accruing for each Corporate HITS from the Corporate HITS Distribution Date immediately preceding its issuance.

If we successfully remarket the Junior Subordinated Notes and you elect not to dispose of your Corporate HITS in connection with the Remarketing, any changes we make to the interest rate and interest payment dates for the Junior Subordinated Notes will be reflected in the distribution rate and distribution payment dates applicable to the Corporate HITS. The Trust will redeem the Corporate HITS in exchange for Junior Subordinated Notes promptly after the Remarketing Settlement Date.

On and after the Remarketing Settlement Date (if the redemption described above has not been completed) or, in the event of a Failed Remarketing, the Stock Purchase Date, holders of Corporate HITS will be entitled to receive distributions on the dates and in the amounts that we pay interest on the Junior Subordinated Notes. The distributions paid on any Corporate HITS Distribution Date will include any deferred interest amounts received by the Trust on the Junior Subordinated Notes that are corresponding assets for the Corporate HITS, as well as payments of interest on, and principal of, any subordinated notes we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes in the event of a Failed Remarketing.

Deferral of Distributions on the HITS

The Trust will make distributions on each class of HITS only to the extent it has received payments on the corresponding assets of that class—that is, Contract Payments on the Stock Purchase Contracts, interest payments on the Junior Subordinated Notes and dividends on the Preferred Stock. The Trust will defer or skip distributions on any class of HITS whenever we are deferring payments on the assets that correspond to that class and such deferral will not constitute an event of default on the HITS.

Deferral of Contract Payments. We may, at our option, and will, if so directed by the Federal Reserve, defer Contract Payments. We may elect, and will elect if so directed by the Federal Reserve, to defer payments more than once. Deferred Contract Payments will accrue interest until paid, compounded on each Regular Distribution Date, at a per annum rate of •%. If we elect to defer Contract Payments until the Stock Purchase Date, then on the Stock Purchase Date we will pay the Trust the deferred Contract Payments by delivering subordinated notes having a principal amount equal to the aggregate amount of deferred Contract Payments as of such date, and that mature on the later of March 15, 2015 and five years after commencement of the related deferral period, bear interest at a per annum rate of •%, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments and are redeemable by us at any time prior to their stated maturity.

Deferral of Interest on Junior Subordinated Notes. We may, at our option, and will if so directed by the Federal Reserve, defer the interest payments due on the Junior Subordinated Notes at any time and from time to time. We may elect to defer interest payments on more than one occasion. Deferred interest will accrue additional interest, compounded on each Regular Distribution Date, from the relevant interest payment date during any deferral period at a per annum rate of •% to the extent permitted by applicable law.

We may not defer interest payments that we are otherwise obligated to pay in cash for any period exceeding seven years with respect to any deferral period or that extends beyond the maturity date of the Junior Subordinated Notes. If on the Stock Purchase Date any interest accrued on the Junior Subordinated Notes has not been paid in cash and there is a Failed Remarketing, on the Stock Purchase Date we will pay the Trust the deferred interest by delivering subordinated notes that have a principal amount equal to the aggregate amount of deferred interest as of such date, mature on the later of March 15, 2015 and five years after commencement of the related deferral period, bear interest at a rate of •% per annum, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity. Subject to certain exceptions, we covenant in the Indenture that if we defer interest on the Junior Subordinated Notes on any interest payment date on or prior to the Stock Purchase Date, except to the extent we are required to pay the deferred interest through additional subordinated notes, we will pay that deferred interest only out of proceeds of shares of our common stock or our non-cumulative perpetual preferred stock we receive during the 180 days prior to the date we pay such deferred interest, but our use of other sources to fund interest payments would not be an event of default under the Indenture notwithstanding that it would be a breach of this covenant. See “The Junior Subordinated Notes—Alternative Payment Mechanism.”

Restrictions Resulting from a Deferral. Subject to certain exceptions, during any interest deferral period for the Junior Subordinated Notes or payment deferral period for the Stock Purchase Contracts, including any period prior to the payment in full of any subordinated notes that we may issue on the Stock Purchase Date in respect of deferred interest or deferred Contract Payments, in general we cannot:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any interest, principal or premium payment on, or repay, purchase or redeem, any of our debt securities that rank equally with or junior to the Junior Subordinated Notes; or

•	make any payment on any guarantee that ranks equal or junior to the Guarantee related to the HITS.

If we defer interest payments on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you generally would be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. See “Certain U.S. Federal Income Tax Consequences.”

Deferral of Dividends on Preferred Stock. We may pay a partial dividend or skip a dividend payment on the Preferred Stock at any time. Whenever we pay a partial dividend or skip a dividend payment on the Preferred Stock for any Dividend Period, during that Dividend Period we may not pay or declare a dividend, or make a distribution, on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for consideration, directly or indirectly, any Junior Stock (other than as a result of reclassification of Junior Stock for or into Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor will we pay to or make available any monies for a sinking fund for the redemption of any such securities, and we will not purchase, redeem or otherwise acquire for consideration shares of other stock ranking equally as to dividends with the Preferred Stock and having the same restrictions on the declaration and payment of dividends as the Preferred Stock other than pursuant to offers to purchase all, or a pro rata portion, of the Preferred Stock and such other stock except by conversion into or exchange for shares of Junior Stock.

Maturity and Redemption of the HITS

The HITS have no stated maturity. Upon redemption of the Preferred Stock, the Trust must redeem the Preferred HITS. Also, in connection with a successful Remarketing, it must redeem the Corporate HITS in kind in exchange for Junior Subordinated Notes or for cash (if you have so elected). The redemption price of each HITS will equal the liquidation amount of such HITS plus accumulated and unpaid distributions to but excluding the redemption date. The Property Trustee will give not less than 15 days nor more than 60 days notice of redemption by mail to holders of the HITS.

From time to time we may redeem Junior Subordinated Notes, in whole or in part, on March 15, 2017 or any date thereafter, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the redemption date. In addition, at any time within 90 days of the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” we may elect to redeem all, but not less than all, of the Junior Subordinated Notes. In the case of a “tax event,” we will have the right to redeem all, but not less than all, of the Junior Subordinated Notes at a redemption price equal to the greater of: (1) 100% of the principal amount of the Junior Subordinated Notes then outstanding, or (2) a make-whole amount, plus accrued and unpaid interest, including any deferred interest, to the redemption date. In the case of a “capital treatment event” or an “investment company event,” we may elect to redeem all, but not less than all, of the Junior Subordinated Notes for a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including any deferred interest, to the redemption date. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Notes to a later date or change the redemption price. If we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, however, we may not elect a maturity date or redemption date that is earlier than seven years after commencement of the deferral period. We will give not less than 15 days nor more than 60 days notice of redemption by mail to holders of the Junior Subordinated Notes. We may not redeem the Junior Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Notes for all interest periods terminating on or before the redemption date.

Because the Trust will not purchase Preferred Stock until the Stock Purchase Date, the Preferred HITS may not be redeemed prior to the later of March 15, 2012 and the Stock Purchase Date except in the case of the occurrence of a “tax event”, a “capital treatment event” or an “investment company event,” and, because the Junior Subordinated Notes by their terms may be redeemed no earlier than March 15, 2017, which will be after the Stock Purchase Date except in the case of the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” the Junior Subordinated Notes may not be redeemed at a time when they are corresponding assets for Preferred HITS.

Remarketing

To provide the Trust with the funds necessary to pay the purchase price of the Preferred Stock under the Stock Purchase Contracts, the Trust will attempt to sell the Junior Subordinated Notes in a process called a “Remarketing.” Unless an Early Settlement Event shall have occurred, the first Remarketing Period will begin on the seventh business day immediately preceding February 15, 2012, which will be the Remarketing Settlement Date if the Remarketing is successful. We call any five-business day period during which a Remarketing occurs a “Remarketing Period” and the date on which a successful Remarketing settles, which will always be the February 15, May 15, August 15, or November 15 following the end of that Remarketing Period, or if that day is not a business day, the immediately preceding business day, the “Remarketing Settlement Date.”

We will enter into a remarketing agreement, or “Remarketing Agreement,” with the Property Trustee (on behalf of the Trust) and with a nationally recognized investment bank, which may be an affiliate of ours, as remarketing agent, or “Remarketing Agent,” which will agree to use its commercially reasonable efforts as Remarketing Agent to sell, on the Trust’s behalf, the Junior Subordinated Notes included in the Remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value.

The “Remarketing Value” of each Junior Subordinated Note will equal the present value on the Remarketing Settlement Date of an amount equal to the principal amount of, plus the interest payable on, such Junior Subordinated Note on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Notes remains at the rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Notes is paid in cash on such date, determined using a discount rate equal to the interest rate on the deposit with Bank of America, N.A. To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Notes to a new fixed rate, or “Reset Rate,” or to a new floating rate equal to an index plus a spread, or “Reset Spread,” that will apply to all outstanding Junior Subordinated Notes, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If we elect a floating rate or a new fixed rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Notes to correspond with the market conventions applicable to fixed rate notes or to floating rate notes bearing interest at rates based on the applicable index, as applicable. The Junior Subordinated Notes will bear interest at the new rate from and after the Remarketing Settlement Date.

Upon a successful Remarketing, the Trust will receive the net proceeds of the pledged Junior Subordinated Notes sold in the Remarketing and place them in an interest-bearing deposit with Bank of America, N.A. This deposit will be substituted for the pledged Junior Subordinated Notes and will provide the Trust with sufficient cash on the Stock Purchase Date to purchase the Preferred Stock and to make a payment to holders of Preferred HITS (other than those who elected to exchange their securities as described below) in the amount they would have received in respect of interest accrued on the Junior Subordinated Notes through the Stock Purchase Date had the Junior Subordinated Notes not been successfully remarketed and the interest rate not been reset as described above. If we are deferring interest on the Junior Subordinated Notes at the time of a successful Remarketing, the deposit also will enable the Trust to make a cash payment to holders of the Preferred HITS on the Stock Purchase Date in the amount of the accrued and unpaid interest on the Junior Subordinated Notes (it being understood that the holders of the Junior Subordinated Notes would not also receive interest in the form of additional subordinated notes upon a successful Remarketing).

As a holder of Preferred HITS, you are not required to take any action in connection with a Remarketing. However, prior to such Remarketing you may elect to exchange your Preferred HITS for Treasury HITS and Corporate HITS with such election being contingent upon the Remarketing being successful. To make this election, you must, by 3:00 P.M., New York City time, on the second business day prior to the beginning of any Remarketing Period, deliver your Preferred HITS to the Transfer Agent and, for each Preferred HITS, deliver $1,000 principal amount of Qualifying Treasury Securities to the Collateral Agent. If the Remarketing is successful, on the Remarketing Settlement Date, the Qualifying Treasury Securities you delivered will be substituted under the pledge for the Junior Subordinated Notes, you will be deemed to have exchanged your Preferred HITS for Treasury HITS and Corporate HITS, your Preferred HITS will be cancelled and the Treasury HITS and Corporate HITS will be delivered to you. If the

Remarketing is not successful, your Preferred HITS and Qualifying Treasury Securities will be returned to you.

If you hold Corporate HITS, you may elect to dispose of them in connection with the Remarketing, as a result of which you will receive an amount in cash equal to the Remarketing Value of the corresponding Junior Subordinated Notes on the Remarketing Settlement Date if the Remarketing is successful. To make this election, you must deliver your Corporate HITS to the Transfer Agent by 3:00 P.M., New York City time, on the second business day prior to the beginning of any Remarketing Period, as described in “Description of the HITS—Remarketing of the Junior Subordinated Notes—Corporate HITS.” If the Remarketing is not successful, your Corporate HITS will be returned to you. Since distributions on the Corporate HITS correspond to interest on the Junior Subordinated Notes, the new rate established in a successful Remarketing also will apply to any Corporate HITS not disposed of in connection with the Remarketing.

The Reset Rate or Reset Spread will be determined in the Remarketing such that the proceeds from the Remarketing, net of any remarketing fee, will be at least 100% of the Remarketing Value; provided that the Reset Rate or Reset Spread may not exceed the applicable Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, in connection with (i) any Remarketing with a settlement date on or prior to November 15, 2012 (or if such day is not a business day, on or prior to the preceding business day), if no Early Settlement Event shall have occurred, and (ii) the first four related Remarketing Periods, if an Early Settlement Event shall have occurred. The “Fixed Rate Reset Cap” will be the prevailing market yield, as determined by the Remarketing Agent, of the benchmark U.S. Treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at our option in the event of a successful Remarketing, plus     •     basis points, or     •    %, per annum, and the “Floating Rate Reset Cap”, which the Reset Spread may not exceed, will be     •     basis points, or     •    %, per annum.

In connection with a Remarketing, we may elect:

•

to change the date after which the Junior Subordinated Notes will be redeemable at our option to any date on or after March 15, 2017 and to change the redemption price; provided that no redemption price may be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes, or

•	to move the maturity date of the Junior Subordinated Notes up to any date on or after March 15, 2017;

provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, we may not elect a maturity date or optional redemption date that is earlier than seven years after commencement of the deferral period.

Each Remarketing Period will last for five consecutive business days. On any day other than the last day of a Remarketing Period, we will have the right, in our absolute discretion and without prior notice to the holders of the HITS, to postpone the Remarketing until the following business day.

The following diagram shows the principal features of a Remarketing:

(1)	The Junior Subordinated Notes owned by the Trust and pledged to Bank of America are remarketed to new investors.
(2)	Net proceeds from Remarketing are placed in an interest-bearing deposit with Bank of America, N.A. that the Trust will use to purchase the Preferred Stock under the Stock Purchase Contracts and, combined with the final semi-annual Contract Payment on the Stock Purchase Contracts, make the final semi-annual payment due to holders of the Preferred HITS on the Stock Purchase Date at the per annum rate of •% of their liquidation amount.

Failed Initial Remarketing

If the Remarketing Agent cannot remarket the Junior Subordinated Notes on the first Remarketing Period at a price that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value, then:

•	the interest rate on the Junior Subordinated Notes will not be reset and the Junior Subordinated Notes will continue to bear interest at the interest rate originally applicable;

•

the Remarketing Agent will attempt to establish a Reset Rate or Reset Spread meeting the requirements described under “Remarketing” and remarket the Junior Subordinated Notes on subsequent Remarketing Periods; and

•

the subsequent Remarketing Periods shall begin on the seventh business day immediately preceding each February 15, May 15, August 15, or November 15 (or if any such day is not a business day the immediately preceding business day), which date shall be the Remarketing Settlement Date in the event of a successful Remarketing.

Any Remarketing after the first one will be subject to the same conditions and procedures described under “Remarketing”, except that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing beginning on the seventh business day immediately preceding February 15, 2013, the Reset Rate or Reset Spread for that Remarketing will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable.

Early Settlement Event

An “Early Settlement Event” shall be deemed to occur if:

•	our “total risk-based capital ratio” is less than 10%;

•	our “tier 1 risk-based capital ratio” is less than 6%;

•	our “leverage capital ratio” is less than 4%;

•	the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

•	the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

The related Early Settlement Event in the case of the tests described in the first three bullets will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor forms) that the related capital measure has been failed.

Early Remarketing

If an Early Settlement Event occurs, the Remarketing process will be moved up such that the first Remarketing Period will begin on the seventh business day prior to the next February 15, May 15, August 15 and November 15 (or if any such day is not a business day, the immediately preceding business day) that is at least 30 days after the occurrence of such Early Settlement Event. We will conduct an “Early Remarketing” in which:

•

the first Remarketing attempt will be on the basis that the Junior Subordinated Notes will be remarketed as deeply subordinated securities (i.e., we will not have the option to elect to remarket them as senior notes) and will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

•

the second, third and fourth Remarketing attempts will be on the basis that the Junior Subordinated Notes will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but may, at our election, be remarketed as senior and subordinated debt; and

•

the fifth and last Remarketing attempt will be on the basis that the Junior Subordinated Notes will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and may, at our election, be remarketed as senior and subordinated debt.

If the first Remarketing attempt in an Early Remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to February 15, May 15, August 15 or November 15 (or if any such day is not a business day, the immediately preceding business day), as applicable, immediately following the first Remarketing Period, and the Stock Purchase Date will be the March 15, June 15, September 15 or December 15 immediately following the Remarketing Settlement Date or the final unsuccessful attempt, or on the next business day if not a business day. In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, however, there shall be only one Remarketing Period and the Reset Rate or Reset Spread will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable. If the Remarketing conducted on that date is not successful, it will be deemed a Failed Remarketing and the Stock Purchase Date will be the next succeeding March 15, June 15, September 15 and December 15, or if such day is not a business day, the next business day.

Disposition of Corporate HITS in a Remarketing

If you hold Corporate HITS, you may elect to dispose of them in the Remarketing. If the Remarketing is successful, you would then receive an amount equal to the Remarketing Value of the corresponding Junior Subordinated Notes on the Remarketing Settlement Date. You may wish to make this election if you think that you would not want to hold Corporate HITS after the Remarketing because of the changes in the distribution rate and other terms that may occur as a result of the Remarketing. To make this election, you must deliver your Corporate HITS to the Transfer Agent for the HITS by 3:00 P.M., New York City time, on the second business day before the beginning of any Remarketing Period.

Inability to Remarket the Junior Subordinated Notes for Settlement on or Before February 15, 2013

If the Remarketing Agent fails to remarket the Junior Subordinated Notes successfully by the end of the fifth Remarketing Period, which except in an Early Remarketing would be the Remarketing Period prior to February 15, 2013, the interest rate on the Junior Subordinated Notes will not be reset and they will continue to accrue interest at the rate that would otherwise apply. We refer to this situation as a “Failed Remarketing.” In the event of a Failed Remarketing, we may move up the maturity date of the Junior Subordinated Notes to any date on or after March 15, 2017; provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Failed Remarketing, we may not elect a maturity date that is earlier than seven years after commencement of the deferral period.

Following a Failed Remarketing, on the Stock Purchase Date we will exercise our rights as a secured party and, subject to applicable law, retain the Junior Subordinated Notes pledged to secure the Trust’s obligations under the Stock Purchase Contracts or sell them in one or more public or private sales. In either case, together with the application of the proceeds at maturity of any Qualifying Treasury Securities held by the Collateral Agent, this would satisfy the Trust’s obligations under the Stock Purchase Contracts in full and we would deliver the Preferred Stock to the Trust. We will pay any accrued and unpaid interest not otherwise paid in cash on the Junior Subordinated Notes pledged to us by the Trust by delivery of additional subordinated notes that have a principal amount equal to the aggregate amount of accrued and unpaid interest as of the Stock Purchase Date, mature on the later of March 15, 2015 and five years after commencement of any related deferral period, bear interest at a rate equal to •% per annum, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments and are redeemable by us at any time prior to their stated maturity. Holders of Preferred HITS and Corporate HITS will receive distributions corresponding to payments of principal of and interest on these notes received by the Trust.

The following diagrams show what will happen on and after the Stock Purchase Date following a Failed Remarketing:

(1)	If five Remarketing attempts fail, Bank of America will exercise its rights under the Collateral Agreement either to retain the Junior Subordinated Notes or dispose of them and apply the proceeds in settlement of the Stock Purchase Contracts. In either case, the Trust’s obligations under the Stock Purchase Contracts will be satisfied in full and Bank of America will deliver the Preferred Stock to the Trust and make a final semi-annual Contract Payment on the Stock Purchase Contracts.

(2)	The Trust uses the final semi-annual Contract Payment and the interest payment due on the Stock Purchase Date on the Junior Subordinated Notes to make a distribution to holders of the Preferred HITS at the per annum rate of •% of their liquidation amount, which is the initial combined distribution rate on the Preferred HITS.

After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Preferred HITS and Treasury HITS the Trust will own 1/100th of a share of Preferred Stock.

Successful Remarketing and Stock Purchase Date

If there has been a successful Remarketing, on the Stock Purchase Date, Bank of America, N.A. will repay the interest-bearing deposit and a portion of the proceeds, together with the cash proceeds of the Qualifying Treasury Securities, automatically will be applied towards satisfying the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts, and we will issue the Preferred Stock to the Trust. The Trust will apply the remainder of the proceeds of the interest-bearing deposit and the Contract Payments received from us to make the distributions due on the Regular Distribution Date to holders of Preferred HITS and Treasury HITS. Whether or not there has been a successful Remarketing, you will not be required to deliver any additional cash or securities to the Trust.

Each Treasury HITS will automatically, without any action by holders being necessary, be and become a Preferred HITS on the business day immediately following the Stock Purchase Date, unless there has been a Failed Remarketing and we have issued subordinated notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, in which case the Treasury HITS will only be and become Preferred HITS on the business day after these subordinated notes have been paid in full. The Preferred HITS, and the Treasury HITS if then outstanding, will represent a beneficial interest in the Trust corresponding to 1/100th of a share of Preferred Stock. If we have issued subordinated notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, the Preferred HITS, but not the Treasury HITS, also will correspond to these additional subordinated notes. On the Stock Purchase Date, holders of the Preferred HITS and the Treasury HITS also will receive the distributions described under “Distributions to Holders of the Preferred HITS, Treasury HITS and Corporate HITS.”

The following diagrams show what happens on the Stock Purchase Date if there has been a successful Remarketing on the initially scheduled Remarketing Period in February 2012, as well as the assets of the Trust that Preferred HITS will correspond to after the Stock Purchase Date:

(1)	Bank of America, N.A. repays the interest-bearing deposit.
(2)	The Trust purchases the Preferred Stock from Bank of America for $100,000 per share under the Stock Purchase Contracts using the proceeds at maturity of the Qualifying Treasury

Securities and a portion of the proceeds of the deposit. Bank of America makes the final semi-annual Contract Payment to the Trust.
(3)	The Trust uses the final semi-annual Contract Payment and the remainder of the proceeds of the Bank of America, N.A. deposit to make a distribution to holders of the Preferred HITS at the per annum rate of • % of their liquidation amount, which is the initial combined distribution rate on the Preferred HITS.

After settlement of the Stock Purchase Contracts on the Stock Purchase Date, for each $1,000 liquidation amount of Preferred HITS and Treasury HITS the Trust will own 1/100th of a share of Preferred Stock.

Effectiveness of Stock Purchase Contracts in the Event of a Bankruptcy or Merger of Bank of America

The Stock Purchase Contracts, our and the Trust’s related rights and obligations under the Stock Purchase Contracts, including the right and obligation to purchase Preferred Stock and the right to receive accrued Contract Payments, automatically will terminate upon our bankruptcy, insolvency or reorganization. If Bank of America, N.A. is placed in receivership while it is holding the interest-bearing deposit, and if the Stock Purchase Contracts have not been terminated, the deposit will be assigned to us on the Stock Purchase Date as payment for the Preferred Stock corresponding to the Preferred HITS; however, if the Stock Purchase Contracts have been terminated, the deposit will remain property of the Trust until the Trust’s assets are distributed to the holders of the Trust securities.

We will agree not to merge or consolidate with any other person unless the surviving corporation assumes our obligations under the Stock Purchase Contracts and reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock such that the Trust will receive, on the Stock Purchase Date, preferred stock having substantially the same rights as the Preferred Stock that it would have received had such merger or consolidation not occurred.

Ranking of the Trust’s Claims Against Bank of America in Event of Insolvency

The Trust’s claims against us for Contract Payments or for payments of principal and interest on the Junior Subordinated Notes are subordinated to our indebtedness for money borrowed,

including any of our junior subordinated debt securities underlying trust preferred securities issued by our affiliates that are currently outstanding and other subordinated debt that is not by its terms expressly made pari passu with the Junior Subordinated Notes, all as described under “Description of the Junior Subordinated Notes — Subordination.” As mentioned above, your right to receive accrued and unpaid Contract Payments automatically will terminate upon the occurrence of particular events of Bank of America’s bankruptcy, insolvency or reorganization.

In connection with an Early Remarketing, other than the first attempt at an Early Remarketing, we may elect that the Junior Subordinated Notes will be senior obligations instead of subordinated obligations, effective on or after the Remarketing Settlement Date.

Limitations on Our or the Trust’s Right to Redeem or Repurchase the HITS

At or prior to the initial issuance of the Preferred HITS, we will enter into a Replacement Capital Covenant, or “Replacement Capital Covenant,” relating to the HITS and the shares of Preferred Stock the Trust will purchase under the Stock Purchase Contracts. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined below in “Description of the HITS — Replacement Capital Covenant”, and is not enforceable by holders of the HITS or the Preferred Stock. However, the Replacement Capital Covenant could preclude us from purchasing the HITS or redeeming or purchasing shares of Preferred Stock at a time we might otherwise wish to purchase the HITS or redeem or purchase shares of Preferred Stock.

In the Replacement Capital Covenant, we agree, for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the Junior Subordinated Notes (or, in certain limited cases long term indebtedness of our subsidiaries, including Bank of America, N.A.) that we will not redeem or purchase the HITS or shares of Preferred Stock unless:

•

in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•

the applicable redemption or purchase price does not exceed the sum of the following amounts received during the 180 days prior to the delivery of notice of such redemption or purchase (without double counting proceeds received during any prior period):

•	133.33% of the aggregate net cash proceeds we or our subsidiaries received from the sale of common stock or rights to acquire Common Stock; plus

•	100% of the aggregate net cash proceeds we or our subsidiaries received from the sale of mandatorily convertible preferred stock or qualifying non-cumulative perpetual preferred stock; plus

•	100% of the aggregate net cash proceeds we or our subsidiaries received from the sale of REIT preferred securities; plus

•	100% of the aggregate net cash proceeds we or our subsidiaries received from the sale of qualifying capital securities;

in each case to persons other than us and our subsidiaries, provided that, in the case of any such redemption or purchase prior to the Stock Purchase Date, such securities qualify as our Tier 1 capital under the risk-based guidelines of the Federal Reserve and are not “restricted core capital elements” under such guidelines.

Currently, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption or purchase of the HITS is subject to prior approval of the Federal Reserve. See “Description of the HITS — Redemption Procedures” concerning limitations on our right to redeem or purchase shares of Preferred Stock.

Dissolution of the Trust

The Trust may be dissolved upon our bankruptcy, dissolution or liquidation or the redemption of all the HITS in accordance with the provisions of the Declaration of Trust, or the entry of an order for dissolution of the Trust by a court of competent jurisdiction, upon the consent of a majority in aggregate liquidation amount of the Trust securities, or at our election. The dissolution of the Trust pursuant to the entry of an order for dissolution will constitute an Early Settlement Event if it occurs prior to the Stock Purchase Date and the Stock Purchase Contracts have not otherwise been terminated.

Upon the dissolution, after satisfaction of liabilities of creditors of the Trust, holders of each class of HITS generally will receive a liquidating distribution of the corresponding assets of the Trust in respect of their HITS, which may in the case of Preferred HITS consist of depositary receipts in respect of their interests therein, and the HITS will no longer be deemed to be outstanding.

Guarantee of HITS

Pursuant to a guarantee, or “Guarantee,” that we will execute and deliver for the benefit of holders of HITS, we will irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

•	any accumulated and unpaid distributions required to be paid on the HITS, to the extent the Trust has funds available to make the payment;

•	the redemption price for any HITS called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to the holders of the HITS, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the HITS to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the HITS upon liquidation of the Trust.

Our obligations under the Guarantee are unsecured, are subordinated to and junior in right of payment to all of our secured and senior and subordinated indebtedness, and rank on a parity with all other similar guarantees issued by us.

The HITS, the Guarantee and the Junior Subordinated Notes do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Junior Subordinated Notes and the Guarantee.

The Guarantee, when taken together with our obligations under the Junior Subordinated Notes and the Indenture, the Stock Purchase Contracts and the Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than liabilities with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on an unsecured and junior subordinated basis of amounts due on the HITS.

U.S. Federal Income Tax Consequences Related to the HITS

If you purchase Preferred HITS in the offering, in reliance on Internal Revenue Service Ruling 2003-97 we will treat you for U.S. federal income tax purposes as having acquired an interest in the Junior Subordinated Notes and Stock Purchase Contracts held by the Trust. You must allocate the purchase price of the Preferred HITS between those Junior Subordinated Notes and Stock Purchase Contracts in proportion to their respective fair market values, which will establish your initial tax basis in the Junior Subordinated Notes and the Stock Purchase Contracts. We expect to treat the fair market value of each interest in the Junior Subordinated Notes as $1,000 and the fair market value of each Stock Purchase Contract as $0. This position generally will be binding on the beneficial owner of each Preferred HITS but not on the Internal Revenue Service.

Assuming full compliance with the terms of the Declaration of Trust, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and the Trust intends to treat itself as one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, we will treat each U.S. holder (as defined under “Certain U.S. Federal Income Tax Consequences”) of Preferred HITS as purchasing and owning a beneficial interest in the Junior Subordinated Notes and as required to take into account its pro rata share of all items of income, gain, loss or deduction of the Trust.

The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Preferred HITS you agree to report income on this basis. However, because there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, other treatments of the Junior Subordinated Notes are possible. See “Certain U.S. Federal Income Tax Consequences.”

If we exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive. See “Certain U.S. Federal Income Tax Consequences.” We intend to report Contract Payments on the Stock Purchase Contracts as income to you, but you may want to consult your tax advisor concerning the U.S. federal income tax treatment of the Contract Payments. See “Certain U.S. Federal Income Tax Consequences.”

U.S. Federal Income Tax Consequences Related to the Preferred Stock

Any distribution with respect to Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust and distributed to you as holder of a Preferred HITS after the Stock Purchase Date. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 are generally taxable at preferential rates if the holder holds its interest in the Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets certain other requirements.

Simultaneous Offering by BAC Capital Trust XIII

Simultaneously with this offering, BAC Capital Trust XIII may offer Floating Rate Preferred Hybrid Income Term Securities. In connection with that offering we will offer corresponding junior subordinated notes, guarantees, stock purchase contracts and Floating Rate Non-Cumulative Preferred Stock, Series F. A preliminary prospectus supplement relating to such securities has been filed with the SEC. If that offering is consummated, the junior subordinated notes issued by us in that transaction would be Pari Passu Securities and the Floating Rate Non-Cumulative Preferred Stock, Series F would be Parity Stock.

RISK FACTORS

This section summarizes some specific risks and investment considerations with respect to an investment in the HITS. In addition, because each HITS sold in the offering will represent a beneficial interest in the Trust, which will own our Junior Subordinated Notes and enter into Stock Purchase Contracts with us to acquire our Preferred Stock, you are also making an investment decision with regard to the Junior Subordinated Notes and the Preferred Stock, as well as our Guarantee of the Trust’s obligations. This summary does not describe all of the risks and investment considerations with respect to an investment in the HITS, including risks and considerations relating to a prospective investor’s particular circumstances. For information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors,” in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus supplement by reference. Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in the HITS and the suitability of the investment for the investor. The HITS are not an appropriate investment for you if you are not knowledgeable about significant elements of the HITS or financial matters in general.

Risks Relating to the HITS

We may defer the Contract Payments and interest payments on the Junior Subordinated Notes which may result in the Trust deferring payments on the HITS.

We may at our option, and will if directed to do so by the Federal Reserve, defer the payment of all or part of the Contract Payments on the Stock Purchase Contracts through the Stock Purchase Date, in which case the Trust would defer distributions of corresponding amounts on the Preferred HITS and the Treasury HITS. We also may at our option, and will if directed to do so by the Federal Reserve, defer interest payments on the Junior Subordinated Notes, in which case the Trust would defer distributions of corresponding amounts on the Preferred HITS, if the deferral occurs prior to the Stock Purchase Date, and on the Corporate HITS. If we exercise our option to defer interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount. As a result, you will be required to continue to accrue income for U.S. federal income tax purposes even though you would not receive current cash payments in respect of the Junior Subordinated Notes. See “Certain U.S. Federal Income Tax Consequences.”

You may receive subordinated notes in lieu of cash payments in respect of the HITS.

If the Junior Subordinated Notes are successfully remarketed, the proceeds will reflect the value of accrued and unpaid interest and, to the extent not placed in an interest-bearing deposit with Bank of America, N.A. to fund the purchase of the Preferred Stock and the final payment under the Preferred HITS, will be paid to the holders of the Preferred HITS and Trust Common Securities and holders of Corporate HITS who elected to dispose of them in connection with the Remarketing. If the Junior Subordinated Notes are not successfully remarketed, on the Stock Purchase Date, the Trust will receive subordinated notes in respect of any deferred amounts, which it will hold as additional assets corresponding to the Preferred HITS and Corporate HITS. If we defer any Contract Payments until the Stock Purchase Date, the Trust will receive subordinated notes, in lieu of a cash payment, which it will hold as additional corresponding assets to the Preferred HITS, the Treasury HITS and Trust Common Securities. The subordinated notes that we issue to the Trust in satisfaction of deferred interest or Contract Payments will be deeply subordinated and bear interest at a rate equal to •% per annum. Furthermore, if the Stock Purchase Contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive Contract Payments and deferred Contract Payments, if any, also will terminate.

The terms of our outstanding junior subordinated debt securities prohibit us from making any payment of principal of or interest on the Junior Subordinated Notes or the Guarantee relating to the HITS and from repaying, redeeming or repurchasing any Junior Subordinated Notes if we have actual knowledge of any event that would be an event of default under any indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder.

We must obtain Federal Reserve approval before using the Alternative Payment Mechanism.

The Indenture for the Junior Subordinated Notes provides that we must notify the Federal Reserve if the Alternative Payment Mechanism is applicable and that we may not sell our common stock or non-cumulative perpetual preferred stock or apply any eligible equity proceeds to pay interest pursuant to the Alternative Payment Mechanism if such actions have not been approved by the Federal Reserve. The Federal Reserve may allow the issuance of common stock or non-cumulative perpetual preferred stock, but not allow use of the proceeds to pay deferred interest on the Junior Subordinated Notes and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if we elect to defer interest on the Junior Subordinated Notes or we issue additional subordinated notes in respect of deferred interest and do not obtain the prior approval of the Federal Reserve to issue common stock or non-cumulative perpetual preferred stock and apply the proceeds to pay deferred interest, we will be unable to pay the deferred interest or pay interest on or principal of the additional notes.

Our failure to raise eligible equity proceeds to pay deferred interest is not, by itself, an event of default under the Indenture for the Junior Subordinated Notes.

Although we have covenanted under the terms of the Indenture for the Junior Subordinated Notes to pay deferred interest only out of the net proceeds of the sales of shares of our common stock or non-cumulative perpetual preferred stock received by us during the 180 days prior to the payment date for such deferred interest, and absent a market disruption event, to use commercially reasonable efforts to sell common stock or non-cumulative perpetual preferred stock to pay deferred interest commencing on the date two years after the beginning of any deferral period, our failure to raise sufficient eligible equity proceeds or our use of other funds to pay interest will not, by itself, constitute an event of default under the Indenture.

If the Trust must settle the Stock Purchase Contracts early, you may earn a smaller return on your investment.

The Remarketing process may begin before February 2012 if certain adverse events described under “Description of the Junior Subordinated Notes—Early Settlement Events” occur. Although dividends will accrue on the Preferred Stock at the same rate as the combined rate at which Contract Payments and interest on the Junior Subordinated Notes would have accrued through March 15, 2012, Preferred Stock dividends are non-cumulative and thus the distributions on the Preferred HITS may become non-cumulative at an earlier date than expected. The Preferred Stock acquired by the Trust will also rank lower on our liquidation than the Junior Subordinated Notes. Accordingly, if an Early Settlement Event occurs, the Trust may skip payment, in which case you will not receive distributions that otherwise would have been cumulative. Furthermore, if we become insolvent prior to the date on which the Stock Purchase Date would otherwise have occurred, the Trust’s claim against us in the insolvency will rank lower than it would have ranked.

The Preferred Stock that the Trust purchases on the Stock Purchase Date may be worth less than the amount the Trust pays for it.

The Trust must buy our Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date at a fixed price of $100,000 per share, or $1,000 for each 1/100th interest in a Stock Purchase Contract corresponding to Preferred HITS or Treasury HITS. Although dividends will accrue on the Preferred Stock at a floating rate commencing on the later of March 15, 2012 and the Stock Purchase Date, the dividend rate was established at the time of the offering. Accordingly, adverse changes in our credit quality may cause the market value of the Preferred Stock that the Trust will purchase on the Stock Purchase Date to be lower than the price per share that the Stock Purchase Contracts require it to pay. Holders of Preferred HITS and Treasury HITS are assuming the entire risk that the market value of Preferred Stock purchased by the Trust will be lower than the purchase price of the Preferred Stock and that the market value of 1/100th of a share of Preferred Stock corresponding to a Preferred HITS may be less than the price they paid for it, and that difference could be substantial.

The return of Pledged Securities on termination of the Stock Purchase Contracts could be delayed if we become subject to a bankruptcy proceeding.

Notwithstanding the automatic termination of the Stock Purchase Contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court-ordered stay may delay the return to the Trust of the securities or interest-bearing deposit with Bank of America, N.A. being held as collateral for the Stock Purchase Contracts, and the delay may continue until the stay has been lifted. The stay will not be lifted until the bankruptcy judge agrees to lift it and return the collateral to the Trust, and the Trust will not be able to distribute the Junior Subordinated Notes or the proceeds of the Bank of America, N.A. interest-bearing deposit held as collateral to the holders of the Preferred HITS or to distribute the Qualifying Treasury Securities held as collateral to the holders of the Treasury HITS until they are returned to it.

The Contract Payments and interest on the Junior Subordinated Notes beneficially owned by the Trust will be contractually subordinated and will be effectively subordinated to the obligations of our subsidiaries.

Our obligations with respect to the Contract Payments and interest on Junior Subordinated Notes will be subordinate and junior in right of payment and upon liquidation to our obligations under all of our indebtedness for money borrowed, including the junior subordinated debt securities underlying trust preferred securities of Bank of America currently outstanding and other debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, but pari passu with trade creditors.

We receive a major portion of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the

Contract Payments and payments on our Junior Subordinated Notes, and therefore the HITS, effectively will be subordinated to all existing and future liabilities of our subsidiaries. At September 30, 2006, our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the Junior Subordinated Notes totaled approximately $1.2 trillion.

We guarantee distributions on the HITS only if the Trust has funds available.

If you hold any of the HITS, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the HITS, to the extent the Trust has funds available to make the payment;

•	the redemption price for any HITS called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of HITS, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the HITS to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the HITS upon liquidation of the Trust.

If we elect not to make a required Contract Payment on the Stock Purchase Contracts or interest payment on the Junior Subordinated Notes, the Trust will not have sufficient funds to make the related payment on the HITS. The Guarantee does not cover payments on the HITS when the Trust does not have sufficient funds available to make them. If we do not pay any amounts on the Stock Purchase Contracts or the Junior Subordinated Notes when due, holders of the HITS will have to rely on the enforcement by the Property Trustee of its rights as owner of the Stock Purchase Contracts or the Junior Subordinated Notes, or proceed directly against us as permitted by applicable law for payment of any amounts due on the Stock Purchase Contracts or the Junior Subordinated Notes.

Our obligations under the Guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior indebtedness, and rank on a parity with all other similar guarantees issued by us.

Holders of the HITS have limited rights under the Junior Subordinated Notes and Stock Purchase Contracts.

Except as described below, you, as a holder of the HITS, will not be able to exercise directly any other rights with respect to the Junior Subordinated Notes or Stock Purchase Contracts.

If an event of default under the Declaration of Trust were to occur and be continuing, holders of the HITS would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Notes and the Stock Purchase Contracts against us. In addition, the holders of a majority in liquidation amount of the relevant class or classes of HITS would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration of Trust, including the right to direct the

Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Notes and Stock Purchase Contracts.

The Indenture for the Junior Subordinated Notes provides that the Indenture Trustee must give holders notice of all defaults or events of default within 30 days after it becomes known to the Indenture Trustee. However, except in the cases of a default or an event of default in payment on the Junior Subordinated Notes, the Indenture Trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the Property Trustee were to fail to enforce its rights under the Junior Subordinated Notes upon an Indenture event of default after a record holder of the Preferred HITS (if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date) or the Corporate HITS had made a written request, that record holder of the Preferred HITS or the Corporate HITS may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the Property Trustee’s rights under the Junior Subordinated Notes. In addition, if we were to fail to pay interest or principal on the Junior Subordinated Notes on the date that interest or principal is otherwise payable, except for deferrals permitted by the Declaration of Trust and the Indenture, and this failure to pay were continuing, holders of the Preferred HITS, if such failure occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, and holders of the Corporate HITS may directly institute a proceeding for enforcement of payment of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of their Preferred HITS or Corporate HITS (a “direct action”) after the respective due dates specified in the Junior Subordinated Notes. In connection with a direct action, we would have the right under the Indenture and the Declaration of Trust to set off any payment made to that holder by us. The Stock Purchase Contract Agreement contains similar provisions with respect to a direct action by holders of Preferred HITS or Treasury HITS in the event of our default under the Stock Purchase Contracts.

The Property Trustee, as holder of the Junior Subordinated Notes on behalf of the Trust, has only limited rights of acceleration.

The Property Trustee, as holder of the Junior Subordinated Notes on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the Junior Subordinated Notes only upon the occurrence and continuation of an Indenture event of default. An Indenture event of default is generally limited to payment defaults after giving effect to our deferral rights with respect to payment of interest, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of our lead bank. There is no right to acceleration upon breaches by us of other covenants under the Indenture or default on our payment obligations under the Guarantee.

The secondary market for the HITS may be illiquid.

We are unable to predict how the HITS will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the HITS. Although we will apply to list the Preferred HITS on the New York Stock Exchange under the symbol “BAC PG,” we cannot assure you as to the liquidity of any market that may develop for the Preferred HITS. In addition, in the event that sufficient numbers of Preferred HITS are exchanged for Treasury HITS and Corporate HITS, the liquidity of Preferred HITS could decrease. If Treasury HITS or Corporate HITS are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may decide to list the Treasury HITS or Corporate HITS on the same exchange as the Preferred HITS are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so. Accordingly, if you exchange Preferred HITS for Treasury HITS and Corporate HITS, your ability to sell them may be limited and we can give you no assurance whether a trading market, if it develops, will continue. As Preferred HITS may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for Preferred HITS may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid.

The tax accounting for the Junior Subordinated Notes is unclear.

The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting, and by purchasing a Preferred HITS you agree to report income on this basis. However, because there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, other treatments of the Junior Subordinated Notes are possible. See “Certain U.S. Federal Income Tax Consequences.”

We may redeem the Preferred HITS at any time on or after the later of March 15, 2012 and the Stock Purchase Date or earlier upon certain special events.

At any time on or after the later of March 15, 2012 and the Stock Purchase Date, we may redeem any or all of the Preferred HITS at their liquidation amount plus accrued and unpaid distributions, including deferred distributions, if any, through the date of redemption. In the case of a “tax event,” we will have the right to redeem all, but not less than all, of the Preferred HITS at a redemption price equal to the greater of: (1) 100% of the liquidation amount of the Preferred HITS then outstanding, or (2) a make-whole amount, plus accrued and unpaid distributions, including any deferred distributions, to the redemption date. In the case of a “capital treatment event” or an “investment company event,” we may elect to redeem all, but not less than all, of the Preferred HITS for a price equal to 100% of the liquidation amount thereof, plus accrued and unpaid distributions, including any deferred distributions, to the redemption date.

In connection with a Remarketing, we may change the date after which we may redeem the Junior Subordinated Notes.

In connection with a Remarketing described in “Description of the HITS—Remarketing of the Junior Subordinated Notes,” we may change the date after which we may redeem the Junior Subordinated Notes to a later date and/or change the redemption price; provided no redemption price may be less than par plus accrued and unpaid interest, and provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, we may not elect a redemption date that is earlier than seven years after commencement of the deferral period.

Additional Risks Related to the Preferred HITS after the Stock Purchase Date

In purchasing the HITS in the offering, you are making an investment decision with regard to the Preferred Stock.

As described in this prospectus supplement, on the Stock Purchase Date we will issue Preferred Stock to the Trust. If you hold Preferred HITS or Treasury HITS on the Stock Purchase Date, your securities will thereafter represent beneficial interests in the Trust corresponding to 1/100th of a share of Preferred Stock for each $1,000 liquidation amount of HITS. After the Stock Purchase Date, the Trust will rely solely on the payments it receives on the Preferred Stock to fund all payments on the Preferred HITS, other than payments corresponding to payments on subordinated notes that we may issue in respect of any deferred interest on the Junior Subordinated Notes after a Failed Remarketing or in respect of deferred Contract Payments. Accordingly, you should carefully review the information in this prospectus supplement regarding the Preferred Stock.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Preferred Stock are our equity interests and do not constitute indebtedness. As such, the shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims on Bank of America with respect to assets available to satisfy claims on Bank of America, including in our liquidation. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only if declared by our board of directors (or a committee thereof) and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. Also, as a bank holding company, our ability to declare and pay dividends depends on certain federal regulatory considerations. We have issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on any of our capital stock, including the Preferred Stock, during the deferral period.

Investors should not expect us to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. The Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred Stock may be redeemed by us at our option either in whole or in part at any time on or after the later of March 15, 2012 and the Stock Purchase Date. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposure, earnings and growth strategy, as well as general market conditions at such time.

Our right to redeem the Preferred Stock once issued is subject to two important limitations. First, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Unless the Federal Reserve has authorized us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock.

There can be no assurance that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing the Preferred Stock with Tier 1 capital that is not a restricted core capital element, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with Tier 1 capital that is not a restricted core capital element, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations.

Second, at or prior to initial issuance of the HITS, we are entering into the Replacement Capital Covenant, which will limit our right to purchase the HITS and to redeem or purchase the Preferred Stock. In the Replacement Capital Covenant, we agree that we will not redeem or purchase the HITS or shares of Preferred Stock unless (a) in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and (b) the applicable redemption or purchase price does not exceed the sum of the following amounts received during the 180 days prior to the delivery of notice of such redemption or purchase

(without double counting proceeds received during any prior period): (i) 133.33% of the aggregate net cash proceeds we or our subsidiaries received from the sale of common stock or rights to acquire Common Stock plus (ii) 100% of the aggregate net cash proceeds we or our subsidiaries received from the sale of mandatorily convertible preferred stock or qualifying non-cumulative perpetual preferred stock plus (iii) 100% of the aggregate net cash proceeds we or our subsidiaries received from the sale of REIT preferred securities plus (iv) 100% of the aggregate net cash proceeds we or our subsidiaries received from the sale of qualifying capital securities in each case to persons other than us and our subsidiaries, provided that, in the case of any such redemption or purchase prior to the Stock Purchase Date, such securities qualify as our Tier 1 capital under the risk-based guidelines of the Federal Reserve and are not “restricted core capital elements” under such guidelines.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or purchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or purchase some or all of the Preferred Stock and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from qualifying securities sufficient for that purpose. In addition, the Federal Reserve has not approved as a Tier 1 capital instrument, in connection with the issuance of the Preferred HITS, certain of the types of securities that otherwise would be qualifying securities under the Replacement Capital Covenant on and after the Stock Purchase Date and, accordingly, these securities would not constitute qualifying securities pursuant to the Replacement Capital Covenant unless such approval is obtained.

Dividends on the Preferred Stock are non-cumulative.

Dividends on the Preferred Stock are non-cumulative. Consequently, if our board of directors (or a committee thereof) does not authorize and declare a dividend for any Dividend Period, holders of the Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a Dividend Period after the Dividend Payment Date for such period if our board of directors (or a committee thereof) has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Preferred Stock or any other preferred stock we may issue.

If we are deferring payments on our existing outstanding junior subordinated debt securities or the Junior Subordinated Notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our existing outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder. The Indenture governing the Junior Subordinated Notes will contain similar provisions.

Holders of Preferred Stock will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders, except as required by Delaware law.

Holders of Preferred Stock may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders out of dividends on the Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify as dividends for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences — Acquisition and Taxation of the Preferred Stock — Dividends on the Preferred Stock.” If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Preferred Stock may decline.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company under the Gramm-Leach-Bliley Act. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 30 states, the District of Columbia, and 44 foreign countries. We provide these services and products through three business segments: (1) Global Consumer and Small Business Banking, (2) Global Corporate and Investment Banking, and (3) Global Wealth and Investment Management.

Our principal executive offices are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, United States of America, and our telephone number is 1-866-804-5241. Additional information about us is available on our website at www.bankofamerica.com.

Regulatory Considerations

As a financial holding company and a registered bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve.” In addition, our banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities, including the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or the “FDIC,” the SEC and the National Association of Securities Dealers. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies, bank holding companies, and banks, as well as specific information about us and our subsidiaries, please refer to the section “Government Supervision and Regulation” under the caption “Item 1. Business” in our annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports that we file with the SEC, which are incorporated by reference in this offering memorandum. See “Where You Can Find More Information” below for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the Deposit Insurance Fund and not for the protection of security holders and creditors.

According to Federal Reserve policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default —the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

ACCOUNTING TREATMENT AND REGULATORY CAPITAL

General

The proceeds from the sale of the HITS will be allocated between the Stock Purchase Contracts and the Junior Subordinated Notes in proportion to the fair market value of each at the date of the offering.

We will recognize the present value of the Contract Payments under the Stock Purchase Contracts as a liability with an offsetting reduction in stockholders’ equity. This liability increases over five years by interest charges to the statement of earnings based on a constant rate calculation. Contract Payments paid on the Stock Purchase Contracts will reduce this liability.

Each of the Stock Purchase Contracts is a forward transaction in our Preferred Stock. Upon settlement of a Stock Purchase Contract, we will receive $100,000 on that Stock Purchase Contract and will issue a share of Preferred Stock. The $100,000 we receive will be credited to stockholders’ equity.

Fees and expenses incurred in connection with this offering will be allocated between the Junior Subordinated Notes and the Stock Purchase Contracts. The amount allocated to the Junior Subordinated Notes will be amortized and recognized as interest expense over the term of the Junior Subordinated Notes. The amount allocated to the Stock Purchase Contracts will be charged to stockholders’ equity.

Other Matters

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the HITS and the Stock Purchase Contracts. It is possible that our accounting for the HITS and the Stock Purchase Contracts could be affected by any new accounting rules that might be issued by these groups.

Regulatory Capital Treatment

We expect that the Federal Reserve will treat the Preferred HITS and Treasury HITS as Tier 1 capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to bank holding companies such as Bank of America. We also expect that, although the Preferred HITS and Treasury HITS will be “restricted core capital elements” for purposes of the guidelines prior to issuance of the Preferred Stock on the Stock Purchase Date, the Preferred HITS and Treasury HITS will be treated as “qualifying mandatory convertible preferred securities” for purposes of those guidelines, with the consequence that the Preferred HITS and Treasury HITS, taken together with the other enumerated restricted core capital elements that in the aggregate are limited to 15% of Tier 1 capital, will be subject to the separate sub-limit of 25% of Tier 1 capital for internationally active banking organizations once the guidelines become fully effective on March 31, 2009.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under “Where You Can Find More Information.”

BAC Capital Trust XIV, or the “Trust,” is a statutory trust organized under Delaware law pursuant to a Declaration of Trust, and the filing of a certificate of trust with the Delaware Secretary of State. The Declaration of Trust of the Trust will be amended and restated in its entirety by us, the Delaware Trustee, the Property Trustee and the regular trustees before the issuance of the HITS. We refer to the Declaration of Trust, as so amended and restated, as the “Declaration of Trust.” The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trust exists exclusively to:

•

issue the HITS and the common securities issued concurrently to us by the Trust, or “Trust Common Securities,” and together with the HITS, the “Trust securities,” representing beneficial interests in the assets of the Trust;

•	use the gross proceeds of the Trust securities to purchase the Junior Subordinated Notes;

•	enter into the Stock Purchase Contract Agreement and hold the Stock Purchase Contracts;

•

hold Junior Subordinated Notes, Qualifying Treasury Securities and an interest-bearing deposit with Bank of America, N.A. and pledge them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	purchase the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and hold it thereafter;

•

distribute to the holders of Trust securities the cash payments it receives on the Junior Subordinated Notes, Qualifying Treasury Securities, Stock Purchase Contracts or, after the Stock Purchase Date, Preferred Stock;

•	sell Junior Subordinated Notes in a Remarketing or an Early Remarketing; and

•	engage in other activities that are directly related to the activities described above.

We will own all of the Trust Common Securities, either directly or indirectly. The Trust Common Securities will have an initial aggregate liquidation amount equal to $100,000. The Trust Common Securities rank equally with the HITS and the Trust will make payment on the Trust securities pro rata, except that upon certain events of default under the Declaration of Trust relating to payment defaults on the Junior Subordinated Notes or non-payment of Contract Payments, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the HITS. We will acquire Trust Common Securities in an aggregate liquidation amount equal to $100,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be The Bank of New York, as the property trustee, or “Property Trustee,” and The Bank of New York (Delaware) as the Delaware trustee, or “Delaware Trustee,” and three individual trustees, or “regular trustees,” who are either our employees or officers or are affiliated with us. The Property Trustee will act as sole trustee under the Declaration of Trust for purposes of compliance with the Trust Indenture Act and will also act as trustee under the Guarantee and the Indenture. See “Description of the Guarantee.”

Unless an event of default under the Indenture has occurred and is continuing at a time that the Trust owns any Junior Subordinated Notes, the holders of the Trust Common Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee.

The Property Trustee and/or the Delaware Trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the HITS. In addition, holders of a majority in liquidation amount of the Corporate HITS and, if prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, Preferred HITS will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if an event of default under the Indenture has occurred and is continuing and, at any time after the Stock Purchase Date, the holders of a majority in liquidation amount of the Preferred HITS will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if we have failed to declare and pay dividends on the Preferred Stock held by the Trust for six or more consecutive quarters.

The right to vote to appoint, remove or replace the regular trustees is vested exclusively in the holders of the Trust Common Securities, and in no event will the holders of HITS have such right.

The Trust is our “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or “Securities Act.” As a result, no separate financial statements of the Trust are included in this prospectus supplement, and we do not expect that the Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Trust is perpetual, but may be dissolved earlier as provided in the Declaration of Trust.

We will pay all fees and expenses related to the Trust and the offering of the HITS.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $•, after expenses and underwriting commissions. The Trust will invest substantially all of the proceeds from the sale of the Preferred HITS and all of the proceeds from the sale of the Trust Common Securities in the Junior Subordinated Notes issued by us.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional financings as we determine appropriate based on our needs and prevailing market conditions. These additional financings may include the sale of other securities.

DESCRIPTION OF THE HITS

The following is a summary of the material terms of the HITS and of the Declaration of Trust under which they are issued. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the HITS and the Declaration of Trust but is not necessarily complete. This description is qualified in its entirety by reference to the description of the HITS in the Declaration of Trust.

General

The HITS will be issued pursuant to the Declaration of Trust. The Property Trustee, The Bank of New York, will act as Indenture Trustee for the HITS under the Declaration of Trust for purposes of compliance with the provisions of the Trust Indenture Act. The HITS, each with a liquidation amount of $1,000, may be Preferred HITS, Treasury HITS or Corporate HITS, and unless indicated otherwise, as used in this prospectus supplement the term “HITS” will include all three classes of HITS. The HITS offered hereby will consist of • Preferred HITS, which are exchangeable for the other classes of HITS as described herein. The terms of each class of HITS will include those stated in the Declaration of Trust, including any amendments thereto, and those made a part of the Declaration of Trust by the Trust Indenture Act and the Delaware Statutory Trust Act.

The Trust will initially own all of our Remarketable Fixed Rate Junior Subordinated Notes due 2043, or “Junior Subordinated Notes,” and will enter into a stock purchase contract agreement, or “Stock Purchase Contract Agreement,” with us, pursuant to which it will own • stock purchase contracts, each a “Stock Purchase Contract,” having a stated amount of $100,000.

In addition to the HITS, the Declaration of Trust authorizes the regular trustees of the Trust to issue the Trust Common Securities on behalf of the Trust. We will own directly or indirectly all of the Trust Common Securities. The Trust Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the HITS except as set forth below under “— Ranking of Trust Common Securities.” The Declaration of Trust does not permit the Trust to issue any securities other than the Trust Common Securities and the HITS or to incur any indebtedness.

Under the Declaration of Trust, the Property Trustee on behalf of the Trust:

•	will hold the Junior Subordinated Notes purchased by the Trust for the benefit of the holders of the Preferred HITS, Corporate HITS and Trust Common Securities;

•

will enter into the Stock Purchase Contracts and own the Preferred Stock purchased by the Trust pursuant thereto for the benefit of the holders of the Preferred HITS, Treasury HITS and Trust Common Securities;

•

will own the Qualifying Treasury Securities delivered upon exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS or purchased by the Collateral Agent with the proceeds of maturing Qualifying Treasury Securities for the benefit of the holders of Treasury HITS;

•

will place in an interest-bearing deposit with Bank of America, N.A., payable on the Stock Purchase Date, the cash proceeds from the Remarketing of the Junior Subordinated Notes on the Remarketing Settlement Date for the benefit of the holders of Preferred HITS; and

•

may own the subordinated notes, if any, we issue to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes and/or deferred Contract Payments on the Stock Purchase Contracts, as the case may be, for the benefit of the holders of the Preferred HITS or Corporate HITS, as applicable.

The payment of distributions out of money held by the Trust, and payments upon redemption of the HITS or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee.” The Guarantee, when taken together with our obligations under the Stock Purchase Contracts, the Junior Subordinated Notes and the Indenture and our obligations under the Declaration of Trust, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Common Securities and the HITS, has the effect of providing a full and unconditional guarantee on an unsecured and junior subordinated basis of amounts due on the HITS. The Bank of New York, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the HITS. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action under applicable law, the remedy of a holder of the HITS is to vote to direct the Property Trustee to enforce the Property Trustee’s rights under the Junior Subordinated Notes or the Stock Purchase Contracts, as the case may be.

When we use the term “holder” in this prospectus supplement with respect to the HITS, we mean the person in whose name such HITS are registered in the security register. The HITS will be held in book-entry only form, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of DTC or its nominee.

We will apply to list the Preferred HITS on the New York Stock Exchange under the symbol “BAC PG.” Unless and until Preferred HITS are exchanged for Treasury HITS and Corporate HITS, the Treasury HITS and the Corporate HITS will not trade separately. If Treasury HITS or Corporate HITS (or after the Remarketing Settlement Date, Junior Subordinated Notes) are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may decide to list the Treasury HITS or Corporate HITS (or after the Remarketing Settlement Date, Junior Subordinated Notes) on the same exchange as the Preferred HITS are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

Preferred HITS

The HITS sold in this offering are called the •% Fixed to Floating Rate Preferred Hybrid Income Term Securities, or “Preferred HITS,” and each represents a beneficial interest in the Trust initially corresponding to the following Trust assets:

•	$1,000 principal amount of Junior Subordinated Notes; and

•	a 1/100th interest in a Stock Purchase Contract under which:

•

the Trust will agree to purchase from us, and we will agree to sell to the Trust, on the Stock Purchase Date, for $100,000 in cash, one share of our Adjustable Rate Non-Cumulative Preferred Stock, Series G, $100,000 liquidation preference per share, or “Preferred Stock”; and

•	we will pay Contract Payments to the Trust at the rate of •% per annum on the liquidation amount of $100,000, subject to our right to defer these payments.

We describe the Stock Purchase Contracts, the Trust’s obligation to purchase our Preferred Stock and the Contract Payments in more detail under “Description of the Stock Purchase Contracts” and we describe the Junior Subordinated Notes and how and when they will be remarketed in more detail under “Description of the Junior Subordinated Notes.”

The stock purchase date under the Stock Purchase Contracts, or “Stock Purchase Date,” is expected to be March 15, 2012 (or, if such day is not a business day, the next business day), but could (i) occur on an earlier date in the circumstances described below under “Description of the Junior Subordinated Notes — Early Remarketing” or (ii) be deferred for quarterly periods until as late as March 15, 2013 (or, if such day is not a business day, the next business day) if the first four attempts to remarket the Junior Subordinated Notes are not successful. Through the later of March 15, 2012 and the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, unless we otherwise defer such payments, we will make interest payments on the Junior Subordinated Notes at the annual rate of •%, semi-annually in arrears on each March 15 and September 15, commencing September 15, 2007, calculated on the basis of a 360-day year consisting of twelve 30 day months, and the Trust will pass through such interest payments when received as distributions on the Preferred HITS. We will also make an interim interest payment on the Stock Purchase Date if the Junior Subordinated Notes have not been successfully remarketed and such date is not otherwise an interest payment date. After the later of March 15, 2012 and the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Trust will not pass through interest on the Junior Subordinated Notes to holders of Preferred HITS.

The purchase price of each Preferred HITS will be allocated between the interests in the corresponding Stock Purchase Contract and the corresponding Junior Subordinated Notes in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each Junior Subordinated Note will be $1,000 and the fair market value of each Stock Purchase Contract will be $0. This position generally will be binding on each beneficial owner of each Preferred HITS but not on the Internal Revenue Service.

Any Junior Subordinated Notes beneficially owned by the Trust corresponding to the Preferred HITS and their proceeds will be pledged to us under a collateral agreement, or “Collateral Agreement,” between us and The Bank of New York Trust Company, N.A., acting as collateral agent, or “Collateral Agent,” to secure the Trust’s obligation to purchase Preferred Stock under the corresponding Stock Purchase Contract. The Bank of New York Trust Company, N.A. will also act as registrar and transfer agent, or “Transfer Agent,” for the HITS and as custodial agent, or “Custodial Agent,” for other property of the Trust. If any of these agents should resign or be removed in any of these capacities, we or the Trust will designate a successor and the terms “Collateral Agent,” “Transfer Agent” and “Custodial Agent” as used in this prospectus supplement will refer to that successor.

A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York or Charlotte, North Carolina are permitted or required by any applicable law to close.

Exchanging Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS

You will have the right prior to the Stock Purchase Date or, if earlier, the successful Remarketing of the Junior Subordinated Notes, to exchange Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS by depositing with the Collateral Agent $1,000 principal amount of Qualifying Treasury Securities for each $1,000 liquidation amount of Preferred HITS to be exchanged, transferring your Preferred HITS to the Transfer Agent and delivering the required notice, as described below under “— Exchange Procedures.” Upon any such exchange, you will receive $1,000 liquidation amount of Treasury HITS and $1,000 liquidation amount of Corporate HITS, and you will be able to trade them separately, although they will not be listed on any stock exchange unless we decide to list them. You will be able to exercise this right on any business day until the Stock Purchase Date, other than on a day in March, June, September or December that is on or after the 1st day of the month through the 15th day of the month (or the next business day if the 15th is not a business day) or from 3:00 P.M.,

New York City time, on the second business day before the beginning of any Remarketing Period and until the business day after the end of that Remarketing Period. You also will not be able to exercise this right at any time after a successful Remarketing. We refer to periods during which exchanges are permitted as “Exchange Periods.”

Each “Treasury HITS” will be a beneficial interest in the Trust corresponding to:

•	A 1/100th interest in a Stock Purchase Contract; and

•	$1,000 principal amount of U.S. Treasury securities that were Qualifying Treasury Securities on the date they were acquired by the Trust.

On each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the Paying Agent determine to be practicable), each holder of Treasury HITS will also be entitled to receive Excess Proceeds Distributions consisting of the excess of the principal amount at maturity of the Qualifying Treasury Securities over the cost of replacing them with new Qualifying Treasury Securities.

Each “Corporate HITS” will be a beneficial interest in the Trust corresponding to $1,000 principal amount of Junior Subordinated Notes held by the Custodial Agent on behalf of the Trust. The Trust will redeem the Corporate HITS promptly after the Remarketing Settlement Date in exchange for Junior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of Corporate HITS so redeemed.

Qualifying Treasury Securities. In order to determine what U.S. Treasury security is the Qualifying Treasury Security during any Exchange Period, any regular trustee shall, for each March 15, June 15, September 15 or December 15, commencing on June 15, 2007 and ending on the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts, or if any such day is not a business day, the immediately succeeding business day, or “Additional Distribution Date,” identify:

•	the 13-week Treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date, or

•

if no 13-week Treasury bill that matures on at least one but more than six business days prior to that Additional Distribution Date is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, the 26-week Treasury bill that matures at least one but not more than six business days prior to that Additional Distribution Date, or

•

if neither of such Treasury bills is or is scheduled to be outstanding on the immediately preceding Additional Distribution Date, any other Treasury security (which may be a zero coupon Treasury security) that is outstanding on the immediately preceding Additional Distribution Date, is highly liquid and matures at least one business day prior to such Additional Distribution Date; provided that any Treasury security identified pursuant to this clause shall be selected in a manner intended to minimize the cash value of the security selected.

The regular trustees shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each Additional Distribution Date promptly after the Department of the Treasury makes the schedule for upcoming auctions of U.S. Treasury securities publicly available and shall, to the extent that a security previously identified with respect to any Additional Distribution Date is no longer expected to be outstanding on the immediately preceding Additional Distribution Date, identify another security meeting the foregoing criteria for such

Additional Distribution Date. The security most recently identified by the regular trustees with respect to any Additional Distribution Date shall be the “Qualifying Treasury Security” with respect to the period from and including its date of issuance (or if later, the date of maturity of the Qualifying Treasury Security with respect to the immediately preceding Additional Distribution Date) to but excluding its date of maturity, and the regular trustees’ identification of a security as a Qualifying Treasury Security for such period shall be final and binding for all purposes absent manifest error. You will be able to obtain the issue date, the maturity date and, when available, the CUSIP number of the treasury bills or other U.S. Treasury securities that are Qualifying Treasury Securities for the current Exchange Period from the Collateral Agent by calling (904) 645-1900. Because this information is subject to change from time to time, holders should confirm this information prior to purchasing or delivering U.S. Treasury securities in connection with any exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS.

Each Qualifying Treasury Security delivered to the Collateral Agent in connection with any exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS and each Qualifying Treasury Security purchased by the Collateral Agent with the proceeds of any maturing Qualifying Treasury Security will be pledged to us through the Collateral Agent to secure the Trust’s obligation to purchase Preferred Stock under the corresponding Stock Purchase Contracts. In purchasing Qualifying Treasury Securities, the Collateral Agent will solicit offers from at least three U.S. government securities dealers, one of which may be Banc of America Securities LLC or another of our affiliates, and will accept the lowest offer so long as at least two offers are available. The Collateral Agent shall have no liability to the Trust, any trustee or any holder of the HITS in connection with the purchase of Qualifying Treasury Securities in the absence of gross negligence or willful misconduct.

Exchange Procedures. To exchange Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS, for each Preferred HITS you must:

•

deposit with the Collateral Agent U.S. Treasury securities that are Qualifying Treasury Securities on the date of deposit, in a principal amount of $1,000, which you must purchase on the open market at your expense unless you already own them;

•	transfer the Preferred HITS to the Transfer Agent; and

•

deliver a notice to the Collateral Agent and the Transfer Agent, in connection with the actions specified above, stating that you are depositing the appropriate Qualifying Treasury Securities with the Collateral Agent, transferring the Preferred HITS to the Transfer Agent in connection with the exchange of the Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS and requesting the delivery to you of Treasury HITS and Corporate HITS.

Upon the deposit, transfer and receipt of notice, the Collateral Agent will release the Junior Subordinated Notes corresponding to the exchanged Preferred HITS from the pledge under the Collateral Agreement, free and clear of our security interest, and continue to hold them as Custodial Agent for the Trust in connection with the Corporate HITS to be delivered to you. The Collateral Agent will replace the Junior Subordinated Notes that were released from the pledge under the Collateral Agreement with the Qualifying Treasury Securities deposited by you in the exchange, which will likewise be pledged to us to secure the Trust’s obligations to purchase Preferred Stock under the corresponding Stock Purchase Contracts. The Transfer Agent will cancel the exchanged Preferred HITS and then deliver the Treasury HITS and Corporate HITS to you.

Exchanging Treasury HITS and Corporate HITS for Preferred HITS and Qualifying Treasury Securities

If you hold Treasury HITS and Corporate HITS you will have the right, at any time during an Exchange Period, to exchange them for Preferred HITS and Qualifying Treasury Securities by transferring your Treasury HITS and Corporate HITS to the Transfer Agent and delivering the notice specified below. The Collateral Agent will substitute a principal amount of Junior Subordinated Notes equal to the liquidation amount of the Treasury HITS so exchanged for the same principal amount of Qualifying Treasury Securities pledged to secure the Trust’s obligations under the Stock Purchase Contracts and deliver these Qualifying Treasury Securities to you, unencumbered by the security interest created under the Collateral Agreement, after which you will own the Qualifying Treasury Securities separately from the Preferred HITS.

To exchange Treasury HITS and Corporate HITS for Preferred HITS and Qualifying Treasury Securities, you must transfer to the Transfer Agent Treasury HITS and Corporate HITS having the same liquidation amount, accompanied by a notice to the Transfer Agent, which you must also deliver to the Collateral Agent, stating that you are transferring the Treasury HITS and Corporate HITS in connection with the exchange of Treasury HITS and Corporate HITS for Preferred HITS and Qualifying Treasury Securities, requesting the release to you of pledged Qualifying Treasury Securities having a principal amount equal to the liquidation amount of Treasury HITS and Corporate HITS so exchanged and requesting the delivery to you of Preferred HITS. You must purchase the Treasury HITS or the Corporate HITS at your expense unless you otherwise own them.

Upon the transfer of Treasury HITS and Corporate HITS together with the notice and request, the Collateral Agent will release the corresponding Qualifying Treasury Securities from the pledge under the Collateral Agreement, free and clear of our security interest, and deliver them to you. The Transfer Agent will then cancel the exchanged Treasury HITS and Corporate HITS and deliver the Preferred HITS to you.

The Junior Subordinated Notes corresponding to the Corporate HITS you delivered will be pledged to us through the Collateral Agent to secure the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts related to the Preferred HITS.

If you elect to exchange Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS or vice versa, you will be responsible for any fees or expenses payable in connection with the exchange.

Current Payments

The Trust must make distributions on each class of HITS on the relevant Distribution Dates to the extent that it has funds available therefor. The Trust’s funds available for distribution to you as a holder of any class of HITS will be limited to payments received from us on the assets held by the Trust corresponding to that class. We will guarantee the payment of distributions on the HITS out of moneys held by the Trust to the extent of available Trust funds, as described under “Description of the Guarantee.” Our obligation to pay Contract Payments will be subordinate and junior in right of payment to all our senior and subordinated debt, to the same extent as our obligations under our Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes.” Our obligations under the Junior Subordinated Notes are similarly subordinate and junior in right of payment to all our senior and subordinated debt.

The distribution dates for Preferred HITS, Treasury HITS and Trust Common Securities, which we call “Regular Distribution Dates” are:

•

each March 15 and September 15 occurring prior to and including the later of March 15, 2012 and the Stock Purchase Date, commencing on September 15, 2007 (or, in the case of Treasury HITS, the first such date on which Treasury HITS are outstanding);

•	after the later of March 15, 2012 and the Stock Purchase Date, each March 15, June 15, September 15 and December 15, or if any such date is not a business day, the next business day; and

•	the Stock Purchase Date if not otherwise a Regular Distribution Date;

provided that the last Regular Distribution Date for the Treasury HITS shall be the Stock Purchase Date.

Also, prior to the Stock Purchase Date, the Trust will make additional distributions on the Treasury HITS relating to the Excess Proceeds Distributions on Qualifying Treasury Securities quarterly on each March 15, June 15, September 15 or December 15, or if any such date is not a business day, the next business day, which dates we call “Additional Distribution Dates,” or as promptly thereafter as the Collateral Agent and the Paying Agent determine to be practicable, commencing on the later of the first such day after Treasury HITS are outstanding and June 15, 2007.

The distribution dates for Corporate HITS, which we call “Corporate HITS Distribution Dates,” are:

•

each March 15 and September 15, commencing on the later of the first such date on which Corporate HITS are outstanding and September 15, 2007 and continuing through and including the last such date to occur prior to the Remarketing Settlement Date; and

•	thereafter for so long as Corporate HITS remain outstanding, each day that is an interest payment date for the Junior Subordinated Notes.

We use the term “Distribution Date” to mean a Regular Distribution Date, a Corporate HITS Distribution Date or an Additional Distribution Date. A “Distribution Period” is (1) with respect to Preferred HITS, Treasury HITS and Trust Common Securities, each period of time beginning on a Regular Distribution Date (or the date of issuance) and continuing to but not including the next succeeding Regular Distribution Date; and (2) with respect to Corporate HITS, each period of time beginning on a Corporate HITS Distribution Date (or the date of issuance of the HITS in the case of the Distribution Period ending in September 2007) and continuing to but not including the next succeeding Corporate HITS Distribution Date. When a Distribution Date is not a business day, the Trust will make the distribution on the next business day without interest. The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated.

Distributions made for periods prior to the later of March 15, 2012 and the Stock Purchase Date will be calculated on the basis of a 360-day year consisting of twelve 30 day months, and distributions for periods beginning on or after such date will be calculated on the basis of a 360 day year and the number of days actually elapsed.

Distributions on the HITS will be payable to holders as they appear in the security register of the Trust on the relevant record dates. The record date will be the last day of the month immediately preceding the month in which the relevant Distribution Date falls. Distributions will be paid through the Property Trustee or Paying Agent, who will hold amounts received in respect of the Junior Subordinated Notes, the Stock Purchase Contracts and the Preferred Stock for the

benefit of the holders of the HITS. Subject to any applicable laws and regulations and the provisions of the Declaration of Trust, each distribution will be made as described in the section entitled “Book-Entry System.”

Preferred HITS. Subject to the deferral provisions described below, through the later of March 15, 2012 and the Stock Purchase Date holders of Preferred HITS will be entitled to receive cash distributions semi-annually on each Regular Distribution Date at the rate of     •    % per annum of the liquidation amount, corresponding to (1) interest on the Junior Subordinated Notes accruing for each Distribution Period ending prior to that date at the rate of     •    % per annum and Contract Payments accruing for each Distribution Period ending prior to that date at the rate of •% per annum on the liquidation amount of $1,000 per Preferred HITS or (2) if the Stock Purchase Date occurs prior to March 15, 2012, dividends on the Preferred Stock accruing for each Distribution Period ending after that date.

Subject to the deferral provisions described below, holders of Preferred HITS also will receive on the Stock Purchase Date, without duplication of the above payments, an amount equal to accrued and unpaid Contract Payments and interest on the Junior Subordinated Notes, whether or not the Junior Subordinated Notes have been successfully remarketed. A portion of the net proceeds of any successful Remarketing will be placed in the interest-bearing deposit with Bank of America, N.A. in an amount equal to the amount of interest that would have been payable to the Trust on the Junior Subordinated Notes had they not been sold in the Remarketing and the interest rate not been reset. Holders of Preferred HITS making the election described under “—Remarketing of the Junior Subordinated Notes — Preferred HITS” will not be entitled to this additional cash payment due to other holders of Preferred HITS if the Remarketing is successful since their Preferred HITS will automatically become Treasury HITS and Corporate HITS on the Remarketing Settlement Date. In the case of a Failed Remarketing, the Stock Purchase Date will be an interest payment date on the Junior Subordinated Notes.

After the Stock Purchase Date, holders of Preferred HITS will be entitled to receive distributions corresponding to dividends on the Preferred Stock held by the Trust. These non-cumulative cash dividends will be payable if, as and when declared by our board of directors (or a committee thereof), on the Dividend Payment Dates, which are:

•	If the Preferred Stock is issued prior to March 15, 2012, semi-annually in arrears on each March 15 and September 15 through March 15, 2012; and

•

From and including the later of March 15, 2012 and the date of issuance, quarterly in arrears on each March 15, June 15, September 15, and December 15 (or, if such day is not a business day, the next business day).

Dividends on each share of Preferred Stock will accrue on the liquidation preference of $100,000 per share (1) to but not including the Dividend Payment Date in March 2012 at a rate per annum equal to •%, and (2) thereafter for each related Dividend Period at a rate per annum equal to the greater of (x) Three-Month LIBOR plus •% and (y) •%.

For more information about dividends on the Preferred Stock, see “Description of the Preferred Stock — Dividends.”

Treasury HITS. Subject to the deferral provisions described below, holders of Treasury HITS will be entitled to receive cash distributions on each Regular Distribution Date corresponding to Contract Payments payable by us through the Stock Purchase Date, at the rate of •% per annum on the liquidation amount of $1,000 per Treasury HITS, accruing for each Treasury HITS from the Regular Distribution Date immediately preceding its issuance. Not later than each Additional Distribution Date on which any Treasury HITS are outstanding, the Collateral Agent will reinvest the proceeds of maturing Qualifying Treasury Securities on behalf of the Trust in securities that are Qualifying Treasury Securities as of that date, in each case having the same principal amount at maturity as the maturing Qualifying Treasury Securities. The Collateral Agent will deliver to the Trust for distribution to the holders of Treasury HITS, on each Additional Distribution Date (or as promptly thereafter as the Collateral Agent and the Paying Agent determine to be practicable), an amount, or “Excess Proceeds Distribution,” equal to the excess of $1,000 per Treasury HITS over the cost of such replacement Qualifying Treasury Securities plus any interest earned on those cash equivalents from the maturity date until the Additional Distribution Date. Since the principal amount of the Qualifying Treasury Securities will be used to pay the purchase price under the Stock Purchase Contracts on the Stock Purchase Date, the Excess Proceeds Distribution on the Stock Purchase Date will consist only of interest earned from the maturity date of the Qualifying Treasury Securities through the Stock Purchase Date, if any.

For as long as they hold the Corporate HITS, the holders of the Treasury HITS will continue to receive the scheduled distributions on the Corporate HITS that were delivered to them when the Treasury HITS were created, subject to our right to defer interest payments on the Junior Subordinated Notes. Each Treasury HITS will automatically, without any action by holders being necessary, be and become a Preferred HITS on the business day following the Stock Purchase Date (and will therefore correspond to the Preferred Stock) and be entitled to receive the same current payments as each Preferred HITS after the Stock Purchase Date; provided that if after a Failed Remarketing we have issued subordinated notes to the Trust in respect of deferred interest on the Junior Subordinated Notes, the Treasury HITS will only be and become Preferred HITS on the business day after such subordinated notes have been paid in full. In this case, the Treasury HITS will not become Preferred HITS until we have paid all amounts due on these additional notes, and until then the holders of Treasury HITS will be entitled to receive on each Regular Distribution Date non-cumulative distributions corresponding to the dividends on the Preferred Stock.

Corporate HITS. Subject to the deferral provisions described below, holders of Corporate HITS will be entitled to receive cumulative cash distributions semi-annually on each March 15, and September 15, commencing on the later of the first such date on which Corporate HITS are outstanding and September 15, 2007, corresponding to interest on the Junior Subordinated Notes accruing for each Distribution Period ending on such date at the rate per annum of •% on the liquidation amount of $1,000 per Corporate HITS. If the Stock Purchase Date occurs on a date that is not a semi-annual distribution date and the Junior Subordinated Notes have not been successfully remarketed, that date will also be an interest payment date on the Junior Subordinated Notes and, accordingly, subject to the deferral provisions described below, holders of Corporate HITS will receive a distribution on that date corresponding to interest on the Junior Subordinated Notes.

The distributions paid on any Corporate HITS Distribution Date will include any deferred interest amounts received by the Trust on the Junior Subordinated Notes that are corresponding assets for the Corporate HITS, as well as payments of interest on and principal of subordinated notes we issued to the Trust on the Stock Purchase Date in respect of deferred interest on the Junior Subordinated Notes, if any.

Upon a successful Remarketing, we may elect to change the rate of interest on the Junior Subordinated Notes from and after the Remarketing Settlement Date, as described below under “Description of the Junior Subordinated Notes — Remarketing.” Accordingly, distributions will accrue on the Corporate HITS that are not disposed of in connection with the Remarketing from and including the Remarketing Settlement Date to but excluding the date on which they are redeemed in exchange for Junior Subordinated Notes at the rate established in the Remarketing.

Deferral of Contract Payments and Interest Payments. We may at our option, and will if so directed by the Federal Reserve, defer the Contract Payments until no later than the Stock Purchase Date, as described under “Description of the Stock Purchase Contracts — Option to Defer Contract Payments.” As a consequence, the Trust will defer corresponding distributions on the Preferred HITS and the Treasury HITS during the deferral period. Deferred Contract Payments will accrue interest until paid at a rate per annum equal to •%. If we elect to defer the payment of Contract Payments until the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments by delivery of subordinated notes that have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date, which mature on the later of March 15, 2015 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to •%, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments and are redeemable by us at any time prior to their stated maturity.

Also, we may at our option, and will if so directed by the Federal Reserve, defer cash payments of interest on the Junior Subordinated Notes that are owned by the Trust for up to 14 consecutive semi-annual interest payment dates (i.e., seven years), or the equivalent thereof if interest payments on the Junior Subordinated Notes are not then semi-annual, in which case the deferred amounts will accrue additional interest at the rate then applicable to the Junior Subordinated Notes. As a consequence, the Trust will defer corresponding distributions on the Preferred HITS (prior to the Stock Purchase Date, or if earlier, the Remarketing Settlement Date) and on the Corporate HITS during the deferral period. Deferred distributions to which you are entitled will accrue interest from the relevant Distribution Date during any deferral period, at a rate per annum equal to •%, compounded on each interest payment date with respect to the Junior Subordinated Notes, to the extent permitted by applicable law. Subject to certain exceptions in the Indenture under which we will issue the Junior Subordinated Notes, as described under “Description of the Junior Subordinated Notes — Alternative Payment Mechanism,” we covenant that, if we defer interest on any interest payment date on or prior to the Stock Purchase Date, we will pay that deferred interest only out of the net proceeds of shares of common stock or non-cumulative perpetual preferred stock received by us during the 180 days prior to the date of payment of such deferred interest. Further, commencing on the date two years after the beginning of the interest deferral period, subject to the approval of the Federal Reserve, we will continuously use our commercially reasonable efforts to sell shares of our common stock or non-cumulative perpetual preferred stock in an amount that will generate net proceeds in an amount sufficient to pay such deferred amounts and shall apply the proceeds of such sale to such deferred amounts.

During any period that we are deferring the Contract Payments or interest on the Junior Subordinated Notes (and, accordingly, the Trust is deferring distributions on the HITS) or have issued but not yet repaid in full subordinated notes issued in respect of deferred interest or deferred Contract Payments, we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock as described under “Description of the Junior Subordinated Notes — Restrictions on Certain Payments, Including on Deferral of Interest.” If we have elected to defer interest on the Junior Subordinated Notes and there is a Failed Remarketing, then we will pay the Trust the deferred interest by delivery of subordinated notes that have a principal amount equal to the aggregate amount of deferred interest as of the Stock Purchase Date, mature on the later of March 15, 2015 and five years after the commencement of the related deferral period, bear interest at a per annum rate equal to •%, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments and are redeemable by us at any time prior to their stated maturity. If we issue any subordinated notes as payment for deferred interest on the Junior Subordinated Notes, the foregoing covenant will also apply to the payment of interest on and principal of these notes except that the reference to termination of the deferral period shall instead be to the maturity date of the notes.

Agreed Tax Treatment of the HITS

As a beneficial owner of HITS, by acceptance of the beneficial interest therein, you will be deemed to have agreed, for all U.S. federal income tax purposes:

•	to treat yourself as the owner of:

•	for each Preferred HITS or Treasury HITS, a 1/100th interest in a Stock Purchase Contract;

•	for each Preferred HITS or Corporate HITS, a $1,000 principal amount of Junior Subordinated Notes;

•	for each Treasury HITS, $1,000 principal amount of Qualifying Treasury Securities;

•	for each Preferred HITS participating in the Remarketing, its pro rata portion of the interest-bearing deposit with Bank of America, N.A.;

•	to treat the Trust as one or more grantor trusts and/or agency arrangements;

•

to treat the fair market value of the $1,000 principal amount of Junior Subordinated Notes corresponding to one Preferred HITS as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Preferred HITS as $0 at the time of initial purchase;

•	to treat the Junior Subordinated Notes as our indebtedness; and

•

to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued in accordance with your regular method of tax accounting, and otherwise to treat the Junior Subordinated Notes as described in “Certain U.S. Federal Income Tax Consequences — Taxation of the Junior Subordinated Notes — Treatment of the Junior Subordinated Notes.”

Remarketing of the Junior Subordinated Notes

The Trust will attempt to remarket the Junior Subordinated Notes in order to fund the purchase of the Preferred Stock on the Stock Purchase Date under the Stock Purchase Contracts in a process we call a “Remarketing.” If a Remarketing is successful, the interest rate on and certain other terms of the remarketed Junior Subordinated Notes may be changed, as a result of which the distribution rate, distribution dates and other terms of the Corporate HITS may also change. We describe the timing of the Remarketing and how the Remarketing will be conducted under “Description of the Junior Subordinated Notes — Remarketing” and “— Early Remarketing.” In this section we describe choices that you may make in connection with Remarketings as a holder of Preferred HITS or Corporate HITS.

Preferred HITS. If you hold Preferred HITS, you may make a contingent exchange of your Preferred HITS for Treasury HITS and Corporate HITS that is effective only if we are able to conduct a successful Remarketing. You may make a contingent exchange election by transferring your Preferred HITS to the Transfer Agent and the notice of contingent exchange election in the form set forth on the reverse side of the Preferred HITS certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of any Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period and depositing Qualifying Treasury Securities having a principal amount equal to the liquidation amount of your Preferred HITS on the date of deposit with the Collateral Agent on or prior to 3:00 P.M., New York City time, on the second business day before the beginning of that Remarketing Period.

If the Junior Subordinated Notes are successfully remarketed during that Remarketing Period and you have made an effective contingent exchange election, your Preferred HITS will be cancelled and you will receive Treasury HITS and Corporate HITS having the same liquidation amount on or promptly after the Remarketing Settlement Date. As with any other exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS, you will be able to trade the Treasury HITS and Corporate HITS separately, however we cannot provide any assurance that a market will develop for Treasury HITS or Corporate HITS. As a result of the successful Remarketing, the Stock Purchase Date will occur on the March 15, June 15, September 15 or December 15 next following the Remarketing Settlement Date, or if such date is not a business day, the next business day, and on the business day following the Stock Purchase Date each Treasury HITS will automatically be and become a Preferred HITS, corresponding to 1/100th of a share of Preferred Stock held by the Trust. Each Corporate HITS you receive will correspond to $1,000 principal amount of Junior Subordinated Notes beneficially owned by the Trust and the Trust will redeem the Corporate HITS promptly after the Remarketing Settlement Date in exchange for the corresponding Junior Subordinated Notes.

If you have given notice of a contingent exchange election but fail to deliver the Qualifying Treasury Securities to the Collateral Agent by 3:00 P.M., New York City time, on the second business day before the beginning of the applicable Remarketing Period, the notice will be void and your Preferred HITS will be returned to you promptly after that Remarketing Period.

If you have given notice of a contingent exchange election and delivered the Qualifying Treasury Securities but the Remarketing is unsuccessful, your Qualifying Treasury Securities will be promptly returned to you by the Collateral Agent and your Preferred HITS certificates will be promptly returned to you by the Transfer Agent.

Corporate HITS. If you hold Corporate HITS, you may make a contingent disposition of your Corporate HITS that is effective only if we are able to conduct a successful Remarketing and will allow you to receive the net cash proceeds of the Remarketing of the Junior Subordinated Notes corresponding to your Corporate HITS. You may make a contingent disposition election by transferring your Corporate HITS to the Transfer Agent and the notice of contingent disposition election in the form set forth on the reverse side of the Corporate HITS certificate executed and completed as indicated during the period that commences on the tenth business day immediately preceding the beginning of a Remarketing Period and ending at 3:00 P.M., New York City time, on the second business day immediately preceding the beginning of any Remarketing Period. If the Junior Subordinated Notes are successfully remarketed during that Remarketing Period and you have made an effective contingent disposition election, on or promptly after the Remarketing Settlement Date, your Corporate HITS will be cancelled and you will receive an amount in cash equal to the net proceeds of the sale of $1,000 principal amount of Junior Subordinated Notes in the Remarketing for each $1,000 liquidation amount of Corporate HITS with respect to which you made your election.

If you have given notice of a contingent disposition election but the Remarketing is unsuccessful, your Corporate HITS will remain outstanding and the certificates will be promptly returned to you by the Transfer Agent.

Treasury HITS. The timing and success or failure of any Remarketing affects the timing of the Stock Purchase Date, and thus the date upon which holders of Treasury HITS cease to receive distributions corresponding to Contract Payments and Additional Distributions and begin to receive distributions corresponding to the non-cumulative dividends on the Preferred Stock. Unless there has been a Failed Remarketing and we have issued subordinated notes for deferred interest on the Junior Subordinated Notes, each Treasury HITS automatically, without any action by holders being necessary, will be and become a Preferred HITS on the business day after the Stock Purchase Date. Otherwise, each Treasury HITS automatically, without any action by holders being necessary, will be and become a Preferred HITS on the business day after we have paid all amounts due on the subordinated notes issued in respect of deferred interest.

Mandatory Redemption of Preferred HITS upon Redemption of Preferred Stock

The Preferred HITS have no stated maturity but must be redeemed on the date we redeem the Preferred Stock, and the Property Trustee or Paying Agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the Preferred HITS. The Preferred Stock is perpetual but we may redeem it at any time on or after the later of March 15, 2012 and the Stock Purchase Date, subject to certain limitations. See “Description of the Preferred Stock — Redemption” and “Description of the Preferred Stock — Redemption or Repurchase Subject to Restrictions.” The redemption price per Preferred HITS will equal the liquidation amount per Preferred HITS plus accumulated and unpaid distributions to but excluding the redemption date.

If less than all of the shares of Preferred Stock held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the Preferred HITS and the Trust Common Securities, except as set forth below under “— Ranking of Trust Common Securities.”

The term “like amount” as used above means Preferred HITS having a liquidation amount equal to that portion of the liquidation amount of the Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such Preferred HITS.

Mandatory Redemption of Corporate HITS upon Maturity of the Junior Subordinated Notes

The Corporate HITS have no stated maturity but must be redeemed, if they remain outstanding, in cash upon the date the Junior Subordinated Notes mature or are redeemed. On each date the Corporate HITS must be redeemed, or “Corporate HITS Mandatory Redemption Date,” the Property Trustee or Paying Agent will apply the proceeds from the repayment or redemption of Junior Subordinated Notes to redeem a like amount, as defined below, of the Corporate HITS. The initial stated maturity of the Junior Subordinated Notes is March 15, 2043 and the Junior Subordinated Notes are redeemable at our option at any time on or after March 15, 2017, but we may move up the maturity of the Junior Subordinated Notes and, accordingly, the Corporate HITS Mandatory Redemption Date, to any date on or after March 15, 2017 in connection with a Remarketing; provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, any new maturity date and Corporate HITS Mandatory Redemption Date may not be earlier than seven years after commencement of the deferral period. The redemption price per Corporate HITS will equal the liquidation amount per Corporate HITS plus accumulated and unpaid distributions to but excluding the redemption date.

The term “like amount” as used above means Corporate HITS having a liquidation amount equal to that portion of the principal amount of Junior Subordinated Notes to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the redemption price of such Corporate HITS.

Redemption of Corporate HITS for Junior Subordinated Notes in Connection with Remarketing

If the Junior Subordinated Notes are successfully remarketed, the Trust must redeem the Corporate HITS, in whole but not in part, in kind in exchange for a principal amount of Junior Subordinated Notes equal to the liquidation amount of each Corporate HITS so redeemed promptly after the Remarketing Settlement Date. On the redemption date, the Corporate HITS will be cancelled and you will receive Junior Subordinated Notes.

If a Failed Remarketing occurs but on the Stock Purchase Date there is no deferred interest amount outstanding on the Junior Subordinated Notes, then promptly after the Stock Purchase Date the Trust must redeem the Corporate HITS, in whole but not in part, in kind in exchange for a like amount of Junior Subordinated Notes. If a Failed Remarketing occurs and there is a deferred interest amount outstanding on the Stock Purchase Date, or if the Stock Purchase Contracts are terminated before the Stock Purchase Date, then we may instruct the Trust at any time thereafter when there is no deferred interest amount outstanding to redeem the Corporate HITS, in whole but not in part, in kind in exchange for a like amount of Junior Subordinated Notes.

Conditional Right to Redeem upon a Tax Event, Capital Treatment Event or an Investment Company Event

At any time within 90 days of the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” we may elect to redeem all, but not less than all, of the Preferred HITS. In the case of a tax event, we will have the right to redeem all, but not less than all, of the Preferred HITS at a redemption price equal to the greater of: (1) 100% of the liquidation amount of the Preferred HITS then outstanding, or (2) the sum of the present values of the remaining scheduled payments of the liquidation amount discounted from March 15, 2012 and distributions thereon that would have been payable to and including March 15, 2012 (not including any portion of such payments of distributions accrued as of the date of redemption) discounted from March 15, 2012 to the redemption date at a discount rate equal to the appropriate treasury rate plus a spread of •%, in each case, plus accrued and unpaid distributions to the redemption date. In the case of a capital treatment event or an investment company event, we may elect to redeem all, but not less than all, of the Preferred HITS for a price equal to 100% of the liquidation amount thereof, plus accrued and unpaid distributions, including any deferred distributions, to the redemption date. See “Description of the Junior Subordinated Notes — Redemption — Conditional Right to Redeem upon a Tax Event, Capital Treatment Event or an Investment Company Event” for a further description of those events.

Redemption Procedures

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to the registered address of each holder of HITS to be redeemed.

If (1) the Trust gives an irrevocable notice of redemption of any class of HITS for cash and (2) we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Notes or Preferred Stock, then on the redemption date, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the class of HITS being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing HITS or, in the case of a redemption of Corporate HITS in exchange for Junior Subordinated Notes after the Remarketing Settlement Date, to credit Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Corporate HITS to the beneficial owners of the global securities representing the Corporate HITS. Distributions to be paid on or before the redemption date for any HITS called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the HITS called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent for the HITS funds sufficient to pay the applicable redemption price and will give such Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the HITS.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such HITS called for redemption will cease, except the right of the holders of such HITS to receive the redemption price and any distribution payable in respect of the HITS on or prior to the redemption date, but without interest on such redemption price, or in the case of a redemption of Corporate HITS in exchange for Junior Subordinated Notes after the Remarketing Settlement Date, the right to receive the Junior Subordinated Notes; and

•	the HITS called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.

If payment of the redemption amount for any Junior Subordinated Notes or shares of Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the relevant class of HITS is not paid either by the Trust or by us under the Guarantee, then interest on the Junior Subordinated Notes, or dividends on the Preferred Stock, as the case may be, will continue to accrue and distributions on such class of HITS called for redemption will continue to accumulate at the applicable rate then borne by such HITS from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the outstanding shares of Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of Preferred HITS and Trust Common Securities to be redeemed shall be allocated pro rata to the Preferred HITS and Trust Common Securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust Common Securities.” The Property Trustee will select the particular Preferred HITS to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Preferred HITS not previously called for redemption by any method the Property Trustee deems fair and appropriate, or, if the Preferred HITS are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Preferred HITS selected for redemption and, in the case of any Preferred HITS selected for redemption in part, the liquidation amount to be redeemed.

If less than all of the outstanding Corporate HITS are to be redeemed on a redemption date, then the Property Trustee will select the particular Corporate HITS to be redeemed on a pro rata basis based upon their respective liquidation amounts not more than 60 days before the redemption date from the outstanding Corporate HITS not previously called for redemption by any method the Property Trustee deems fair and appropriate, or, if the Corporate HITS are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the Corporate HITS selected for redemption and, in the case of any Corporate HITS selected for partial redemption, the liquidation amount to be redeemed.

For all purposes of the Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of HITS shall relate, in the case of any HITS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of HITS that has been or is to be redeemed. If less than all of the Preferred HITS or Corporate HITS are redeemed, the Preferred HITS or Corporate HITS held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book-Entry System.”

Subject to applicable law, including, without limitation, U.S. federal securities laws, and to the Replacement Capital Covenant, and subject to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase outstanding HITS of any class by tender, in the open market or by private agreement.

Replacement Capital Covenant

We have summarized below certain terms of the Replacement Capital Covenant. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

In the Replacement Capital Covenant, we agree, for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the Junior Subordinated Notes (or, in certain limited cases long term indebtedness of our subsidiaries, including Bank of America, N.A.) that we will not redeem or purchase the HITS or shares of Preferred Stock unless:

(a) in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

(b) the applicable redemption or purchase price does not exceed the sum of the following amounts: (i) 133.33% of the aggregate net cash proceeds we or our subsidiaries have received within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of common stock or rights to acquire common stock plus (ii) 100% of the aggregate net cash proceeds we or our subsidiaries have received within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of mandatorily convertible preferred stock or qualifying non-cumulative perpetual preferred stock plus (iii) 100% of the aggregate net cash proceeds we or our subsidiaries have received in a measurement period (without double counting proceeds received in any prior measurement period) from the sale of REIT preferred securities plus (iv) 100% of the aggregate net cash proceeds we or our subsidiaries have received in a measurement period (without double counting proceeds received in any prior measurement period) from the sale of qualifying capital securities; in each case to persons other than us and our subsidiaries provided that, in the case of any such redemption or purchase prior to the Stock Purchase Date, such securities qualify as our Tier 1 capital under the risk-based guidelines of the Federal Reserve and are not “restricted core capital elements” under such guidelines.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

(i) we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental body to issue or sell APM qualifying securities and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, our failing to obtain the approval for such issuance if required by the Federal Reserve after giving notice to the Federal Reserve as required under the Indenture);

(ii) trading in securities generally on the New York Stock Exchange, or on any other national securities or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental body having jurisdiction;

(iii) a material disruption or banking moratorium occurs or has been declared in commercial banking or securities settlement or clearance services in the United States;

(iv) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM qualifying securities would, in our judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in our judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, provided that no single suspension period contemplated by this clause shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause shall not exceed an aggregate of 180 days in any 360-day period.

(v) we reasonably believe, for reasons other than those referred to in paragraph (iv) above, that the offering document for such offer and sale of APM qualifying securities would not be in compliance with a rule or regulation of the SEC and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this clause shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause shall not exceed an aggregate of 180 days in any 360-day period.

“Measurement date” means, with respect to any repayment, redemption or purchase of Securities, the date 180 days prior to the delivery of notice of such repayment, redemption or the date of such purchase.

“Measurement period” with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

“REIT preferred securities” means non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary, which may or may not be a “real estate investment trust”

(“REIT”) within the meaning of Section 856 of the Internal Revenue Code, that is exchangeable for our non-cumulative perpetual preferred stock and satisfies the following requirements:

(a) such non-cumulative perpetual preferred stock of a subsidiary of the depositary institution subsidiary and our related non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of a depository institution subsidiary risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency (for example, in the case of the Office of the Comptroller of the Currency, Corporate Decision 97-109);

(b) such non-cumulative perpetual preferred stock of a subsidiary of the depositary institution subsidiary must be exchangeable automatically into our non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations (which, for example, in the case of the Office of the Comptroller of the Currency and applicable to national banks, are at 12 C.F.R. 6.4(b)), (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

(c) if such subsidiary of the depositary institution subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying distributions on its non-cumulative perpetual preferred stock without causing the subsidiary to fail to comply with the income distribution and other requirements of the Internal Revenue Code applicable to REITs;

(d) such non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock of a subsidiary of a depository institution subsidiary issued as part of such transaction ranks pari passu or junior to our other preferred stock or a depository institution subsidiary, as applicable; and

(e) such REIT preferred securities and the non-cumulative perpetual preferred stock of Bank of America or a depository institution subsidiary for which it may be exchanged are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an other qualifying replacement capital covenant.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock) that (a) qualify as our Tier 1 capital under the capital guidelines of the Federal Reserve as then in effect and applicable to bank holding companies and (b) in the determination our Board of Directors, reasonably construing the definitions and other terms of the Replacement Capital Covenant, meet one of the following criteria:

(i) securities issued by us (including guarantees) or our subsidiaries that (1) rank pari passu with or junior to the Junior Subordinated Notes upon our liquidation, dissolution or winding up, (2) have no maturity or a maturity of at least 60 years, and (3) either (i) are non-cumulative and are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an other qualifying replacement capital covenant or (ii) have a mandatory trigger provision, an optional deferral provision and intent-based replacement disclosure; or

(ii) securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the Junior Subordinated Notes upon our liquidation, dissolution or winding up, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an other qualifying replacement capital covenant, and (4) have a mandatory trigger provision and an optional deferral provision.

It is acknowledged that the Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a mandatory trigger provision that otherwise would be qualifying capital securities and, accordingly, these securities would not constitute qualifying capital securities unless such approval is obtained.

For purposes of the definition of qualifying capital securities, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities (together in this definition, “such securities”), provisions in the related transaction documents that require us or our subsidiaries to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

(a) define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap (as defined in paragraph (f), below) in the case of APM qualifying securities that are qualifying non-cumulative perpetual preferred stock;

(b) permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds, unless (if we elect to so provide in the terms of such securities) otherwise required at the time by the Federal Reserve;

(c) if deferral of distributions continues for more than one year, (or such shorter period as provided for in the terms of such securities), require us or our subsidiaries not to redeem, repay or repurchase any APM qualifying securities or any of our securities that on our bankruptcy or liquidation rank pari passu with or junior to such securities until at least one year after all deferred distributions have been paid;

(d) notwithstanding clause (b) of this definition, if the Federal Reserve disapproves of our or our subsidiaries sale of APM qualifying securities, may (if we elect to so provide in the term of such securities) permit us to pay deferred distributions from any source without a breach of our obligations under the transaction documents;

(e) if the Federal Reserve does not disapprove of our issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such securities) permit us to use such proceeds for other purposes and to continue to defer distributions without a breach of its obligations under the transaction documents; and

(f) limit our or our subsidiaries obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

(i) in the case of APM qualifying securities that are common stock or rights to purchase common stock, either (i) during the first five years of any deferral period or (ii) with respect to deferred distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the sixth anniversary of the commencement of any deferral period) an amount from the issuance thereof pursuant to the alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to the alternative payment mechanism) equal to 2% of the product of the average of the current stock market prices of the common stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of common stock as of the date of our most recent publicly available consolidated financial statements (the “common cap”), provided (and it being understood) that (x) in the case of clauses (i) and (ii) above, once we reach the common cap, until the common cap ceases to apply we will not be required to issue more common stock or rights to purchase common stock under the alternative payment mechanism with respect to deferred distributions attributable to the first five years of a deferral period even if the amount referred to in this subclause (i) subsequently increases because of a subsequent increase in the current market price of common stock or the number of outstanding shares of common stock, and (y) in the case of clause (ii), the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period;

(ii) in the case of APM qualifying securities that are qualifying non-cumulative preferred stock, an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

(g) in the case of securities other than non-cumulative perpetual preferred stock, include a bankruptcy claim limitation provision; and

(h) permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then clauses (a), (b) and (c) above will not apply to the extent that any deferral period is terminated on the next interest payment date following the date of consummation of the business combination; provided, however that the surviving entity may pay any deferred and unpaid interest on such next interest payment date or if later, at any time within 90 days following the date of consummation of the business combination;

provided (and it being understood) that:

(a) we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

(b) if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, the preferred cap, and any maximum issuance cap referred to above, as applicable; and

(c) if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the preferred cap and any maximum issuance cap referred to above, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an alternative payment mechanism, or with respect to a mandatory trigger provision, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism):

(a) common stock;

(b) rights to purchase common stock; or

(c) qualifying non-cumulative perpetual preferred stock;

provided that if the APM qualifying securities for any alternative payment mechanism include both common stock and rights to purchase common stock, such alternative payment mechanism may permit, but need not require, us to issue rights to purchase common stock.

“Bankruptcy claim limitation provision” means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision (together in this definition, “securities”), provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (a) any deferral period, in the case of securities that have an alternative payment mechanism or (b) any period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a mandatory trigger provision, to:

(i) in the case of securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying non-cumulative perpetual preferred stock, 25% of the stated or principal amount of such securities then outstanding; and

(ii) in the case of any other securities, the sum of (x) the amount of accumulated and unpaid distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative perpetual preferred stock that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision, provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the interests of the holders, if any, of qualifying non-cumulative perpetual preferred stock.

“Intent-based replacement disclosure” means, as to any security or combination of securities, that we have publicly stated our intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by us under the Exchange Act prior to or contemporaneously with the issuance of such securities, that we will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-

based replacement disclosure” in the definitions of “qualifying capital securities” and “qualifying non-cumulative perpetual preferred stock”, the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that: (A) require, or at its option in the case of qualifying non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of APM qualifying securities, within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that if the APM qualifying securities issued and sold are qualifying non-cumulative perpetual preferred stock the amount of the net proceeds of qualifying non-cumulative perpetual preferred stock which the issuer may apply to pay such distributions pursuant to such provision may not exceed 25% of the initial liquidation or principal amount of such securities, (B) prohibit the issuer from repurchasing any APM qualifying securities or any of our securities that on our bankruptcy or liquidation rank pari passu with or junior to APM qualifying securities prior to the date 180 days after the issuer applies the net proceeds of the sales described in clause (A) to pay such unpaid distributions in full, and (C) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to us or our subsidiaries, limit the claim of the holders of such securities (other than qualifying non-cumulative perpetual preferred stock) to distributions that accumulate during a period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (A) above of securities other than common stock or rights to acquire common stock or (y) two years of accumulated and unpaid distributions (including compounded amounts thereon) in all other cases. No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Non-cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies. Securities that include an alternative payment mechanism shall also be deemed to be non-cumulative for all purposes of the Replacement Capital Covenant, other than the definitions of APM qualifying securities and qualifying non-cumulative perpetual preferred stock.

“Optional deferral provision” means, as to any securities or combination of securities (together in this definition, “securities”), a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities may in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to ten years without any remedy other than permitted remedies.

“Other qualifying replacement capital covenant” means a replacement capital covenant, as identified by our Board of Directors acting in good faith and in its reasonable discretion, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except out of the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

(b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative perpetual preferred stock” means our non-cumulative preferred stock that ranks pari passu with or junior to all our other preferred stock, is perpetual and is subject to either a replacement capital covenant substantially similar to the Replacement Capital Covenant or an other qualifying replacement capital covenant or has a provision that prohibits us from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein and is subject to intent-based replacement disclosure, and in each case as to which the transaction documents provide for no remedies as a consequence of non-payment of distributions other than permitted remedies.

The Replacement Capital Covenant only benefits holders of our “Covered Debt,” which is currently comprised of our 5 5/8% Junior Subordinated Notes due 2035 (CUSIP No 060505AZ7) owned of record by DTC. The security deemed Covered Debt can be changed from time to time in accordance with the terms of the Replacement Capital Covenant. The Replacement Capital Covenant is not enforceable by holders of HITS or Preferred Stock. Any amendment or termination of our obligations under the Replacement Capital Covenant will require the consent of the holders of at least a majority in principal amount of that series of indebtedness, except that we may amend or supplement the replacement capital covenant without the consent of the holders of that series of indebtedness if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of Bank of America has delivered to the holders of the then effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect; (ii) such amendment eliminates common stock or mandatorily convertible preferred stock (but only to the extent exchangeable for common stock) as replacement capital securities, if in the case of this clause (ii) we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes or (iii) such amendment or supplement is not materially adverse to the holders of the then-effective series of Covered Debt and an officer of Bank of America has delivered to the holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of Covered Debt.

Liquidation Distribution upon Dissolution

We can at any time dissolve and liquidate the Trust. Pursuant to the Declaration of Trust, the Trust shall dissolve on the first to occur of:

•	upon our bankruptcy;

•	upon the filing of a certificate of dissolution or its equivalent with respect to us;

•	upon the consent of the holders of at least a majority in aggregate liquidation amount of the Trust securities voting together as a single class to dissolve the Trust;

•	upon the revocation of our charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

•	at our election at any time and upon the distribution of the assets of the Trust corresponding to its securities to the holders of the Trust securities;

•	upon the entry of a decree of judicial dissolution of the holder of the Trust Common Securities, us or the Trust; or

•	upon the redemption of all of the Trust securities.

Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of our bankruptcy, dissolution or liquidation, the Property Trustee and the regular trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of HITS of each class a like amount of corresponding assets as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, unless otherwise required by applicable law, the Trust will not be liquidated until after the Stock Purchase Date but, commencing promptly thereafter, the Property Trustee and the regular trustees will liquidate the Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of HITS of each class a like amount of corresponding assets as of the date of such distribution. The Trust shall give notice of liquidation to each holder of HITS at least 15 days and not more than 60 days before the date of liquidation.

If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the corresponding assets in the manner provided above is not practical, or if the early dissolution occurs as a result of the redemption of all the HITS, the Property Trustee and the regular trustees shall liquidate the property of the Trust and wind up its affairs in such manner as they determine. In that case, upon the winding-up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the HITS, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding-up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth below under “— Ranking of Trust Common Securities.”

The term “like amount” as used above means:

•

with respect to a distribution of Junior Subordinated Notes to holders of any Preferred HITS, Corporate HITS or Trust Common Securities in connection with a dissolution or liquidation of the Trust or a redemption in kind of Corporate HITS, Junior Subordinated Notes having a principal amount equal to the liquidation amount of the HITS or Trust Common Securities of the holder to whom such Junior Subordinated Notes would be distributed; and

•

with respect to a distribution of Preferred Stock to holders of Preferred HITS in connection with a dissolution or liquidation of the Trust therefor, Preferred Stock having a Liquidation Preference equal to the liquidation amount of the Preferred HITS of the holder to whom such Preferred Stock would be distributed.

Distribution of Trust Assets

Upon liquidation of the Trust other than as a result of an early dissolution upon the redemption of all the HITS and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.

After the liquidation date fixed for any distribution of assets of the Trust:

•	the HITS will no longer be deemed to be outstanding;

•

if the assets to be distributed are Junior Subordinated Notes or shares of Preferred Stock, DTC or its nominee, as the record holder of the HITS, will receive a registered global certificate or certificates representing the Junior Subordinated Notes and shares of Preferred Stock to be delivered upon such distribution and if the assets to be distributed are Qualifying Treasury Securities that are Pledged Securities, such securities will be delivered in book-entry form;

•

any certificates representing the Corporate HITS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent the Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Corporate HITS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Corporate HITS until such certificates are so surrendered for transfer or reissuance (and until such certificates are surrendered, no payments of interest, principal, dividends, redemption price or otherwise will be made to holders);

•

any certificates representing the Preferred HITS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Preferred Stock having a Liquidation Preference equal to the Preferred HITS until such certificates are so surrendered for transfer and reissuance; and

•	all rights of the holders of the HITS will cease, except the right to receive Junior Subordinated Notes, Qualifying Treasury Securities or Preferred Stock, as the case may be, upon such surrender.

Since after the Stock Purchase Date each Preferred HITS corresponds to 1/100th of a share of Preferred Stock, holders of Preferred HITS may receive fractional shares of Preferred Stock or depositary shares representing the Preferred Stock upon this distribution. Since holders of the Preferred Stock are not entitled to vote for the election of directors in the event we do not pay full dividends for six quarterly Dividend Periods, the Preferred Stock (or depositary shares representing the Preferred Stock) would not qualify for listing on the New York Stock Exchange under its current rules.

Ranking of Trust Common Securities

If on any Distribution Date the Trust does not have funds available from payments of interest on the Junior Subordinated Notes, dividends on the Preferred Stock or Contract Payments on the Stock Purchase Contracts (as applicable) to make full distributions on the HITS and the Trust Common Securities (other than as a result of the due exercise of our deferral right regarding interest or Contract Payments), then:

•

if such deficiency in funds results from our failure to make a full payment of interest on the Junior Subordinated Notes on any interest payment date, then the available funds will be applied first to make distributions then due on the Preferred HITS and the Corporate HITS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to interest payments on the Junior Subordinated Notes (or, if less, the amount of the corresponding distribution that would have been made on the Preferred HITS and Corporate HITS had we made a full payment of interest on the Junior Subordinated Notes) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date;

•

if the deficiency in funds results from our failure to make a full payment of Contract Payments on the Stock Purchase Contracts on a payment date for Contract Payments, then the available funds will be applied first to make distributions then due on the Preferred HITS and the Treasury HITS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to the Contract Payments on the Stock Purchase Contracts (or, if less, the amount of the corresponding distributions that would have been made on the Preferred HITS and the Treasury HITS had we made a full payment of Contract Payments on the Stock Purchase Contracts) before any such amount is applied to make a distribution on the Trust Common Securities on such Distribution Date; and

•

if the deficiency in funds results from our failure to pay a full dividend on shares of Preferred Stock on a Dividend Payment Date, then the available funds from dividends on the Preferred Stock will be applied first to make distributions then due on the Preferred HITS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to dividends on the Preferred Stock (or, if less, the amount of the corresponding distributions that would have been made on the Preferred HITS had we paid a full dividend on the Preferred Stock) before any such amount is applied to make a distribution on Trust Common Securities on such Distribution Date.

If on any date where Preferred HITS and Trust Common Securities must be redeemed because we are redeeming Preferred Stock the Trust does not have funds available from our redemption of shares of Preferred Stock to pay the full redemption price then due on all of the outstanding Preferred HITS and Trust Common Securities to be redeemed, then (1) the available funds shall be applied first to pay the redemption price on the Preferred HITS to be redeemed on such redemption date and (2) Trust Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the Preferred HITS to be redeemed.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions will be made on the Trust Common Securities until full liquidation distributions have been made on each class of the HITS.

In the case of any event of default under the Declaration of Trust resulting from (1) an event of default under the Indenture or (2) our failure to comply in any material respect with any of our obligations under the Stock Purchase Contract Agreement or as issuer of the Preferred Stock, including obligations set forth in our amended and restated certificate of incorporation or “Certificate of Incorporation,” or arising under applicable law, we, as holder of the Trust Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Declaration of Trust until the effect of all such events of default with respect to the HITS have been cured, waived or otherwise eliminated. Until all events of default under the Declaration of Trust have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the HITS and not on our behalf, and only the holders of the HITS will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under the Declaration of Trust, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the Indenture with respect to the Junior Subordinated Notes beneficially owned by the Trust;

•

our failure to comply in any material respect with our obligations (1) under the Stock Purchase Contract Agreement or (2) as issuer of the Preferred Stock, under our Certificate of Incorporation or those of the Trust, or arising under applicable law;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Declaration of Trust and the continuation of such default or breach for 90 days after we and the trustees have received written notice of the failure to perform or breach in the manner specified in such Declaration of Trust; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 90 days.

Within 30 days after any Trust Event of Default actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of the affected class of Trust securities and to the regular trustees, unless such Trust Event of Default shall have been cured or waived. We, as sponsor, and the regular trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Declaration of Trust.

The existence of a Trust Event of Default under the Declaration of Trust, in and of itself, with respect to the Junior Subordinated Notes does not entitle the holders of the Preferred HITS or the Corporate HITS to accelerate the maturity of such Junior Subordinated Notes.

Removal of Trustees

Unless an event of default under the Indenture has occurred and is continuing, the Property Trustee and/or the Delaware Trustee may be removed at any time by the holder of the Trust

Common Securities. The Property Trustee and the Delaware Trustee may be removed by the holders of a majority in liquidation amount of the outstanding HITS for cause or by the holders of a majority in liquidation amount of the Preferred HITS or the Corporate HITS if an event of default under the Indenture has occurred and is continuing. In no event will the holders of the HITS have the right to vote to appoint, remove or replace the regular trustees, which voting rights are vested exclusively in us, as the holder of the Trust Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

Co-Trustees and Separate Property Trustee

Unless an event of default under the Indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust Common Securities, and the regular trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Declaration of Trust. If an event of default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the Property Trustee or the Delaware Trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Declaration of Trust, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety, to us or any other person, except as described below. The Trust may, with the consent of the regular trustees but without the consent of the holders of the applicable Trust securities, the Property Trustee, or the Delaware Trustee, consolidate, amalgamate, or merge with or into, or be replaced by, a trust organized under the laws of any state if:

•	the successor entity, if not the Trust, either:

•	expressly assumes all of the obligations of the Trust with respect to the Trust securities, or

•

substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities, so long as the successor securities rank the same as the Trust Securities in priority with respect to distributions and payments upon liquidation, redemption, and otherwise;

•

we, as issuer of the Junior Subordinated Notes, expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding Junior Subordinated Notes;

•

the HITS or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national or international securities exchange or with another organization, if any, on which the HITS are then listed or quoted;

•	the merger, consolidation, amalgamation, or replacement does not cause the HITS, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of the Trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation, or replacement, we have received an opinion of counsel to the Trust to the effect that:

•

the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of the Trust securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•

following the merger, consolidation, amalgamation, or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•	following the merger, consolidation, amalgamation, or replacement, the Trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes; and

•	we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees of the Trust securities.

A Trust may not, except with the consent of holders of 100% in liquidation amount of its Trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, merger, amalgamation, or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of the Declaration of Trust

Except as provided herein and under “Description of the Guarantee — Amendments and Assignment” and as otherwise required by law and the Declaration of Trust, the holders of the HITS will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Declaration of Trust, including in respect of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock beneficially owned by the Trust. Under the Declaration of Trust, however, the Property Trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Declaration of Trust. We and the regular trustees may amend the Declaration of Trust without the consent of the holders of the HITS, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of HITS or the Property Trustee or the Delaware Trustee, to:

•	cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which may not be inconsistent with the other provisions of the Declaration of Trust;

•

modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts and/or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the HITS as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations;

•

provide that certificates for the HITS may be executed by a regular trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the Declaration of Trust to the description of the Declaration of Trust, the HITS and the Trust Common Securities in this prospectus supplement, in the manner provided in the Declaration of Trust.

Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the HITS.

We and the regular trustees may generally amend the Declaration of Trust with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of each outstanding class of HITS affected by the amendments; and

•

receipt by the trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or the regular trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Declaration of Trust may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Indenture and Junior Subordinated Notes. So long as the Property Trustee holds any Junior Subordinated Notes, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Corporate HITS and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Preferred HITS, considered together as a single class:

•

direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Junior Subordinated Notes, or execute any trust or power conferred on the Indenture Trustee with respect to such Junior Subordinated Notes;

•	waive any past default that is waivable under the Indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Notes is due and payable; or

•	consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Notes, where such consent by the holders of the Junior Subordinated Notes shall be required.

If a consent under the Indenture would require the consent of each holder of Junior Subordinated Notes affected thereby, no such consent may be given by the Property Trustee without the prior consent of each holder of Corporate HITS and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, each holder of the Preferred HITS.

The Property Trustee will notify each holder of the Corporate HITS and prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, each holder of the Preferred HITS, of any notice of default with respect to the Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the holders of the HITS, before taking any of the foregoing actions, the trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts and/or agency arrangements or as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the HITS except by subsequent vote of the holders of the same class or classes of HITS.

Stock Purchase Contract Agreement and Collateral Agreement. We may modify the Stock Purchase Contract Agreement or the Collateral Agreement with the consent of the regular trustees of the Trust. The trustees may consent to any amendment or modification of these agreements without the prior consent of the holders of any class of HITS for any of the following purposes:

•	to evidence the succession of another person to the obligations of the Trust or the Property Trustee,

•	to add to the covenants for the benefit of the Trust or the Property Trustee or to surrender any of our rights or powers under those agreements,

•	to evidence and provide for the acceptance of appointment of a successor Collateral Agent, Custodial Agent or securities intermediary under the Collateral Agreement,

•	to cure any ambiguity, or to correct or supplement any provisions that may be inconsistent,

•	to conform the terms of the Stock Purchase Contract Agreement or the Collateral Agreement to their respective descriptions in this prospectus supplement, or

•	to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders of any class of HITS in any material respect.

The trustees of the Trust may agree, with the consent of the holders of not less than a majority of the holders of the Preferred HITS and Treasury HITS at the time outstanding, considered together as a single class, to amend or modify the Stock Purchase Contract Agreement or the Collateral Agreement. However, no such amendment or modification may, without the consent of the holder of each outstanding Preferred HITS and Treasury HITS:

•	change any payment date,

•

change the amount or type of Pledged Securities required to be pledged, impair the right of the Trust to receive distributions on the Pledged Securities or otherwise adversely affect the Trust’s rights in or to the Pledged Securities,

•	change the place or currency of payment or reduce any Contract Payments,

•

impair the Property Trustee’s, or the holders’ in the case of a direct action, right to institute suit for the enforcement of the Stock Purchase Contract Agreement or payment of any Contract Payments, or

•

reduce the number of shares of Preferred Stock purchasable under the Stock Purchase Contracts, increase the price to purchase Preferred Stock upon settlement of the Stock Purchase Contracts, change the Stock Purchase Date or otherwise adversely affect the Trust’s rights under the Stock Purchase Contracts.

If any amendment or proposal referred to above would adversely affect only the Preferred HITS or the Treasury HITS, then only the affected class of holders will be entitled to consent to such modification, and the Property Trustee’s consent to such modification will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

Preferred Stock. So long as the Preferred Stock is held by the Property Trustee on behalf of the Trust, the trustees of the Trust will not waive any default in respect of the Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the Preferred HITS and the Treasury HITS then outstanding, considered together as a single class. The trustees of the Trust also shall not consent to any amendment to the Trust’s or our governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of Preferred HITS and Treasury HITS. In addition to obtaining the foregoing approvals from holders, the trustees of the Trust shall obtain, at our expense, an opinion of counsel to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General. Any required approval of holders of any class of HITS may be given at a meeting of holders of such class of HITS convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of any class of HITS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such HITS in the manner set forth in the Declaration of Trust.

No vote or consent of the holders of HITS will be required for the Trust to redeem and cancel the HITS in accordance with the Declaration of Trust.

Notwithstanding that holders of the HITS are entitled to vote or consent under any of the circumstances described above, any of the HITS that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the HITS shall be made to DTC by the Paying Agent, which shall credit the relevant accounts on the applicable Distribution Dates. If any HITS are not held by DTC, the Paying Agent shall make such payments by check mailed to the address of the holder as such address shall appear on the register.

The “Paying Agent” shall initially be The Bank of New York Trust Company, N.A. and any co-paying agent chosen by the Property Trustee and acceptable to us and to the regular trustees. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the regular trustees and to the Property Trustee. In the event that The Bank of New York Trust Company, N.A. shall no longer be the Paying Agent, the Property Trustee will appoint a successor to act as Paying Agent, which will be a bank or trust company acceptable to the regular trustees and to us.

Registrar and Transfer Agent

The Bank of New York Trust Company, N.A. will act as registrar and transfer agent, or “Transfer Agent,” for the HITS.

Registration of transfers of HITS will be effected without charge by or on behalf of the Trust, but after payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any HITS can be exchanged for other HITS of the same class so long as such other HITS are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the HITS that were surrendered for exchange. The HITS may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the HITS, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the HITS. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the HITS for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the HITS.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Declaration of Trust. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of HITS unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. However, the holders of the HITS will not be required to offer any indemnity if those holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declaration of trust. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one upon which holders of HITS are entitled under the Declaration of Trust to vote, then the Property Trustee will take any action that we direct. If we do not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Property Trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The Property Trustee or its affiliates also serve as trustee for a number of series of our outstanding indebtedness under other indentures.

Trust Expenses

Pursuant to the Declaration of Trust, we, as sponsor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the HITS);

•

all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

The Declaration of Trust will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The regular trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts and/or agency arrangements for U.S. federal income tax purposes. The regular trustees are authorized and directed to conduct their affairs so that the Junior Subordinated Notes will be treated as indebtedness of Bank of America for U.S. federal income tax purposes.

In this regard, we, as sponsor of the Trust, and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration of Trust, that we and the regular trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the HITS.

Holders of the HITS have no preemptive or similar rights. The HITS are not convertible into or exchangeable for our common stock or preferred stock.

Subject to the Replacement Capital Covenant and to the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, we or our affiliates may from time to time purchase any of the HITS that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets except for pledges of Junior Subordinated Notes, the interest-bearing deposit with Bank of America, N.A. and Qualifying Treasury Securities to secure its obligations under the Stock Purchase Contracts.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

The following is a summary of some of the terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement, but is not necessarily complete. This description is qualified in its entirety by reference to the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement.

Purchase of Preferred Stock

Each Stock Purchase Contract will obligate the Trust to purchase, and us to sell, a newly-issued share of Preferred Stock on the Stock Purchase Date for $100,000 in cash. The Stock Purchase Date is expected to be March 15, 2012, but could (1) occur on an earlier date if an Early Settlement Event (as described below) occurs or (2) be deferred for quarterly periods until as late as March 15, 2013 if the first four Remarketing attempts are not successful. The Stock Purchase Date will be the March 15, June 15, September 15 or December 15 immediately following the Remarketing Settlement Date, or if no successful Remarketing has occurred by the February 15, May 15, August 15 or November 15 immediately following the fifth Remarketing attempt, then such March 15, June 15, September 15 or December 15 after such fifth unsuccessful Remarketing. For example, if no Early Settlement Event has occurred and each successive Remarketing in February 2012, May 2012, August 2012, November 2012 and February 2013, is not successful, the Stock Purchase Date would then be on March 15, 2013. In any event, if a day scheduled to be a Stock Purchase Date is not a business day, then such event shall occur on the next business day, and if such a day scheduled to be a Remarketing Settlement Date or by which a Remarketing must have occurred is not a business day, then such event shall occur on the preceding business day.

On the Stock Purchase Date, the Trust will satisfy its obligation to purchase the Preferred Stock for $100,000 per Stock Purchase Contract. Unless an event described under “— Termination” has occurred, then the settlement of the Stock Purchase Contracts will occur as follows:

•

a portion of the cash proceeds from the Remarketing will be withdrawn from the interest-bearing deposit with Bank of America, N.A. and applied together with the proceeds at maturity of the Qualifying Treasury Securities to satisfy in full the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts; and

•

if there has not been a successful Remarketing, we will exercise our rights as a secured party in accordance with applicable law, including without limitation disposition of the Junior Subordinated Notes pledged to secure the Trust’s obligations under the Stock Purchase Contracts or their proceeds or applying these Junior Subordinated Notes or their proceeds against the Trust’s obligation to purchase Preferred Stock under the Stock Purchase Contracts.

In any event, a share of Preferred Stock will then be issued and delivered to the Trust in respect of each Stock Purchase Contract.

Contract Payments

We will make periodic contract payments, or “Contract Payments,” to the Trust on the Stock Purchase Contracts at the rate of     •    % per annum of the stated amount of $100,000 per Stock Purchase Contract. Contract Payments will be calculated on the basis of a 360-day year consisting of twelve 30 day months. Contract Payments will accrue from February     •    , 2007 and, subject

to our right to defer Contract Payments described below, will be payable on each Regular Distribution Date through the Stock Purchase Date. If any Regular Distribution Date is not a business day, then payment of the Contract Payments payable on that date will be made on the next business day, and no interest or payment will be paid in respect of the delay.

Our obligations with respect to Contract Payments will be subordinate and junior in right of payment to our obligations under any of our senior and subordinated debt to the same extent as the Junior Subordinated Notes. The Stock Purchase Contracts do not limit the incurrence by us of other indebtedness, including senior and subordinated debt. No Contract Payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior and subordinated debt or an event of default with respect to any senior and subordinated debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Option to Defer Contract Payments

We may, at our option, and will at the direction of the Federal Reserve, defer Contract Payments on the Stock Purchase Contracts. If we defer Contract Payments we will provide prior written notice to the Property Trustee, who will notify holders of Preferred HITS and Treasury HITS and the regular trustees. We may elect to defer Contract Payments on more than one occasion. Deferred Contract Payments will accrue interest until paid, at a rate per annum equal to     •    %. If we elect or are directed by the Federal Reserve to defer the payment of Contract Payments and such deferral is continuing on the Stock Purchase Date, then we will pay the Trust the deferred Contract Payments by delivery of subordinated notes that have a principal amount equal to the aggregate amount of deferred Contract Payments as of the Stock Purchase Date, mature on the later of March 15, 2015 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to     •    %, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Contract Payments and are redeemable by us at any time prior to their stated maturity. The notes will be issued as a new series of notes under our junior subordinated indenture described in this prospectus supplement under “Description of the Junior Subordinated Notes.” The Trust will hold these notes as assets corresponding to the Preferred HITS and Treasury HITS and make distributions to the holders thereof corresponding to payments of principal of, and interest on, these notes. If the Stock Purchase Contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, the Trust’s right to receive Contract Payments and deferred Contract Payments also will terminate.

If we elect or are directed by the Federal Reserve to defer Contract Payments, then until the deferred Contract Payments have been paid in cash or any notes we issue in respect of deferred Contract Payments have been repaid in full, we will not take any of the actions that we would be prohibited from taking during a deferral of interest payments on the Junior Subordinated Notes as described under “Description of the Junior Subordinated Notes — Restrictions on Certain Payments, Including on Deferral of Interest.”

Direct Action by Holders of Preferred HITS or Treasury HITS

Up to and including the Stock Purchase Date, or the earlier termination of the Stock Purchase Contracts, any holder of Preferred HITS or Treasury HITS may institute a direct action against us if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

•	suing us to enforce the Property Trustee’s rights under the Stock Purchase Contracts.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Preferred HITS or Treasury HITS thereunder without the consent of all such holders.

Termination

Our rights and obligations and the rights and obligations of the Trust under the Stock Purchase Contracts, including the right and obligation to purchase Preferred Stock and the right to receive deferred Contract Payments, will immediately and automatically terminate, without any further action, upon the termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the Stock Purchase Contracts as a result of our bankruptcy, insolvency or reorganization, the Trust will not have a claim in bankruptcy under the Stock Purchase Contracts with respect to our issuance of Preferred Stock or the right to receive Contract Payments.

Upon any termination of the Stock Purchase Contracts, the Collateral Agent will release the aggregate principal amount of the Junior Subordinated Notes corresponding to the aggregate liquidation amount of the Preferred HITS and the aggregate principal amount of Qualifying Treasury Securities corresponding to the aggregate liquidation amount of the Treasury HITS, as the case may be, held by it to the Property Trustee for distribution to the holders of the Preferred HITS and the Treasury HITS. Upon any such termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the Junior Subordinated Notes, and Stock Purchase Contracts like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, a delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay would be limited. The automatic stay will not be lifted until such time as the bankruptcy court agrees to lift it and return your Pledged Securities to you.

If Bank of America, N.A. is placed in receivership while it is holding the interest-bearing deposit containing the net proceeds of the Remarketing, and if the Stock Purchase Contracts have not been terminated, the deposit will be assigned to us on the Stock Purchase Date as payment for the Preferred Stock corresponding to the Preferred HITS; however, if the Stock Purchase Contracts have been terminated, the deposit will remain property of the Trust until the Trust’s assets are distributed to the holders of the Trust securities.

If the Stock Purchase Contracts are terminated as a result of our bankruptcy, insolvency or reorganization, the Trust will have no right to receive any accrued Contract Payments.

Pledged Securities and the Collateral Agreement

The Trust will pledge Junior Subordinated Notes and Qualifying Treasury Securities, also referred to as the “Pledged Securities,” and, after a successful Remarketing the interest-bearing deposit with Bank of America, N.A., to us through the Collateral Agent, for our benefit, pursuant to the Collateral Agreement to secure the obligations of the Trust to purchase Preferred Stock under the Stock Purchase Contracts. The rights of the Trust (acting through the Property Trustee) to the Pledged Securities and the interest-bearing deposit will be subject to our security interest created by the Collateral Agreement. The aggregate principal amount of Junior Subordinated Notes and Qualifying Treasury Securities constituting Pledged Securities, together with the amount of any proceeds of Qualifying Treasury Securities held by the Collateral Agent for reinvestment in additional Qualifying Treasury Securities and, after a successful

Remarketing, the deposit with Bank of America, N.A., must always equal the purchase price of the Preferred Stock under the Stock Purchase Contracts. Accordingly, Pledged Securities may not be withdrawn from the pledge arrangement except:

•

to substitute Qualifying Treasury Securities for Junior Subordinated Notes in connection with an exchange of Preferred HITS for Treasury HITS and Corporate HITS, as provided for under “Description of the HITS — Exchanging Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS”;

•

to substitute Junior Subordinated Notes for Qualifying Treasury Securities in connection with an exchange of Treasury HITS and Corporate HITS for Preferred HITS, as provided for under “Description of the HITS — Exchanging Treasury HITS and Corporate HITS for Preferred HITS and Qualifying Treasury Securities”;

•	to substitute the interest-bearing deposit with Bank of America, N.A. for Junior Subordinated Notes upon completion of a successful Remarketing; or

•	upon the termination of the Stock Purchase Contracts.

Subject to the security interest and the terms of the Collateral Agreement, the Trust (acting through the Property Trustee) will own the Pledged Securities and, subject to the terms of the Declaration of Trust, it will be entitled to exercise all rights pertaining to the Junior Subordinated Notes and Preferred Stock, including voting rights and, in the case of the Junior Subordinated Notes, redemption rights. We will have no interest other than our security interest in the Pledged Securities or the interest-bearing deposit with Bank of America, N.A.

Except as described in “Additional Provisions of the Stock Purchase Contract Agreement and the Collateral Agreement,” the Collateral Agent will, upon receipt, if any, of payments on the Pledged Securities (except to the extent it applies the proceeds at maturity of any Qualifying Treasury Securities to purchase replacement Qualifying Treasury Securities), distribute the payments to the Trust, which will in turn distribute those payments together with Contract Payments received from us, to the persons in whose names the Preferred HITS and Treasury HITS are registered at the close of business on the record date immediately preceding the date of payment.

ADDITIONAL PROVISIONS OF THE STOCK PURCHASE

CONTRACT AGREEMENT AND THE COLLATERAL AGREEMENT

The following is a summary of some additional provisions of the Stock Purchase Contract Agreement and the Collateral Agreement. This summary, together with the summary of some of the provisions of the related documents described above, contains a description of material provisions of the Stock Purchase Contract Agreement and the Collateral Agreement but is not necessarily complete. This description is qualified in its entirety by reference to the Stock Purchase Contract Agreement and the Collateral Agreement.

No Consent to Assumption

The Trust (acting through the Property Trustee) will under the terms of the Stock Purchase Contract Agreement be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

We covenant in the Stock Purchase Contract Agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless:

•

the successor entity is a corporation organized and existing under the laws of a domestic jurisdiction and assumes our obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Declaration of Trust, the Indenture for the Junior Subordinated Notes, the Guarantee and the Remarketing Agreement;

•

the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the Stock Purchase Contracts, the Stock Purchase Contract Agreement, the Collateral Agreement, the Declaration of Trust or the Remarketing Agreement or in material default in the performance of any other covenants under these agreements; and

•

the successor entity reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the Trust will receive, on the Stock Purchase Date, preferred stock having substantially the same rights as the Preferred Stock that the Trust would have received had such merger, consolidation or other transaction not occurred.

Governing Law

The Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Collateral Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Collateral Agent

The Bank of New York Trust Company, N.A. initially will be the Collateral Agent, Custodial Agent and securities intermediary under the Collateral Agreement. The Bank of New York Trust Company, N.A., in its capacity as Collateral Agent, will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with the Property Trustee or any of the holders of the HITS, except for the obligations owed by a pledgee of property to the owner of the property under the Collateral Agreement and applicable law. The Bank of New York Trust Company, N.A., in its capacity as Custodial Agent, will act solely as agent for the Trust and will not assume any obligation or relationship of agency or trust for or with any of the holders of the HITS.

The Collateral Agreement will contain provisions limiting the liability of the Collateral Agent and Custodial Agent and provisions under which they may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Miscellaneous

The Collateral Agreement will provide that we will pay all reasonable fees and expenses related to the retention of the Collateral Agent and Custodial Agent.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a summary of the material terms of the Junior Subordinated Notes. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Junior Subordinated Notes but is not necessarily complete. This description is qualified in its entirety by reference to the Junior Subordinated Notes.

We will issue the Junior Subordinated Notes under a base indenture between us and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as “Indenture Trustee”, and a supplement to the base indenture in the form of a supplemental indenture or a resolution of our Board of Directors or of a special committee formed by our Board of Directors. The term “Indenture” used in this prospectus supplement is deemed to include any supplement to the base indenture with respect to the Junior Subordinated Notes. The terms of the Junior Subordinated Notes will include those stated in the Indenture and those made part of that indenture by reference to the Trust Indenture Act.

The Trust will invest the proceeds from the issuance and sale of the Preferred HITS and the Trust Common Securities in our Junior Subordinated Notes. We have summarized the general terms and provisions of the Junior Subordinated Notes in this section. The following summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. You should read the Indenture for additional information before you purchase any HITS. The base indenture and the form of supplemental indenture are filed as exhibits to the registration statement of which the accompanying prospectus is a part.

When we use the term “holder” in this prospectus supplement with respect to the Junior Subordinated Notes, we mean the person in whose name such Junior Subordinated Note is registered in the security register. It is expected that The Bank of New York, in its capacity as Property Trustee on behalf of the Trust, will be the registered holder of the Junior Subordinated Notes at all times prior to the Remarketing Settlement Date. After the Remarketing Settlement Date, we expect that the Junior Subordinated Notes will be held in book-entry only form, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Neither the Indenture nor any other agreement limits the principal amount of Junior Subordinated Notes or other indebtedness that we may issue. The Junior Subordinated Notes are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

The Junior Subordinated Notes will be unsecured, will be deeply subordinated, including to all of our existing and future senior and subordinated debt, described below under “— Subordination,” and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including junior subordinated debt securities underlying trust preferred securities that are currently outstanding and other subordinated debt that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes, but will be pari passu with trade creditors and Pari Passu Securities, as defined below under “— Subordination”; provided that in connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall be senior obligations instead of subordinated obligations, effective on or after the Remarketing Settlement Date.

We will have the right at any time after the Stock Purchase Date or the earlier termination of the Stock Purchase Contracts to dissolve the Trust and cause the Junior Subordinated Notes to be distributed to the holders of the Corporate HITS and, if the Stock Purchase Contracts have been terminated, the holders of the Preferred HITS. If Junior Subordinated Notes are distributed to holders of the Preferred HITS and Corporate HITS in liquidation of the holders’ interests in the Trust at any time that the Preferred HITS and Corporate HITS are represented by global securities, those Junior Subordinated Notes initially will be issued as a global security. Unless the Trust is dissolved and the Junior Subordinated Notes distributed to holders of the Preferred HITS and Corporate HITS, The Bank of New York, in its capacity as Property Trustee on behalf of the Trust, will continue to hold legal title to the Junior Subordinated Notes, subject, in the case of Junior Subordinated Notes that are Pledged Securities, to the pledge under the Collateral Agreement, and until the Stock Purchase Date or, if earlier, the Remarketing Settlement Date or the Junior Subordinated Notes are distributed to the holders of the Corporate HITS, as applicable.

Interest Rate and Maturity

The interest payment provisions for the Junior Subordinated Notes correspond to the distribution provisions of the Preferred HITS described under “Description of the HITS — Current Payments — Preferred HITS.”

The Junior Subordinated Notes will mature on March 15, 2043 (subject to change in connection with a Remarketing as described below under “— Remarketing”) and will bear interest accruing from February •, 2007, at the rate of •% per annum payable semi-annually in arrears on March 15 and September 15 of each year (and on the Stock Purchase Date if not occurring on March 15 or September 15) (each, an “interest payment date”), commencing September 15, 2007, subject to the deferral provisions described under “— Option to Defer Interest Payments.” An “interest payment period” with respect to the Junior Subordinated Notes is the period from and including the most recent interest payment date on which interest has been paid or duly made available for payment (or the date of original issuance if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding interest payment date or, if earlier, the maturity date of the Junior Subordinated Notes. If there is a Failed Remarketing, interest will also be payable on the Junior Subordinated Notes on the Stock Purchase Date if it is not otherwise an interest payment date.

The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year consisting of twelve 30 day months.

If any date on which interest is payable on the Junior Subordinated Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment as a result of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by applicable law, at a rate per annum equal to     •    %, compounded semi-annually and computed on the basis of a 360-day year consisting of twelve 30 day months.

We will pay interest on the Junior Subordinated Notes to the holders on the relevant record date. If the Property Trustee is the holder of the Junior Subordinated Notes, the record date will be one business day before the relevant payment date.

The term “interest” as used in this prospectus supplement and the accompanying prospectus includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable interest payment date, compounded interest, and additional interest, as applicable.

Option to Defer Interest Payments

As long as there is not an event of default under the Indenture, we will have the right under the Indenture, and will do so if directed by the Federal Reserve, to defer the payment of interest on the Junior Subordinated Notes at any time or from time to time. We may not defer interest payments for any period of time that exceeds 14 consecutive interest payment dates (or the equivalent if interest periods are not at the time semi-annual), i.e., seven years, with respect to any deferral period, but not beyond the maturity date of the Junior Subordinated Notes. If we elect to move up the maturity date of the Junior Subordinated Notes in connection with a Remarketing and, at the time of the Remarketing, are deferring interest, we may not elect a maturity date that is earlier than seven years after commencement of the deferral period. Any deferral period must end on an interest payment date. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. During a deferral period, interest will continue to accrue and you will be required to accrue interest income for United States federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences – Taxation of the Junior Subordinated Notes” for further information on United States federal income taxation.

If the Stock Purchase Date occurs during a deferral period and we have not successfully remarketed the Junior Subordinated Notes, on the Stock Purchase Date we will pay the Trust deferred interest on the Junior Subordinated Notes that are Pledged Securities by delivery of subordinated notes that have a principal amount equal to the aggregate amount of deferred interest as of the Stock Purchase Date, which will mature on the later of March 15, 2015 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to     •    % per annum, are subordinate and rank junior in right of payment to all of our senior and subordinated debt on the same basis as the Junior Subordinated Notes and are redeemable by us at any time prior to their stated maturity.

Prior to the termination of any deferral period, we may extend such deferral period, provided that such extension does not:

•	cause such extended deferral period to exceed the maximum deferral period;

•	end on a date other than an interest payment date; or

•	extend beyond the maturity of the Junior Subordinated Notes.

Upon the termination of any deferral period, or any extension of the related deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. No interest shall be due and payable during a deferral period except at the end thereof. We may prepay at any time all or any portion of the interest accrued during a deferral period.

If the Junior Subordinated Notes are registered in the name of the Property Trustee, we will give the Property Trustee, the Delaware Trustee, the regular trustees and the Indenture Trustee written notice of our election to defer interest payments at least one business day before the earlier of:

•	the next succeeding interest payment date for the Junior Subordinated Notes; and

•

the date the Trust is required to give notice to the New York Stock Exchange or any other exchange on which the HITS are listed or any other applicable self-regulatory organization, if any, of the record or payment date for the related distribution (however, in no event shall notice be required more than 15 business days prior to an interest payment date).

The Indenture Trustee will give notice of our election to defer interest payments to the regular trustees and to the holders of the Corporate HITS and, if such election is made prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, to the holders of the Preferred HITS.

If the Junior Subordinated Notes are not registered in the name of the Property Trustee, we will give the holders of the Junior Subordinated Notes and the Indenture Trustee written notice of our election to defer interest payments at least 10 business days before the earlier of the next succeeding interest payment date or the date we are required to give notice of the record date or payment date of such interest payment to the New York Stock Exchange or any other exchange on which the Junior Subordinated Notes or HITS are listed or any other applicable self-regulatory organization, or to the holders of the Junior Subordinated Notes (however, in no event shall notice be required more than 15 business days prior to an interest payment date).

Currently, we do not intend to exercise our right to defer payments of interest by extending the interest payment period on the Junior Subordinated Notes. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend a deferral period.

As described under “— Restrictions on Certain Payments, Including on Deferral of Interest,” during a deferral period, we will be subject to restrictions with respect to payments related to our capital stock and our indebtedness that is equal or junior to the Junior Subordinated Notes.

We have agreed not to make any payment of principal of or interest on, repay or redeem any debt securities ranking pari passu or junior to the junior subordinated debt securities issued under various indentures if, at that time, there is a default under the applicable indenture or we have delayed interest payments thereon.

Alternative Payment Mechanism

We covenant in the Indenture that, if we defer payment of interest on any interest payment date on or prior to the Stock Purchase Date:

•	we will notify the Federal Reserve if this covenant is applicable;

•

we will pay deferred interest only out of the net proceeds of the sale of shares of our common stock or non-cumulative perpetual preferred stock received by us during the 180 days prior to the date of payment of such deferred interest; and

•

commencing with the date two years after the beginning of an interest deferral period, subject to the approval of the Federal Reserve, we will continuously use our commercially reasonable efforts to sell shares of our common stock or non-cumulative perpetual preferred stock in an amount so that the net proceeds of such sale, when applied to such deferred payments of interest, will cause such unpaid deferred interest payments to be paid in full and (unless the Federal Reserve instructs otherwise) apply the proceeds of such sale to pay the deferred amounts (provided that we will not in any event be required to pay interest on the Junior Subordinated Notes at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or one of our subsidiaries).

We refer to these provisions as the “Alternative Payment Mechanism.”

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the Alternative Payment Mechanism (including both our obligation to pay deferred interest only out of the proceeds of common stock or non-cumulative perpetual preferred stock and our covenant to use commercially reasonable efforts after the first two years of deferral to sell common stock or non-cumulative perpetual preferred stock to pay such amounts of deferred interest) will not apply to any interest on the Junior Subordinated Notes that is deferred and unpaid as of the date of consummation of the business combination. However, the surviving entity in such business combination may pay deferred interest with any available funds on such next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of such consummation).

Our failure to raise sufficient eligible equity proceeds or our use of other sources to fund interest payments in violation of the covenant described above would be a breach of our obligations under the Junior Subordinated Notes, but would not be an event of default under the Indenture. However, an event of default under the Indenture will occur if we fail to pay all accrued and unpaid interest on the Junior Subordinated Notes within 30 days after the end of 14 consecutive semi-annual periods.

Notwithstanding the foregoing, if we are required to conduct a sale of shares of our common stock and/or non-cumulative perpetual preferred stock in order to pay amounts due and payable under any instruments or other securities that rank pari passu as to interest or distributions with the Junior Subordinated Notes, then we shall apply such proceeds to deferred interest payments on the Junior Subordinated Notes, on the one hand, and such other pari passu securities, on the other hand, on a ratable basis in proportion to the total amounts that are due on the Junior Subordinated Notes and such securities before we shall be relieved of our obligation to conduct the sale of shares of our common stock and/or non-cumulative perpetual preferred stock and apply the proceeds thereof to such securities.

If we issue any subordinated notes in respect of deferred interest on the Junior Subordinated Notes, the alternative payment mechanism covenant will also apply to the payment of interest on and principal of these notes except that the reference to termination of the deferral period shall instead be to the maturity date of the notes.

For purposes of the foregoing, the following term has the meaning indicated:

“commercially reasonable efforts” by us to sell shares of our common stock or non-cumulative perpetual preferred stock means commercially reasonable efforts to complete the offer and sale of shares of our common stock or non-cumulative perpetual preferred stock, as the case may be, to third parties that are not our affiliates in public offerings or private placements; provided that we shall be deemed to have used such commercially reasonable efforts if a market disruption event occurs and for so long as it continues regardless of whether we make any offers or sales during such period. We will not be considered to have made commercially reasonable efforts to effect a sale of our common stock or non-cumulative perpetual preferred stock if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

Subordination

Our obligations to pay interest and premium (if any) on, and principal of, the Junior Subordinated Notes are subordinate and junior in right of payment and upon liquidation to all our Senior Obligations (as defined in the Indenture and described below), which generally includes all our senior and subordinated indebtedness, whether now outstanding or subsequently incurred (including junior subordinated debt securities underlying our trust preferred securities currently outstanding), that is not by its terms expressly made pari passu with or junior to the Junior Subordinated Notes. We refer to our obligations to which the Junior Subordinated Notes are subordinate as our “senior and subordinated debt.”

Except as described below, Senior Obligations means, with respect to Bank of America:

(1)	the principal, any premium, and interest with respect to:

•	indebtedness of Bank of America for money borrowed or purchased and similar obligations (whether or not that indebtedness is denominated as senior or subordinated); and

•

indebtedness evidenced by securities, debentures, bonds, or other similar instruments (whether or not denominated as senior or subordinated) issued by Bank of America (including junior subordinated debt securities and guarantees issued by Bank of America or its predecessor entities with respect to any existing or future trust preferred securities under the Indenture or otherwise);

(2)	all capital lease obligations of Bank of America;

(3)	all obligations of Bank of America issued or assumed as the deferred purchase price of property, all conditional sale obligations of Bank of America, and all obligations of Bank of America under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of Bank of America for the reimbursement on any letter of credit, banker’s acceptance, or similar credit transaction;

(5)	all obligations of Bank of America arising from off-balance sheet guarantees by Bank of America and direct credit substitutes and obligations of Bank of America associated with derivative products, such as interest and foreign exchange rate contracts, commodity contracts, swap agreements (including interest rate and foreign exchange swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, and commodity option contracts;

(6)	all obligations and financial instruments of the type referred to in clauses (1)-(5) above of other persons for the payment of which Bank of America is responsible or liable as obligor, guarantor, or otherwise; and

(7)	all obligations of the type referred to in clauses (1)-(6) above of other persons secured by any lien on any property or asset of Bank of America (whether or not that obligation is assumed by Bank of America).

However, Senior Obligations do not include any indebtedness (including any junior subordinated debt securities and guarantees) that is by its terms subordinated to or pari passu with the Junior Subordinated Notes, including such indebtedness that the Federal Reserve authorizes for inclusion in Tier 1 capital, all limited to the extent that the classification of such indebtedness as ranking subordinated to or equally with the Junior Subordinated Notes is authorized under the capital rules of the Federal Reserve. We refer to any such indebtedness that ranks equally with the Junior Subordinated Notes as “Pari Passu Securities.”

The Junior Subordinated Notes and the Guarantee will rank equally in right of payment with trade accounts payable arising in the ordinary course of business and any Pari Passu Securities. “Pari Passu Securities” does not include our junior subordinated debt securities or guarantees issued in connection with our currently outstanding trust preferred securities, or any junior subordinated debt securities or guarantees that may be issued in the future in connection with traditional trust preferred securities that are not expressly designated as pari passu with the Junior Subordinated Notes.

In addition, all liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Junior Subordinated Notes to the extent of the assets of such subsidiaries.

In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the Junior Subordinated Notes except in compliance with applicable Federal Reserve regulations and guidelines.

In connection with an Early Remarketing, other than the first attempt at Remarketing, we may elect that our obligations under the Junior Subordinated Notes shall be senior obligations instead of subordinated obligations, effective on or after the Remarketing Settlement Date.

As a result of the subordination provisions, no payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Notes may be made if:

•	any principal, premium, interest or any other payment due on any of our senior and subordinated debt has not been paid when due and that default continues; or

•	the maturity of any of our senior and subordinated debt has been accelerated because of a default.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Junior Subordinated Notes. In such an event, we will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the Junior Subordinated Notes. We will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until we have paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the Junior Subordinated Notes so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Notes.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior and subordinated debt, the holders of Junior Subordinated Notes together with the holders of any of our other obligations ranking equal with the Junior Subordinated Notes will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Junior Subordinated Notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Junior Subordinated Notes.

If we violate the Indenture by making a payment or distribution to holders of the Junior Subordinated Notes before we have paid all the senior and subordinated debt in full, then such holders of the Junior Subordinated Notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of Junior Subordinated Notes will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the Junior Subordinated Notes.

Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the Junior Subordinated Notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the Junior Subordinated Notes.

We may modify or amend the Indenture as provided under “— Modification of Indenture” below. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the Indenture relating to the subordination of the Junior Subordinated Notes in a manner that would adversely affect the holders of senior and subordinated debt.

The Indenture places no limitation on the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Remarketing

Remarketings will occur, and if successful, will settle in the calendar month immediately preceding the Stock Purchase Date. More specifically, the dates on which a Remarketing will occur, or “Remarketing Periods,” will each consist of five consecutive business days beginning on the seventh business day prior to February 15, May 15, August 15, or November 15 (or if any such day is not a business day, the immediately preceding business day) commencing with February 2012 unless an Early Settlement Event has occurred, and continuing until the fifth such period or the earlier settlement of a successful Remarketing. A successful Remarketing will settle on the date, or “Remarketing Settlement Date,” that is the February 15, May 15, August 15 and November 15 after the relevant Remarketing Period.

Before the first Remarketing, we will appoint a nationally recognized investment bank as “Remarketing Agent” pursuant to a “Remarketing Agreement” with that firm and the Property Trustee (on behalf of the Trust). We covenant in the Indenture to use our commercially reasonable efforts to effect the Remarketing of the Junior Subordinated Notes as described in this prospectus supplement. If in the judgment of our counsel or counsel to the Remarketing Agent a registration statement is required to effect the Remarketing of the Junior Subordinated Notes, we will use our commercially reasonable efforts to ensure that a registration statement covering the full principal amount of the Junior Subordinated Notes to be remarketed will be effective in a form that will enable the Remarketing Agent to rely on it in connection with the Remarketing process or we will effect such Remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.

All of the outstanding Junior Subordinated Notes will be remarketed in the Remarketing other than Junior Subordinated Notes having an aggregate principal amount equal to (i) the liquidation amount of Preferred HITS the holders of which have elected to exchange their Preferred HITS for Treasury HITS and Corporate HITS if the Remarketing is successful and (ii) the liquidation amount of Corporate HITS the holders of which have not elected to dispose of their Corporate HITS in the Remarketing if it is successful. We describe the procedures for these elections under “Description of the HITS — Remarketing of the Junior Subordinated Notes.”

The net proceeds of Junior Subordinated Notes sold in a successful Remarketing, to the extent not distributed to holders of Corporate HITS who have elected to dispose of their Corporate HITS in connection with the Remarketing, will be placed in an interest-bearing deposit with Bank of America, N.A., in an amount equal to at least 100% of the Remarketing Value, and such deposit will be pledged under the Collateral Agreement to secure the Trust’s obligation to purchase the Preferred Stock under the Stock Purchase Contracts. The net proceeds of the aggregate principal amount of Junior Subordinated Notes sold in a successful Remarketing corresponding to the liquidation amount of Corporate HITS, the holders of which elected to dispose of their Corporate HITS in the Remarketing, will be distributed to such holders promptly after the Remarketing Settlement Date and their Corporate HITS will be cancelled. Any remaining proceeds, net of any remarketing fee, will be remitted to holders of Preferred HITS other than those who made an effective election to exchange their Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS upon a successful Remarketing promptly after the Remarketing Settlement Date.

Pursuant to the Remarketing Agreement, the Remarketing Agent will use its commercially reasonable efforts to obtain a price for the Junior Subordinated Notes to be remarketed that results in proceeds, net of any remarketing fee, of at least 100% of their Remarketing Value. The “Remarketing Value” of each Junior Subordinated Note will be equal to the present value on the Remarketing Settlement Date of an amount equal to the principal amount of, plus the interest payable on, such Junior Subordinated Note on the next Regular Distribution Date, including any deferred interest, assuming for this purpose, even if not true, that the interest rate on the Junior Subordinated Notes remains at the rate in effect immediately prior to the Remarketing and all accrued and unpaid interest on the Junior Subordinated Notes is paid in cash on such date, determined using a discount rate equal to the interest rate on the deposit with Bank of America, N.A.

To obtain that value, the Remarketing Agent may reset the interest rate on the Junior Subordinated Notes to a fixed rate or a new floating rate that will apply to all outstanding Junior Subordinated Notes, whether or not included in the Remarketing, and will become effective on the Remarketing Settlement Date. If the interest rate is reset as a fixed rate, the Junior Subordinated Notes will bear interest at that rate, or “Reset Rate,” from and after the Remarketing Settlement Date, and if the interest rate is reset as a floating rate, the Junior Subordinated Notes will bear interest at the applicable index as in effect from time to time plus a spread, or “Reset Spread,” from and after the Remarketing Settlement Date. In addition, in connection with the Remarketing the maturity of the Junior Subordinated Notes may be moved up and the date after which the Junior Subordinated Notes are optionally redeemable and the redemption price may be changed. If we elect a new fixed rate or a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the Junior Subordinated Notes to correspond with the market conventions applicable to fixed rate notes or to floating rate notes bearing interest at rates based on the applicable index. Any such changes will be announced as described below prior to the Remarketing attempt.

If the Remarketing Agent cannot remarket the Junior Subordinated Notes during any Remarketing Period at a price that results in proceeds, net of any remarketing fee, equal to 100% of the Remarketing Value of the Junior Subordinated Notes to be remarketed, then:

•	the Stock Purchase Date will be deferred until after the next Remarketing Settlement Date;

•	the interest rate on the Junior Subordinated Notes will remain in effect; and

•	the Remarketing Agent will thereafter attempt to establish a new Reset Rate or Reset Spread meeting the requirements described above and remarket the Junior Subordinated
Notes on subsequent Remarketing Periods, which will begin on the seventh business day immediately preceding May 15, 2012, August 15, 2012, November 15, 2012 and February 15, 2013 (or if any such day is not a business day, the immediately preceding business day).

Any subsequent Remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding Remarketing Settlement Date; provided that if a successful Remarketing has not previously occurred and, as a result, the Remarketing Agent attempts a Remarketing for settlement on February 15, 2013 (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing) or, if such day is not a business day, on the preceding business day, then the Reset Rate or Reset Spread for that Remarketing will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable.

If the Remarketing Agent is unable to remarket the Junior Subordinated Notes for settlement on or before February 15, 2013 (or the fifth scheduled Remarketing Settlement Date in the case of an Early Remarketing) or, if such day is not a business day, the preceding business day, a “Failed Remarketing” will be deemed to have occurred. In that case:

•

The interest rate on the Junior Subordinated Notes will not be reset, and the Preferred HITS and Corporate HITS will continue to bear cash distributions at the rate otherwise applicable, payable in arrears on each Regular Distribution Date. In the event of a Failed Remarketing, we may move up the maturity or change the redemption date of the Junior Subordinated Notes and, accordingly, the Corporate HITS Mandatory Redemption Date, to any date on or after March 15, 2017 and change the redemption price; provided that if we are deferring interest on the Junior Subordinated Notes at the time of the Failed Remarketing, any new maturity date or redemption date and Corporate HITS Mandatory Redemption Date may not be earlier than seven years after commencement of the deferral period.

•

We will exercise our rights as a secured party with respect to the Pledged Securities under the Collateral Agreement and, subject to applicable law, retain the Pledged Securities or their proceeds and apply them against the Trust’s obligation to us under the Stock Purchase Contracts or sell them in one or more private sales. In either case, the Trust’s obligations under the Stock Purchase Contracts would be satisfied in full. If we are deferring interest on the Junior Subordinated Notes at the time of the Failed Remarketing we will issue subordinated notes having a principal amount equal to the deferred interest on the Stock Purchase Date, maturing on the later of March 15, 2015 and the date five years after commencement of any related deferral period on the Junior Subordinated Notes and bearing interest at a rate per annum equal to •%, to the Property Trustee for delivery to you.

•	If you hold Corporate HITS and elected to dispose of them in the Remarketing, your Corporate HITS will be returned to you.

We will cause notice of any unsuccessful Remarketings and of a Failed Remarketing to be made publicly available.

The Reset Rate or Reset Spread will be equal to the interest rate determined to result in proceeds from the Remarketing of the Junior Subordinated Notes, net of any remarketing fee, of at least 100% of the Remarketing Value; provided that the Reset Rate or Reset Spread may not exceed the Fixed Rate Reset Cap or Floating Rate Reset Cap, as the case may be, in connection with (i) any ordinary Remarketing with a settlement date on or prior to November 15, 2012 (or, if such day is not a business day, on or prior to the next business day) and (ii) the first four related Remarketing attempts following the occurrence of an Early Settlement Event. For this purpose, the “Fixed Rate Reset Cap” is the prevailing market yield, as determined by the Remarketing

Agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the Junior Subordinated Notes may be redeemed at our option in the event of a successful Remarketing, plus • basis points, or •%, per annum and the “Floating Rate Reset Cap”, which the Reset Spread may not exceed, will be • basis points, or •%, per annum. Since the new rate will become effective part way through an interest period, the first interest payment due on the Junior Subordinated Notes after the Remarketing Settlement Date will reflect the initial rate for the period from and including the immediately preceding payment date to but excluding the Remarketing Settlement Date and the new rate for the period from and including the Remarketing Settlement Date to but excluding the date of payment.

If a Remarketing is attempted for settlement after November 15, 2012 or after the fourth Remarketing attempt following the occurrence of an Early Settlement Event, the Reset Rate or Reset Spread will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as the case may be.

In connection with a Remarketing, we may elect, in our sole discretion, to move up the maturity of the Junior Subordinated Notes to any date on or after March 15, 2017, and we may change the date on and after which the Junior Subordinated Notes are redeemable at our option to a new date not earlier than March 15, 2017 and change the redemption price. In the event we are deferring interest on the Junior Subordinated Notes at the time of the Remarketing, any new maturity or redemption date of the Junior Subordinated Notes may not be earlier than seven years after commencement of the deferral period, and any new redemption price may not be less than the principal plus accrued and unpaid interest (including additional interest) on the Junior Subordinated Notes. In addition, we also may elect, in the case of a Remarketing following an Early Settlement Event, other than the first attempt at Remarketing, that the Junior Subordinated Notes underlying the HITS, and our Guarantee of the HITS, will no longer be subordinated. Any such election would take effect, upon a successful Remarketing, on the Remarketing Settlement Date.

The Trust will give holders of Preferred HITS and Corporate HITS notice of Remarketing at least 21 calendar days prior to any Remarketing Period. Such notice will set forth:

•	the applicable Distribution Dates and record dates for cash distributions on the Preferred HITS and Corporate HITS;

•	any change to the stated maturity of the Junior Subordinated Notes if the Remarketing is successful;

•

in the case of a Remarketing following an Early Settlement Event other than the first attempt at Remarketing, whether the Junior Subordinated Notes will no longer be subordinated to our senior and subordinated debt;

•

the procedures you must follow if you hold Preferred HITS to elect to exchange your Preferred HITS for Treasury HITS and Corporate HITS if the Remarketing is successful and the date by which such election must be made; and

•	the procedures you must follow if you hold Corporate HITS to elect to dispose of them in connection with the Remarketing and the date by which such election must be made.

Early Remarketing

If an Early Settlement Event occurs, the Remarketing process described above will begin earlier. The first attempted Remarketing will take place during the first following Remarketing

Period that begins at least 30 days after the occurrence of such Early Settlement Event. In the event of such an “Early Remarketing”:

•

the first Remarketing attempt will be on the basis that the HITS will be remarketed with the underlying Junior Subordinated Notes remaining subordinated to the same extent as when they are originally issued (i.e., we will not have the option to elect to remarket them as senior notes) subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

•

the second, third and fourth Remarketing attempts will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but the underlying Junior Subordinated Notes may, at our election, become senior and subordinated debt; and

•

the fifth and last Remarketing attempt will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and the underlying Junior Subordinated Notes may, at our election, become senior and subordinated debt.

For example, if an Early Settlement Event (other than as a result of the entry of an order for dissolution of the Trust by a court of competent jurisdiction) occurs on March 10, 2008, then the first Remarketing attempt would begin on the seventh business day prior to May 15, 2008 (or if any such day is not a business day, the immediately preceding business day) for settlement on that date as the Remarketing Settlement Date; if that Remarketing fails, successive Remarketing attempts would be made for settlement on the August 15, 2008, November 15, 2008 and February 15, 2009 Remarketing Settlement Dates (with the Stock Purchase Date being the September 15, December 15 or March 15, as applicable, that is immediately thereafter, or, if any such day is not a business day, the next business day); and if none of those Remarketing attempts succeeds, then the fifth and final Remarketing attempt will be made for settlement on the May 15, 2009 Remarketing Settlement Date (or if any such day is not a business day, the immediately preceding business day), in which case the Stock Purchase Date would be June 15, 2009, or, if such day is not a business day, the next business day.

In the case of an Early Settlement Event resulting from the entry of an order for dissolution of the Trust by a court of competent jurisdiction, as described under “Description of the HITS — Liquidation Distribution upon Dissolution,” however, there shall be only one Remarketing Period and the Reset Rate or Reset Spread shall not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable. If the Remarketing conducted during such period is not successful, it shall be deemed a Failed Remarketing and the Stock Purchase Date shall be the next succeeding March 15, June 15, September 15 or December 15, or if such day in not a business day, the next business day.

Except as described above, an Early Remarketing after the occurrence of an Early Settlement Event will be conducted as described under “— Remarketing.”

Early Settlement Events

An “Early Settlement Event” shall be deemed to occur if:

•	our “total risk-based capital ratio” is less than 10%;

•	our “Tier 1 risk-based capital ratio” is less than 6%;

•	our “leverage capital ratio” is less than 4%;

•	the Federal Reserve, in its discretion, anticipates that we may fail one or more of the capital tests referred to above in the near term and delivers a notice to us so stating; or

•	the Trust is dissolved pursuant to the entry of an order for dissolution by a court of competent jurisdiction.

In the case of the tests described in the first three bullets, each ratio will be determined as required pursuant to Appendix A to Regulation Y of the Federal Reserve Board, 12 C.F.R. Part 225. The related Early Settlement Event will be deemed to occur on the date we file a Form FR Y-9C showing in Schedule HC-R (or successor form) that the related capital measure has been failed.

Payment; Exchange; Transfer

We will appoint a paying agent on or before the Remarketing Settlement Date from whom holders of Junior Subordinated Notes can receive payment of the principal of and any premium and interest on the Junior Subordinated Notes on and after such date. We may elect to pay any interest on the Junior Subordinated Notes by mailing a check to the person listed as the owner of the Junior Subordinated Notes in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the Indenture. We will pay interest on the Junior Subordinated Notes:

•	on an interest payment date to the person in whose name that Junior Subordinated Note is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such Junior Subordinated Note at the office of our appointed Paying Agent.

As long as the Property Trustee is the holder of Junior Subordinated Notes, we will pay principal and interest on the notes to the account designated by the Property Trustee. Any money that we pay to a Paying Agent for the purpose of making payments on the Junior Subordinated Notes and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such Junior Subordinated Notes can only look to us for the payments on such Junior Subordinated Notes.

Any Junior Subordinated Notes can be exchanged for other Junior Subordinated Notes so long as such other Junior Subordinated Notes are denominated in authorized denominations and have the same aggregate principal amount and same terms as the Junior Subordinated Notes that were surrendered for exchange. The Junior Subordinated Notes may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes, but we may require holders to pay any tax, fee or other governmental charge payable in connection with a transfer or exchange of the Junior Subordinated Notes. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Junior Subordinated Notes for registration of transfer or exchange. However, we will be required to maintain an office or agency in each place of payment for the Junior Subordinated Notes.

Denominations

The Junior Subordinated Notes will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. After the Remarketing Settlement Date, we expect that the Junior Subordinated Notes will be held in book-entry only form, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Restrictions on Certain Payments, Including on Deferral of Interest

If (1) we shall have exercised our right to defer payments of interest on the Junior Subordinated Notes, as described above under the heading “—Option to Defer Interest Payments,” (2) Junior Subordinated Notes are held by the Trust and remain outstanding and either (a) there shall have occurred and be continuing an event of default under the Junior Subordinated Indenture, or any payment failure or (b) we shall be in default relating to our payment of any obligations under the guarantees relating to the Trust, or (3) we have paid deferred interest to the Trust in the form of additional subordinated notes and not yet repaid all amounts outstanding on such notes, then we will not:

•

declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock or make any guarantee payment with respect to the foregoing (other than (1) purchases or acquisitions of our shares of common stock in connection with the satisfaction of our obligations under any employee benefit plans, (2) as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, (3) the purchase of fractional interests in shares of our capital stock in connection with an acquisition or the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or (4) payment by us under any guarantee agreement executed for the benefit of the holders of the HITS);

•

make any payment of interest, principal, or premium, if any, on or repay, repurchase, or redeem any debt securities (including guarantees) issued by us that rank equally with or junior to the Junior Subordinated Notes; or

•	make any payment under any guarantee that ranks equally with or junior to our Guarantee related to the HITS.

In addition, if Junior Subordinated Notes are issued to the Trust or a trustee of the Trust in connection with the issuance of the Trust Common Securities, then as long as those securities remain outstanding, we will:

•	maintain 100% direct or indirect ownership of the Trust Common Securities, unless a permitted successor of Bank of America succeeds to our ownership of those common securities;

•	use our reasonable efforts to cause that Trust to:

•

remain a statutory trust, except in connection with the distribution of corresponding assets of the Trust to the holders of the Trust securities in liquidation of that Trust, the redemption of all of the trust securities, or certain mergers, consolidations, or amalgamations, each as permitted by the Declaration of Trust;

•	otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and

•	use our reasonable efforts to cause each holder of those Trust securities to be treated as owning an undivided beneficial interest in the corresponding junior subordinated notes.

Redemption

Optional Redemption. We may from time to time redeem Junior Subordinated Notes, in whole or in part, at any date on or after March 15, 2017, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. In connection with a Remarketing, we may change the date after which we may redeem Junior Subordinated Notes to a later date or change the redemption price as described under “— Remarketing.”

The Junior Subordinated Notes will not be subject to any sinking fund and will not be redeemable at the option of the holder.

We may not redeem the Junior Subordinated Notes in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Junior Subordinated Notes for all interest periods terminating on or before the redemption date.

Any redemption will be subject to receipt of prior approval by the Federal Reserve, if required.

Notice of any redemption will be mailed at least 15 days, but not more than 60 days, before the redemption date to each holder of Junior Subordinated Notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Junior Subordinated Notes or portions thereof called for redemption.

In the event of any redemption, neither we nor the Indenture Trustee will be required to:

•

issue, register the transfer of, or exchange, Junior Subordinated Notes during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•	transfer or exchange any Junior Subordinated Notes so selected for redemption, except, in the case of any Junior Subordinated Notes being redeemed in part, any portion thereof not to be redeemed.

Payments on the Junior Subordinated Notes in redemption will be applied as follows:

first, to pay deferred interest to the extent of eligible proceeds raised under the alternative payment mechanism;

second, to pay current interest that we are not paying from other sources; and

third, to repay the principal of the Junior Subordinated Notes; provided that if we are obligated to sell common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative perpetual preferred stock, REIT preferred securities or qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Junior Subordinated Notes, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied first to such other securities having an earlier scheduled maturity date than the Junior Subordinated Notes and then to the Junior Subordinated Notes and those other securities having the same scheduled maturity date as the Junior Subordinated Notes pro rata in accordance with their respective outstanding principal amounts and none of the net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Junior Subordinated Notes has been paid in full.

Conditional Right to Redeem upon a Tax Event, Capital Treatment Event or an Investment Company Event. At any time within 90 days of the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” we may elect to redeem all, but not less than all, of the Junior Subordinated Notes. In the case of a tax event, we will have the right to redeem all, but not less than all, of the Junior Subordinated Notes at a redemption price equal to the greater of: (1) 100% of the principal amount of the Junior Subordinated Notes then outstanding, or (2) the sum of the present values of the remaining scheduled payments of principal discounted from the maturity date and interest thereon that would have been payable to and including the maturity date (not including any portion of such payments of interest accrued as of the date of redemption) discounted from the maturity date to the redemption date at a discount rate equal to the treasury rate plus a spread of     •    %, in each case, plus accrued and unpaid interest to the redemption date. In the case of a capital treatment event or an investment company event, we may elect to redeem all, but not less than all, of the Junior Subordinated Notes for a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including any deferred interest, to the redemption date.

For the purposes of the tax event:

•

“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Junior Subordinated Notes being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•

“treasury dealer” means The Bank of New York (or its successor) or, if The Bank of New York (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

For purposes of the above, a “tax event” means that we or the Trust have requested and received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the HITS;

•	proposed change in those laws or regulations that is announced after the initial issuance of the HITS; or

•

official administrative decision or judicial decision or administrative action or other administrative pronouncement interpreting or applying those laws or regulations, including revocation of an existing pronouncement, that is announced or communicated to us or the Trust in respect of the HITS after the initial issuance of the HITS;

there is more than an insubstantial risk that:

•	the trust is, or will be, subject to United States federal income tax with respect to income received or accrued on any assets held by the trust;

•	interest payable by us on the Junior Subordinated Notes is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, “capital treatment event” means the reasonable determination by us that, as a result of any:

•

amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the HITS;

•	proposed change in those laws or regulations that is announced after the initial issuance of the HITS; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the HITS;

there is more than an insubstantial risk of impairment of our ability to treat the HITS (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve.

For purposes of the above, “investment company event” means the receipt by us and the Trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

there is a more than insubstantial risk that the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the HITS.

Limitation on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the Junior Subordinated Indenture; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor entity may exercise our rights and powers under the Indenture, and we will be released from further liabilities and obligations under the Indenture and under the Junior Subordinated Notes.

Events of Default, Waiver and Notice

An “event of default,” when used in the Indenture, means any of the following:

•	certain events involving the bankruptcy, insolvency, or reorganization of Bank of America;

•

nonpayment of distributions for 30 days after deferred for 14 consecutive semi-annual periods (or the equivalent thereof if the Junior Subordinated Notes are not then bearing interest semi-annually); or

•

as long as the Junior Subordinated Notes are held by or on behalf of the Trust, the voluntary or involuntary dissolution, winding up, or other termination of that Trust, except in connection with the (1) distribution of the Junior Subordinated Notes to the holders of the Trust’s corresponding securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding trust securities of the Trust, or (3) certain mergers, consolidations, or amalgamations, each as permitted by the Declaration of Trust.

If an event of default under the Indenture occurs and continues, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes may declare the entire principal and all accrued but unpaid interest of all Junior Subordinated Notes to be due and payable immediately. If the Indenture Trustee or the holders of Junior Subordinated Notes do not make such declaration and the Junior Subordinated Notes are owned by the Trust or a trustee of the Trust, the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Corporate HITS and, if such declaration occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Preferred HITS shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes can, subject to certain conditions (including, if the Junior Subordinated Notes are held by the Trust or a trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Corporate HITS and, if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Preferred HITS), rescind the declaration. If the holders of the Junior Subordinated Notes do not rescind such declaration and the Junior Subordinated Notes are beneficially owned by the Trust or a trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the HITS shall have such right.

Prior to a declaration of acceleration, the holders of a majority in aggregate principal amount of the series of Junior Subordinated Notes generally may waive on behalf of the holders of all of the Junior Subordinated Notes any default or event of default under the Indenture other than:

•	a default in the payment of principal of, premium, if any, or interest on those Junior Subordinated Notes;

•	a default in respect of covenants that cannot be modified or amended without the consent of each holder of the Junior Subordinated Notes affected; or

•	a default in respect of certain other covenants described above under the heading “Restrictions on Certain Payments, Including Deferral of Interest.”

If the Junior Subordinated Notes are owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount (or if the waiver requires the consent of each holder of Junior Subordinated Notes, then each holder of the Preferred HITS and the Corporate HITS. If the holders of Junior Subordinated Notes do not waive such default, the holders of a majority in aggregate liquidation amount of the Corporate HITS and, if such consent is requested prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the Preferred HITS, shall have such right. An event of default under the Indenture is an event of default under the Declaration of Trust, and the waiver of an event of default under the Indenture is a waiver under the Declaration of Trust.

The holders of a majority in principal amount of the Junior Subordinated Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. However, the holders of those notes must offer to the Indenture Trustee indemnity satisfactory to it against expenses and liabilities. As long as the Junior Subordinated Notes are held by the Property Trustee under the Trust for the benefit of the Trust’s trust securities, the Property Trustee, as sole holder of the Junior Subordinated Notes, will have the right to exercise these rights and may be directed in that exercise by the holders of the applicable HITS.

We are required to file an officers’ certificate with the Indenture Trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the Indenture.

If there is a payment failure on the Junior Subordinated Notes, and the Property Trustee fails to enforce its rights under the Indenture, a holder of the Corporate HITS and, if such termination occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, a holder of Preferred HITS, may bring a direct action. We can set-off against payments then due under the Junior Subordinated Notes any corresponding payments we make to holders of HITS under the Guarantee in connection with a direct action. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Junior Subordinated Notes; or

•	suing us to enforce the Property Trustee’s rights under the Junior Subordinated Notes.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Corporate HITS and, if such amendment occurs prior to the Stock Purchase Date or, if earlier, the Remarketing Settlement Date, the holders of the Preferred HITS, thereunder without the consent of all such holders.

Actions Not Restricted by Indenture

The Indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “— Restrictions on Certain Payments, Including on Deferral of Interest” above.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Junior Subordinated Notes upon a change of control or other event involving us that may adversely affect the creditworthiness of the Junior Subordinated Notes.

The Alternative Payment Mechanism, which is implemented through our covenants in the Indenture, will not affect the ability of the Federal Reserve to allow or require us to issue common stock or non-cumulative perpetual preferred stock for supervisory or business purposes independent of, and not restricted by, the Alternative Payment Mechanism or the other terms of the Junior Subordinated Notes or the HITS.

No Protection in the Event of a Highly Leveraged Transaction

The Indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of the Junior Subordinated Notes

If the Junior Subordinated Notes are owned by the Trust, under circumstances involving the dissolution of the Trust, the Junior Subordinated Notes may be distributed to the holders of the Trust securities in liquidation of the Trust, provided that any required regulatory approval is obtained. See “Description of the HITS — Liquidation Distribution upon Dissolution.”

Modification of Indenture

Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the Junior Subordinated Notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes and all other series outstanding thereunder affected. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest, except as expressly permitted in connection with a Remarketing;

•	a reduction in or change in the manner of calculating payments due on the Junior Subordinated Notes, except as expressly permitted in connection with a Remarketing;

•	a reduction in the principal amount of or any premium on any Junior Subordinated Note, except as expressly permitted in connection with a Remarketing;

•	a reduction in any amount payable on redemption of any Junior Subordinated Note, except as expressly permitted in connection with a Remarketing;

•	a change in the currency in which any payment on the Junior Subordinated Notes is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the Junior Subordinated Notes; and

•	a reduction in the percentage of outstanding Junior Subordinated Notes required to consent to a modification or amendment of the Indenture.

Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Junior Subordinated Notes may, on behalf of all holders of the Junior Subordinated Notes, waive compliance by us with any covenant or condition contained in the Indenture except a default in any payment on any Junior Subordinated Notes, a default in any covenant that cannot be modified without the consent of each holder of Junior Subordinated Notes, or a default in the covenant described above under “—Restrictions on Certain Payments, Including on Deferral of Interest.”

If the Junior Subordinated Notes are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the HITS in any material respect, and no termination of the Indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of each class of HITS so affected. If the consent of the holder of each outstanding Junior Subordinated Note is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the HITS so affected.

We and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Notes, any supplemental indenture to reflect any modifications to the terms of the Junior Subordinated Notes with respect to a Remarketing, to create any new series of junior subordinated notes or to make any change in the Indenture that generally does not materially adversely affect the rights of any holder of the Junior Subordinated Notes.

Governing Law

The Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Indenture Trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The Indenture Trustee also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Under the Indenture, we may remove the Indenture Trustee and appoint a successor trustee in certain circumstances relating to the Indenture Trustee’s conflicts of interest or eligibility or ability to continue as Indenture Trustee. In addition, the holders of a majority in principal amount of the Junior Subordinated Notes may remove the Indenture Trustee with respect to the Junior Subordinated Notes and nominate a successor trustee.

The Indenture Trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the Indenture Trustee is under no obligation to exercise any of the powers under the Indenture at the request, order or direction of any holders of Junior Subordinated Notes unless offered indemnification satisfactory to it.

Miscellaneous

Bank of America will pay all costs and expenses in connection with the transactions described in this prospectus supplement, including those related to:

•	the offering, sale, and issuance of Trust Securities, including any underwriting commissions;

•	the organization, maintenance, and dissolution and the operation of the Trust;

•	the retention of the Indenture Trustee and the other trustees and agents under the Declaration of Trust;

•	indemnification obligations under the Declaration of Trust; and

•	all taxes (other than United States withholding taxes relating to a Trust).

We have the right at all times to assign any of our respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of Bank of America. If we assign any of our rights or obligations, however, we will remain liable for all of their respective obligations. Subject to this right of assignment, the Indenture will be binding upon and inure to the benefit of the parties to the Indenture and their respective successors and assigns. The parties to the Indenture may not otherwise assign the Indenture. We or our affiliates may from time to time purchase any of the Junior Subordinated Notes that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a summary of the material terms of the Guarantee. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Guarantee but is not necessarily complete. This description is qualified in its entirety by reference to the Guarantee.

General

The following payments on the HITS, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by us under a guarantee, or “Guarantee,” that we will execute and deliver for the benefit of the holders of HITS. Pursuant to the Guarantee, we will irrevocably and unconditionally agree on an unsecured and junior subordinated basis to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on each class of HITS, to the extent the Trust has funds available to make the payment;

•

the redemption price for any HITS called for redemption other than in connection with a redemption of Corporate HITS in exchange for Junior Subordinated Notes, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the HITS, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the HITS to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the HITS upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the HITS or by causing the Trust to pay the amounts to the holders.

If we do not make a required payment on the Junior Subordinated Notes or the Stock Purchase Contracts or, after the Stock Purchase Date, a regular dividend payment on the Preferred Stock, the Trust will not have sufficient funds to make the related payments on the relevant classes of HITS. The Guarantee does not cover payments on the HITS when the Trust does not have sufficient funds to make these payments. If we do not pay any amounts on the Junior Subordinated Notes or the Stock Purchase Contracts when due, holders of the relevant classes of HITS will have to rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Notes and Stock Purchase Contracts or proceed directly against us for payment of any amounts due on the Junior Subordinated Notes and Stock Purchase Contracts. See “— Status of the Guarantee” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as “Guarantee Trustee” for the Guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the HITS.

Effect of the Guarantee

No single document executed by us will provide for the full, irrevocable, and unconditional guarantee of the HITS. It is only the combined operation of the Guarantee, when taken together with our obligations under the Indenture and Stock Purchase Contracts and the Trust’s obligations under the Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on an unsecured and junior subordinated basis of payments due on the HITS. See “Relationship among HITS, Junior Subordinated Notes, Stock Purchase Contracts and Guarantee.”

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities to the same extent as the Guarantee.

Status of the Guarantee

The Guarantee will constitute an unsecured obligation of Bank of America and will rank:

•	subordinate and junior in right of payment to all our senior and subordinated debt in the same manner as our Junior Subordinated Notes as set forth in the Indenture; and

•

equally with all other guarantees for payments on HITS that we issue in the future to the extent the related subordinated notes by their terms rank pari passu with the Junior Subordinated Notes, our subordinated notes that we issue in the future to the extent that by their terms rank pari passu with the Junior Subordinated Notes and any of our other present or future obligations that by their terms rank pari passu with such Guarantee.

The terms of each class of HITS will provide that each holder of those HITS by acceptance of those securities agrees to the subordination provisions and other terms of the Guarantee.

The Guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. The Guarantee will be held for the benefit of the holders of the HITS. The Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding HITS. The holders of Preferred HITS, Treasury HITS and Corporate HITS will also be entitled to vote separately to the extent that any proposed amendment would not affect each class in the same or substantially the same manner. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the HITS in any material respect. All guarantees and agreements contained in the Guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the HITS then outstanding.

Termination of the Guarantee

The Guarantee will terminate:

•	upon full payment of the redemption price of all HITS; or

•	upon full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust.

The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of HITS must restore payment of any sums paid under the HITS or the Guarantee.

Events of Default

An event of default under the Guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the Guarantee and such default remains unremedied for 30 days. The holders of a majority in liquidation amount of the applicable class or classes of HITS may waive, on behalf of all holders of those HITS, any part event of default.

The holders of a majority in liquidation amount of the relevant class or classes of HITS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce its rights under the Guarantee, any holder of HITS may institute a legal proceeding directly against us to enforce the Guarantee Trustee’s rights and our obligations under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

As guarantor, we are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the Guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantee. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of HITS, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Under the Guarantee, unless an event of default has occurred and is continuing, we may remove the Guarantee Trustee at any time and appoint a successor trustee.

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Guarantee Trustee and its affiliated entities in the ordinary course of business. We expect to continue those business transactions. The Guarantee Trustee also serves as trustee for a number of series of our outstanding indebtedness under other indentures.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG HITS, JUNIOR SUBORDINATED

NOTES, STOCK PURCHASE CONTRACTS AND GUARANTEE

As set forth in the Declaration of Trust, the exclusive purposes of the Trust are:

•	issuing the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the Junior Subordinated Notes;

•	entering into the Stock Purchase Contract Agreement and holding the Stock Purchase Contracts;

•	holding Junior Subordinated Notes, certain U.S. Treasury securities and cash, and pledging them to secure the Trust’s obligations under the Stock Purchase Contracts;

•	purchasing the Preferred Stock pursuant to the Stock Purchase Contracts on the Stock Purchase Date and holding it thereafter;

•

distributing to holders of Trust securities the cash payments it receives on the Junior Subordinated Notes, certain U.S. Treasury securities, Stock Purchase Contracts or, after the Stock Purchase Date, Preferred Stock;

•	selling Junior Subordinated Notes in a Remarketing; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest, Contract Payments and other payments are made when due on the Junior Subordinated Notes and the Stock Purchase Contracts and dividends are declared and paid on the Preferred Stock, those payments will be sufficient to cover the distributions and payments due on the corresponding Trust securities. This is due to the following factors:

•

prior to the Stock Purchase Date the Trust will hold an aggregate principal amount of Junior Subordinated Notes and aggregate stated amount of Stock Purchase Contracts equal to the sum of the aggregate liquidation amount of the Preferred HITS and Trust Common Securities, the combined interest rate on the Junior Subordinated Notes and Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Preferred HITS and Trust Common Securities and the interest, Contract Payment and other payment dates on the Junior Subordinated Notes and the Stock Purchase Contracts will match the Distribution Dates for the Preferred HITS and Trust Common Securities;

•

the Trust will hold an aggregate principal amount of Qualifying Treasury Securities and aggregate stated amount of Stock Purchase Contracts equal to the aggregate stated liquidation amount of the Treasury HITS, the Contract Payment rate on the Stock Purchase Contracts will match the distribution rate on the Treasury HITS, the entitlement to additional distributions on the Treasury HITS in respect of the Qualifying Treasury Securities will match the amount of such distributions to which the Trust is entitled under the Collateral Agreement and the Contract Payment and other payment dates on the Stock Purchase Contracts will match the Distribution Dates for the Treasury HITS;

•

the Trust will hold an aggregate principal amount of Junior Subordinated Notes equal to the aggregate stated liquidation amount of the Corporate HITS and the interest rate and interest payment dates on the Junior Subordinated Notes will match the distribution rate and payment dates on the Corporate HITS;

•

after the Stock Purchase Date, the Trust will hold an aggregate liquidation preference of Preferred Stock equal to the aggregate liquidation amount of Preferred HITS and Trust Common Securities and the dividend payment rates and dates on the Preferred Stock will match the distribution payment rates and dates on the Preferred HITS and the Trust Common Securities;

•

under the Guarantee Agreement, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Declaration of Trust further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If we do not make interest payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts or dividend payments on the Preferred Stock, the Trust will not have sufficient funds to pay distributions on the Trust securities. The Guarantee is a junior subordinated guarantee in relation to the Trust securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

Under the Guarantee, we have the right to set off any payment that we are otherwise required to make under the Indenture or the Stock Purchase Contracts with any payment that we have previously made or are concurrently making on the date of such payment.

The Guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the Junior Subordinated Notes, Contract Payments on the Stock Purchase Contracts and dividends or redemption payments on the Preferred Stock, as applicable. The Guarantee, when taken together with our obligations under the Junior Subordinated Notes and the Indenture, our obligations under the Stock Purchase Contracts and our obligations under the Declaration of Trust, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any deferral period, the Declaration of Trust allows the holders of the Preferred HITS and Corporate HITS to direct the Property Trustee to enforce its rights under the Junior Subordinated Notes. If the Property Trustee fails to enforce these rights, any holder of Preferred HITS or Corporate HITS may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

A holder of Preferred HITS or Corporate HITS may institute a direct action if we fail to make interest or other payments on the Junior Subordinated Notes when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Junior Subordinated Notes; or

•	suing us to enforce the Property Trustee’s rights under the Junior Subordinated Notes.

If we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any extension period, the Declaration of Trust allows the holders of the Preferred HITS and Treasury HITS to direct the Property Trustee to enforce its rights under the Stock Purchase Contracts. If the Property Trustee fails to enforce these rights, any holder of Preferred HITS or Treasury HITS may directly sue us to enforce such rights without first suing the Property Trustee or any other person or entity.

A holder of Preferred HITS or Treasury HITS may institute a direct action if we fail to make Contract Payments on the Stock Purchase Contracts when due, taking into account any extension period. A direct action may be brought without first:

•	directing the Property Trustee to enforce the terms of the Stock Purchase Contracts; or

•	suing us to enforce the Property Trustee’s rights under the Stock Purchase Contracts.

We acknowledge that the Guarantee Trustee will enforce the Guarantee on behalf of the holders of the Preferred HITS, Treasury HITS and Corporate HITS. If we fail to make payments under the Guarantee, the holders of the Preferred HITS, Treasury HITS and Corporate HITS may direct the Guarantee Trustee to enforce its rights under such Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred HITS, Treasury HITS or Corporate HITS may directly sue us to enforce the Guarantee Trustee’s rights under the Guarantee. Such holder need not first sue the Trust, the Guarantee Trustee, or any other person or entity. A holder of Preferred HITS, Treasury HITS or Corporate HITS may also directly sue us to enforce such holder’s right to receive payment under the Guarantee. Such holder need not first direct the Guarantee Trustee to enforce the terms of the Guarantee or sue the Trust or any other person or entity.

We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Preferred HITS, Treasury HITS and Corporate HITS.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock is that a holder of Junior Subordinated Notes, Stock Purchase Contracts or Preferred Stock would be entitled to receive directly from Bank of America the principal amount of and interest accrued on such Junior Subordinated Notes, Contracts Payments on and stock issued under such Stock Purchase Contracts, and dividends, redemption payments and payment upon liquidation in respect of Preferred Stock, as the case may be. A holder of Trust securities is entitled to receive distributions from the Trust, or from us under the Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each class of HITS will receive the distributions described under “Description of the HITS — Liquidation Distribution upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of Bank of America, the Property Trustee, as holder of the Junior Subordinated Notes, would be a subordinated creditor of Bank of America, subordinated in right of payment to all indebtedness senior to the Junior Subordinated Notes as set forth in the Indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions, and as holder of the Preferred Stock, would also be a preferred stockholder of Bank of America, entitled to the preferences upon liquidation described under “Description of the Preferred Stock.” Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of HITS relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

DESCRIPTION OF THE PREFERRED STOCK

The following is a summary of the material terms of the Preferred Stock we will issue to the Trust pursuant to the Stock Purchase Contracts. This summary contains a description of the material terms of the Preferred Stock but is not necessarily complete. This description is qualified in its entirety by reference to the Preferred Stock and the Stock Purchase Contracts.

General

Under our Certificate of Incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, $0.01 par value per share. We may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine.

We have authorized:

(a)	35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), 7,739 shares of which were issued and outstanding at December 31, 2006;

(b)	34,500 shares of 6.204% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), 33,000 shares of which were issued and outstanding at December 31, 2006; and

(c)	85,100 shares of Floating Rate Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), 81,000 shares of which were issued and outstanding at December 31, 2006.

When issued, the Preferred Stock will be validly issued, fully paid, and non-assessable. The holders of the Preferred Stock will have no preemptive rights with respect to any shares of Bank of America’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

The holders of Preferred Stock will be entitled to receive non-cumulative cash dividends when, as and if declared out of assets legally available for payment in respect of such Preferred Stock by Bank of America’s board of directors in its sole discretion. In the event Bank of America does not declare dividends or does not pay dividends in full on the Preferred Stock on any date on which dividends are due, then such unpaid dividends will not cumulate and will no longer accrue and be payable.

When issued, the Preferred Stock will have a fixed liquidation preference, or “Liquidation Preference,” of $100,000 per share, or $    •     in the aggregate, on a liquidation, dissolution or winding-up of the affairs of Bank of America, and in such event, holders of Preferred Stock will be entitled to receive such Liquidation Preference per share, together with an amount equal to all accrued and unpaid dividends for the then-current Dividend Period to the date of payment. The Preferred Stock is perpetual and will not be convertible into shares of Bank of America common stock or any other class or series of our capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

We will issue the Preferred Stock to the Trust on the Stock Purchase Date. Unless the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, holders of Preferred HITS and Treasury HITS will not receive shares of Preferred Stock, and their interest in the Preferred Stock will be represented from and after the Stock Purchase Date by their Preferred HITS or Treasury HITS. Since the Preferred Stock will be held by the Property Trustee, holders of Preferred HITS or Treasury HITS will only be able to exercise voting or other rights with respect to the Preferred Stock through the Property Trustee.

Rank

The Preferred Stock will rank senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Preferred Stock. As of the date hereof, there are no shares of our authorized preferred stock that would rank senior to the Preferred Stock authorized, issued or outstanding. We may authorize and issue additional shares of preferred stock that may rank junior to, on parity with or senior to the Preferred Stock as to dividend rights and rights upon liquidation, winding-up, or dissolution without the consent of the holders of the Preferred Stock. Each series of our authorized preferred stock will, with respect to dividend rights and rights upon Bank of America’s liquidation, dissolution or winding-up, rank prior or superior to common stock. All shares of each series of our authorized preferred stock will be of equal rank with each other as to dividends and distributions on liquidation.

With respect to the payment of dividends and amounts upon liquidation, the Preferred Stock will rank equally with any other class or series of our stock that ranks on a par with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Bank of America, if any, or “Parity Stock,” and will rank senior to our common stock and any other class or series of our stock over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of Bank of America, or “Junior Stock.” The term “Parity Stock” includes our currently outstanding: (a) 7% Cumulative Redeemable Preferred Stock, Series B, (b) 6.204% Non-Cumulative Preferred Stock, Series D, and (c) Floating Rate Non-Cumulative Preferred Stock, Series E. In particular, as long as any share of Preferred Stock remains outstanding, during a Dividend Period, (1) no dividend will be paid or declared and set aside for payment and no distribution will be declared or made and set aside for payment on any Junior Stock, other than a dividend payable solely in shares of Junior Stock, (2) no shares of Junior Stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (3) no shares of Parity Stock will be purchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Stock except by conversion into or exchange for Junior Stock, unless, in each case, full dividends for such Dividend Period on all outstanding shares of Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside. The foregoing limitations do not apply to the purchase or acquisition of Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of Bank of America or its subsidiaries adopted before or after the date of this prospectus supplement.

Dividends

Dividends on shares of Preferred Stock will not be mandatory. Holders of the Preferred Stock will be entitled to receive, if, when, and as declared by our board of directors (or a committee thereof) out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $100,000 per share of Preferred Stock. These dividends will be payable on the following dates, or “Dividend Payment Dates”: (1) if the Preferred Stock is issued prior to March 15, 2012, semi-annually in arrears on each March 15 and September 15 through March 15, 2012, and (2) from and including the later of March 15, 2012 and the date of issuance quarterly in arrears on each March 15, June 15, September 15 and December 15. We refer to the period from and including the date of issuance of the Preferred Stock or any Dividend Payment Date to but excluding the next Dividend Payment Date as a “Dividend Period.” Dividends on each share of Preferred Stock will accrue on the liquidation preference of $100,000 per share for each Dividend

Period (i) to but not including the Dividend Payment Date in March 2012 at a rate per annum equal to     •    %, and (ii) thereafter for each related Dividend Period at a rate per annum equal to the greater of (x) Three-Month LIBOR plus     •    % and (y)     •    %. In the case that any date on which dividends are payable on the Preferred Stock is not a business day, then payment of the dividend payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay. The record date for payment of dividends on the Preferred Stock will be the last business day of the immediately preceding calendar month during which the Dividend Payment Date falls. The amount of dividends payable for any Dividend Period prior to the later of March 15, 2012 and the Stock Purchase Date will be calculated on the basis of a 360 day year consisting of twelve 30 day months and dividends for periods beginning on or after such date will be calculated on the basis of a 360-day year and the number of days actually elapsed.

The right of holders of Preferred Stock to receive dividends is non-cumulative. If our board of directors (or a committee thereof) does not declare a dividend on the Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for that Dividend Period, and we will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Preferred Stock, Parity Stock, Junior Stock or any other class or series of our authorized preferred stock.

For so long as any share of Preferred Stock remains outstanding, we will not declare, pay or set aside for payment dividends on any Parity Stock unless we have paid in full, or set aside payment in full, all dividends for the then-current Dividend Period for outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of shares of Preferred Stock and the holders of any Parity Stock. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate dividend payments based on the ratio between the then-current dividend payments due on shares of Preferred Stock and the aggregate of the current and accrued dividends due on any Parity Stock.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the board of directors (or a committee thereof) may be declared and paid on our common stock and any other securities ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Preferred Stock shall not be entitled to participate in those dividends.

We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Redemption

So long as full dividends on all outstanding shares of Preferred Stock for the then-current Dividend Period have been paid or declared and a sum sufficient for the payment thereof set aside, we, at the option of our board of directors (or a committee thereof), may redeem the Preferred Stock in whole or in part at any time on or after the later of March 15, 2012 and the Stock Purchase Date. Any such redemption shall be at the redemption price of $100,000 per share plus dividends that have been declared but not paid plus accrued and unpaid dividends for the then current Dividend Period to the redemption date. If fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the Preferred Stock to be redeemed will be selected either pro rata from the holders of record of the Preferred Stock in proportion to the number of Preferred Stock held by such holders or by lot or in such other manner as our board of directors (or a committee thereof) may determine to be fair and equitable.

Subject to this section, our board of directors (or a committee thereof) will have the full power and authority to prescribe the terms and conditions upon which Preferred Stock will be redeemed from time to time. We will mail notice of every redemption of Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 15 days and not more than 60 days before the date fixed for redemption. Notwithstanding the foregoing, if the Preferred Stock is held in book-entry form through DTC, we may give such notice in any manner permitted by DTC. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of Preferred Stock designated for redemption will not affect the redemption of any other Preferred Stock. If we redeem the Preferred Stock, the Trust, as holder of the Preferred Stock, will redeem the corresponding Preferred HITS as described under “Description of the HITS — Mandatory Redemption of Preferred HITS upon Redemption of Preferred Stock.”

Each notice shall state:

•	the redemption date;

•	the number of shares of Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price;

•	the place or places where the Preferred Stock are to be redeemed; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

All shares of Preferred Stock we redeem, purchase or acquire shall be cancelled and restored to the status of authorized but unissued shares of our authorized preferred stock, undesignated as to series.

Redemption or Repurchase Subject to Restrictions

Our right to redeem the Preferred Stock once issued is subject to two important limitations.

First, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. Moreover, we have agreed with the Federal Reserve that, unless it authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with other Tier 1 capital that is not a restricted core capital element — for example, common stock or another series of non-cumulative perpetual preferred stock. Second, the Company has entered into the Replacement Capital Covenant, which will limit our right to redeem or purchase the Preferred Stock.

Rights upon Liquidation

In the event of Bank of America’s voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of the Liquidation Preference of $100,000 per share, plus any authorized, declared and unpaid dividends for the then-current Dividend Period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Preferred Stock upon liquidation and the rights of our sponsors and other creditors. If the amounts available for distribution upon our liquidation, dissolution or winding-up are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and all stock ranking equal to the Preferred Stock, then the holders of each series of Preferred Stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the Liquidation Preference is paid, the holders of Preferred Stock will not be entitled to any further participation in any distribution of our assets.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

We have agreed not to make a liquidation payment relating to any of our capital stock, including the Preferred Stock, if, at that time, there are one or more defaults under various indentures or related guarantees from us or we have delayed interest payments on the junior subordinated debt securities issued thereunder. Currently, there is $16.6 billion aggregate principal amount of junior subordinated debt securities outstanding under these indentures.

Voting

Holders of the Preferred Stock will not have any voting rights and will not be entitled to elect any directors, except as required by law.

Form

The Preferred Stock will be issued only in fully registered form. No fractional shares will be issued unless the Trust is dissolved and we deliver the shares, rather than depositary receipts representing the shares, to the registered holders of the Preferred HITS, or Treasury HITS if then outstanding. If the Trust is dissolved after the Stock Purchase Date and depositary receipts or shares of Preferred Stock are distributed to holders of Preferred HITS, or Treasury HITS if then outstanding, we would intend to distribute them in book-entry only form and the procedures governing holding and transferring beneficial interests in the Preferred Stock, and the circumstance in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts, will be as described under “Book-Entry System” below.

Title

We, the transfer agent and registrar for the Preferred Stock, and any of their agents may treat the registered owner of the Preferred Stock, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Preferred Stock shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

If the Trust is dissolved after the Stock Purchase Date and the shares of Preferred Stock or depositary receipts representing Preferred Stock are distributed to holders of Preferred HITS, or Treasury HITS if then outstanding, we may appoint a transfer agent, registrar and dividend disbursement agent for the Preferred Stock. The registrar for the Preferred Stock will send notices to stockholders of any meetings at which holders of Preferred Stock have the right to vote on any matter.

Authorized Classes of Preferred Stock

The following summary of our Series B Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Certificate of Incorporation and the respective certificate of designations for each series.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to our common stock and ranks equally with our Series D Preferred Stock and Series E Preferred Stock as to dividends and upon liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of capital stock. We may issue stock with preferences superior or equal to the Series B Preferred Stock without the consent of the holders of the Series B Preferred Stock.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of our common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of the Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of our preferred stock ranking superior to the Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of our preferred stock ranking superior to the Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of our preferred stock ranking superior to the Series B Preferred Stock.

Series D Preferred Stock

Preferential Rights. The Series D Preferred Stock ranks senior to our common stock and ranks equally with our Series B Preferred Stock and Series E Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series D Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series D Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series D Preferred Stock without the consent of the holders of the Series D Preferred Stock.

Dividends. Holders of the Series D Preferred Stock are entitled to receive dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, at an annual dividend rate per share of 6.204% on the liquidation amount of $25,000 per share. Dividends on the Series D Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series D Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series D Preferred Stock unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series D Preferred Stock for any period unless full dividends on all outstanding shares of Series D Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series D Preferred Stock and on any capital stock ranking equally with the Series D Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series D Preferred Stock and the holders of any capital stock ranking equally with the Series D Preferred Stock.

Voting Rights. Holders of Series D Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series D Preferred Stock. If any quarterly dividend payable on the Series D Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series D Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series D Preferred Stock, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series D Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of Series D Preferred Stock are entitled to receive, out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series D Preferred Stock as to distributions, a liquidating distribution of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series D Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Series D Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series D Preferred Stock on or after September 14, 2011, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

Series E Preferred Stock

Preferential Rights. The Series E Preferred Stock ranks senior to our common stock and ranks equally with our Series B Preferred Stock and Series D Preferred Stock as to dividends and distributions on our liquidation, dissolution, or winding up. Series E Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of our capital stock. Holders of the Series E Preferred Stock do not have any preemptive rights. We may issue stock with preferences superior or equal to the Series E Preferred Stock without the consent of the holders of the Series E Preferred Stock.

Dividends. Holders of the Series E Preferred Stock are entitled to receive dividends, when, as, and if declared by our board of directors or a duly authorized committee of our board, quarterly, in arrears, at a rate per year equal to the greater of (a) Three-Month LIBOR plus a spread of 0.35% and (b) 4.00%. Dividends on the Series E Preferred Stock are non-cumulative and are payable quarterly in arrears. As long as shares of Series E Preferred Stock remain outstanding, we cannot declare or pay cash dividends on any shares of our common stock or other capital stock ranking junior to the Series E Preferred Stock unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. We cannot declare or pay cash dividends on capital stock ranking equally with the Series E Preferred Stock for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside. If we declare dividends on the Series E Preferred Stock and on any capital stock ranking equally with the Series E Preferred Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Series E Preferred Stock and the holders of any capital stock ranking equally with the Series E Preferred Stock.

Voting Rights. Holders of Series E Preferred Stock do not have voting rights, except as specifically required by Delaware law and in the case of certain dividend arrearages in relation to the Series E Preferred Stock. If any quarterly dividend payable on the Series E Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series E Preferred Stock will be entitled to vote as a class, together with the holders of all series of our preferred stock ranking equally with the Series E Preferred Stock, for the election of two Preferred Stock Directors. When we have paid full dividends on the Series E Preferred Stock for at least four quarterly dividend periods following a dividend arrearage described above, these voting rights will terminate.

Distributions. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of Series E Preferred Stock are entitled to receive, out of assets legally available for distribution to stockholders, before any distribution or payment out of our assets may be made to or set aside for the holders of our capital stock ranking junior to the Series E Preferred Stock as to distributions, a liquidating distribution of $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to the date of liquidation. Shares of Series E Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Series E Preferred Stock, in whole or in part, at our option, on any dividend payment date for the Series E Preferred Stock on or after November 15, 2011, at the redemption price equal to $25,000 per share, plus any accrued and unpaid dividends.

RATE CALCULATION

“Three-Month LIBOR” means, with respect to any Distribution Period, the offered rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Distribution Period that appears on Telerate Page 3750 as of 11:00 A.M. (London time) on the second London Banking Day immediately preceding the first day of that Distribution Period. If the rate described above does not appear on Telerate Page 3750, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that Distribution Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by us, at approximately 11:00 A.M., London time on the second London Banking Day immediately preceding the first day of that Distribution Period. The Bank of New York Trust Company, N.A. as calculation agent, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Distribution Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Distribution Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by us, at approximately 11:00 A.M., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that Distribution Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by us to provide quotations are not quoting as described above, Three-Month LIBOR for that Distribution Period will be the same as Three-Month LIBOR as determined for the previous Distribution Period, or in the case of the first Distribution Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Preferred Stock been outstanding. The calculation agent’s establishment of Three-Month LIBOR and calculation of the amount of dividends or interest for each Distribution Period will be on file at our principal offices, will be made available to any holder of securities upon request and will be final and binding in the absence of manifest error.

For purposes of the definition of Three-Month LIBOR, “Distribution Period” means, with respect to the Preferred Stock, each Dividend Period.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Telerate Page 3750” means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the HITS. The HITS will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each class of HITS, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Immediately prior to the Remarketing Settlement Date or such other time as the Junior Subordinated Notes may be held by persons other than the Property Trustee, the Collateral Agent and the Custodial Agent, one or more fully registered global security certificates, representing the total aggregate principal amount of Junior Subordinated Notes, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Likewise, in the event the Trust is dissolved after the Stock Purchase Date and prior to the redemption of the Preferred Stock, one or more fully registered global security certificates, representing the total aggregate number of shares of Preferred Stock, or if we issue depositary receipts to evidence the Preferred Stock in such circumstances, the total aggregate number of depositary receipts, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in HITS, Preferred Stock or Junior Subordinated Notes, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a participant. The rules applicable to DTC and its participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, Paying Agent or trustee as registered holders of the securities entitled to the benefits of the Declaration of Trust and the Guarantee or the Indenture or, in the case of the Preferred Stock, entitled to the rights of holders thereof under our Certificate of Incorporation. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

In the event that:

•

DTC notifies us that it is unwilling or unable to continue as a securities depositary for the global security certificates and no successor securities depositary has been appointed within 90 days after this notice,

•

DTC at any time ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered to act as the securities depositary and no successor securities depositary has been appointed within 90 days after we learn that DTC has ceased to be so registered,

•	an event of default has occurred and is continuing under the instrument governing the securities, or

•	we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the relevant class or classes of securities will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs. We expect that these instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security certificates.

Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the relevant registrar and transfer agent will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of the instrument or instruments governing the securities or, in the case of the Preferred Stock, entitled to the rights of holders thereof under our Certificate of Incorporation.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates, and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for exchanges of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS and vice versa prior to the Remarketing Settlement Date, the redemption of the Corporate HITS in exchange for Junior Subordinated Notes in connection with a successful Remarketing, the exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS, the disposition of Corporate HITS in connection with a successful Remarketing and the Treasury HITS automatically becoming Preferred HITS will be governed by arrangements among DTC, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the Collateral Agent, the Custodial Agent, the trustees of the Trust, the Indenture Trustee or the Guarantee Trustee, or any agent for us or any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC’s rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Declaration of Trust, the Guarantee, the Collateral Agreement, the Indenture or our Certificate of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global securities for any class of securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, the Trust, the trustees of the Trust, the Collateral Agent, the Custodial Agent, any registrar and transfer agent, any Paying Agent or any agent of any of us or them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon its original issuance may be required to be made in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of HITS. This summary deals only with the beneficial owner of a HITS that is:

•	a citizen or resident of the United States,

•

a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons (as determined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions (each, a “U.S. holder”).

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only U.S. holders that purchase Preferred HITS at initial issuance, and own HITS as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies, regulated investment companies or real estate investment trusts;

•	small business investment companies or S corporations;

•	investors that hold their HITS through a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes;

•	investors whose functional currency is not the U.S. dollar;

•	retirement plans or other tax-exempt entities, or persons holding the HITS in tax-deferred or tax-advantaged accounts;

•	investors holding HITS as part of a “straddle” or a “conversion transaction” for U.S. federal income tax purposes or as part of some other integrated investment; or

•	investors subject to the alternative minimum tax.

This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the HITS. Persons considering the purchase of HITS should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of HITS arising under the laws of any other taxing jurisdiction.

If you are not a U.S. holder, the following discussion does not apply to you and you should consult your own tax advisor.

Classification of the Trust

Assuming full compliance with the terms of the Declaration of Trust, in the opinion of Morrison & Foerster LLP, the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Trust intends to treat itself as one or more grantor trusts and/or agency arrangements. By purchasing a HITS, you will be required to agree to treat the Trust as one or more grantor trusts and/or agency arrangements. Under this treatment, for U.S. federal income tax purposes, you will be treated as purchasing or owning an undivided beneficial ownership interest in the Stock Purchase Contracts, the Junior Subordinated Notes, the Qualifying Treasury Securities, the interest-bearing deposit with Bank of America, N.A. and/or the Preferred Stock, as the case may be, and will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the Trust corresponding to the class or classes of HITS certificates you own, each as described below. The character of the income included by you as a holder of HITS generally will reflect the character of the Trust’s income.

Although the Trust intends to treat itself as one or more grantor trusts and/or agency arrangements, it is possible that the portion of a Treasury HITS that represents an interest in the Qualifying Treasury Securities could be treated as a partnership for U.S. federal income tax purposes. We do not expect such treatment to materially change your U.S. federal income tax treatment with respect to the HITS. The balance of this summary assumes that the Trust is treated as one or more grantor trusts and/or agency agreements.

Taxation of a Preferred HITS

Each Preferred HITS will be treated for U.S. federal income tax purposes as an undivided beneficial ownership interest in (a) the corresponding $1,000 principal amount of Junior

Subordinated Notes and (b) the corresponding 1/100th fractional interest in a Stock Purchase

Contract, which represents the right to receive Contract Payments and the obligation to purchase one share of Preferred Stock on the Stock Purchase Date. Consequently, you should allocate your purchase price for the Preferred HITS between your beneficial ownership interests in the two components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial U.S. federal income tax basis in your interest in the underlying Junior Subordinated Notes and Stock Purchase Contracts. We will treat the fair market value of the $1,000 principal amount of Junior Subordinated Notes corresponding to one Preferred HITS as $1,000 and the fair market value of a 1/100th fractional interest in a Stock Purchase Contract corresponding to one Preferred HITS as $0 at the time of purchase. Holders of Preferred HITS, by purchasing a HITS, will be required to agree to this allocation. This allocation is not, however, binding on the Internal Revenue Service (the “IRS”). The remainder of this summary assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Taxation of the Junior Subordinated Notes

Treatment of the Junior Subordinated Notes. The Junior Subordinated Notes will be treated as our indebtedness for U.S. federal income tax purposes. We intend to treat the Junior Subordinated Notes as “variable rate debt instruments” that are subject to the Treasury regulations that apply to “reset bonds” and which are issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Consistent with this treatment, we intend to treat the Junior Subordinated Notes, solely for purposes of the original issue discount rules of the Code, as if they mature on the date immediately preceding the Remarketing Settlement Date for an amount equal to the Remarketing Value. As a result, we intend to treat the Junior Subordinated Notes as issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. However, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, and therefore the U.S. federal income tax treatment of the Junior Subordinated Notes is unclear. See “— Possible Alternative Characterizations and Treatments” below.

By purchasing a Preferred HITS, you agree to treat the Junior Subordinated Notes as described above, unless the IRS requires you to treat the Junior Subordinated Notes differently. The balance of this summary generally assumes that the Junior Subordinated Notes are so treated. However, different treatments are possible. See “— Possible Alternative Characterizations and Treatments” below.

Interest on the Junior Subordinated Notes. We intend to treat stated interest on the Junior Subordinated Notes as ordinary interest income that is includible in your gross income at the time the interest is paid or accrued, in accordance with your regular method of tax accounting. However, if we exercise our right to defer payments of stated interest on the Junior Subordinated Notes, we intend to treat the Junior Subordinated Notes as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive.

Tax Basis in Junior Subordinated Notes. Under the treatment described above, your tax basis in the Junior Subordinated Notes will generally be equal to the portion of the purchase price for the Preferred HITS allocated to your interest in the Junior Subordinated Notes (as described in “— Taxation of a Preferred HITS”). However, if stated interest payments are deferred so that the Junior Subordinated Notes are deemed to be reissued with original issue discount, your tax basis in the Junior Subordinated Notes would be increased by the amounts of accrued original issue discount, and decreased by all payments on the Junior Subordinated Notes after such deemed reissuance.

Sale, Exchange or Other Taxable Disposition of the Junior Subordinated Notes. You will recognize gain or loss on a sale, exchange or other taxable disposition of your interest in the Junior Subordinated Notes upon the sale or other taxable disposition of your Preferred HITS or Corporate HITS or upon a successful Remarketing of the Junior Subordinated Notes. The gain or loss that you recognize will be equal to the difference between the portion of the proceeds allocable to your interest in the Junior Subordinated Notes (less any accrued and unpaid interest) and your adjusted U.S. federal income tax basis in your interest in your Junior Subordinated Notes. Selling expenses (including the remarketing fee) incurred by you should reduce the amount of gain or increase the amount of loss you recognize upon a disposition of your interest in the Junior Subordinated Notes.

Any gain that is recognized by you upon a sale, exchange or other taxable disposition of the Junior Subordinated Notes generally will be capital gain or loss, which will be long-term capital gain or loss if you held your interest in the Junior Subordinated Notes for more than one year immediately prior to such disposition. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations and Treatments. As mentioned above, there are no regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the Junior Subordinated Notes, and therefore the U.S. federal income tax treatment of the Junior Subordinated Notes is unclear and other alternative characterizations and treatments are possible. For example, it is possible that the Junior Subordinated Notes could be treated as “contingent payment debt instruments.” In that event, you would be required to accrue original issue discount income based on the “comparable yield” of the Junior Subordinated Notes. In general, the comparable yield of the Junior Subordinated Notes would be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the Junior Subordinated Notes. It is possible that the comparable yield of the Junior Subordinated Notes could exceed the stated interest rate, in which case you may be required to include in income amounts in excess of the stated interest payments on the Junior Subordinated Notes. In addition, if the Junior Subordinated Notes are treated as contingent payment debt instruments, any gain that you would recognize upon a sale, exchange or other taxable disposition of the Junior Subordinated Notes would generally be treated as ordinary interest income. Alternatively, even if the Junior Subordinated Notes are not treated as “contingent payment debt instruments,” they could be treated as issued with more than a de minimis amount of original issue discount and you could be required to accrue such original issue discount (regardless of your method of accounting) at a rate that exceeds stated interest on the Junior Subordinated Notes. You should consult your tax advisor concerning alternative characterizations and treatments of the Junior Subordinated Notes.

Taxation of the Stock Purchase Contracts

There is no direct authority under current law that addresses the treatment of the Contract Payments, and their treatment is, therefore, unclear. We intend to report the Contract Payments as ordinary taxable income to you. Under this treatment, you should include the Contract Payments in income when received or accrued, in accordance with your regular method of tax accounting. The following discussion assumes that the Contract Payments are so treated. However, other treatments are possible. You should consult your tax advisor concerning the treatment of the Contract Payments.

If we exercise our right to defer any Contract Payments and issue subordinated notes to the Trust in satisfaction of the Contract Payments, you should generally accrue original issue discount on the subordinated notes equal to the interest rate on the subordinated notes, regardless of your method of tax accounting and before receipt of that interest.

If you dispose of a Preferred HITS or Treasury HITS when the Stock Purchase Contracts have positive value, you will generally recognize gain equal to the sale proceeds allocable to the Stock Purchase Contracts. If you dispose of a Preferred HITS or Treasury HITS when the Stock Purchase Contracts have negative value, you should generally recognize loss with respect to the Stock Purchase Contracts equal to the negative value of your interest in the Stock Purchase Contracts and should be considered to have received additional consideration for your interest in the Junior Subordinated Notes or Qualifying Treasury Securities, as the case may be, in an amount equal to such negative value. Gain or loss from the disposition of your interest in the Stock Purchase Contracts (upon your disposition of Preferred HITS or Treasury HITS) generally will be capital gain or loss, and such gain or loss generally will be long-term capital gain or loss if you held the HITS for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitations.

Taxation of the Interest-Bearing Deposit with Bank of America, N.A.

The interest-bearing deposit with Bank of America, N.A. will be treated as a short-term obligation for U.S. federal income tax purposes. Interest payable on the interest-bearing deposit will be treated as “acquisition discount” for U.S. federal income tax purposes. If you are a cash basis taxpayer, you will report this acquisition discount when it is received, unless you elect to report the acquisition discount in income as it accrues on a straight line basis or as original issue discount. However, if you are a cash basis taxpayer that does not elect to report the acquisition discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Preferred HITS until the interest on the interest-bearing deposit is paid. If you are an accrual basis taxpayer, you will be required to report the acquisition discount on the interest-bearing deposit as it accrues on a straight line basis or, if you so elect, on a constant yield basis.

Acquisition and Taxation of the Preferred Stock

Acquisition of Preferred Stock under the Stock Purchase Contracts. On the Stock Purchase Date, the Trust will purchase Preferred Stock pursuant to the Stock Purchase Contracts. You generally will not recognize gain or loss with respect to your Preferred HITS or Treasury HITS on the purchase by the Trust of Preferred Stock under the Stock Purchase Contracts. Your aggregate initial U.S. federal income tax basis in your interest in the Preferred Stock received by the Trust under the Stock Purchase Contracts generally should equal your interest in the purchase price paid for such Preferred Stock plus the amount, if any, of any Contract Payments included in your income but not received. The holding period for Preferred Stock received under a Stock Purchase Contract will commence on the date following the acquisition of such Preferred Stock and, consequently, your holding period in your interest in the Preferred Stock (evidenced by Preferred HITS) will not include the period you held your Preferred HITS prior to and including the Stock Purchase Date.

Dividends on the Preferred Stock. Any distribution with respect to Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust and distributed to you as holder of a Preferred HITS after the Stock Purchase Date. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 are generally taxable at preferential rates if the holder holds its interest in the Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets certain other requirements. Distributions in excess of our current and accumulated earnings and profits are treated first as a non-taxable return of capital to the extent of your basis in the Preferred Stock, and then as capital gain. Upon a redemption by us of the Preferred Stock, you will recognize capital gain or loss equal to the amount received over your adjusted tax basis in the Preferred Stock. Your adjusted tax basis in the Preferred Stock at the time of any such redemption should generally equal your initial tax basis in the Preferred Stock at the time of purchase, reduced by the amount of any cash distributions that are not treated as dividends. Such capital gain or loss generally will be long-term capital gain or loss if you held the Preferred HITS for more than one year following the Stock Purchase Date.

Disposition of Preferred HITS Corresponding to Preferred Stock. Upon a disposition after the Stock Purchase Date of Preferred HITS corresponding to Preferred Stock, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in your interest in the Preferred Stock. Such capital gain or loss generally will be long-term capital gain or loss if you held the Preferred HITS for more than one year following the Stock Purchase Date. The deductibility of capital losses is subject to limitations.

Separation and Re-creation of Preferred HITS

Exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS. You will generally not recognize gain or loss upon an exchange of Preferred HITS and Qualifying Treasury Securities for Treasury HITS and Corporate HITS. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities (as described below) and your interest in the Junior Subordinated Notes, as well as your interest in the Stock Purchase Contracts, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interest in the Stock Purchase Contracts (as evidenced by your Treasury HITS) and your interest in the Junior Subordinated Notes (as evidenced by your Corporate HITS) will not be affected by such delivery and exchange.

Taxation of Treasury HITS. Distributions on Treasury HITS prior to the Stock Purchase Date will consist of Contract Payments on the corresponding interest in the Stock Purchase Contracts and distributions of the excess of the proceeds of maturing Qualifying Treasury Securities over the cost of replacing those Qualifying Treasury Securities at maturity.

The treatment of the Stock Purchase Contracts is described above under “— Taxation of a Preferred HITS” and “— Taxation of the Stock Purchase Contracts.”

Taxation of the Qualifying Treasury Securities. If you hold a Treasury HITS, upon the maturity of the Qualifying Treasury Securities you exchanged for your Treasury HITS, the Trust will purchase replacement Qualifying Treasury Securities. It is expected that the Qualifying Treasury Securities designated for the creation of Treasury HITS will have an original term of one year or less. To the extent that the Qualifying Treasury Securities purchased as replacement Qualifying Treasury Securities have an original term of one year or less, they will be treated as short-term obligations. In general, if you are a cash basis taxpayer, you will not be required to report your allocable share of the difference between the amounts payable on a Qualifying Treasury Security that is a short-term obligation over its issue price (“acquisition discount”) until the amounts are paid, unless you so elect to report the acquisition discount in income as it accrues on a straight line basis or as original issue discount. However, if you are a cash basis taxpayer that does not elect to report the acquisition discount in income currently, you may be required to defer deductions for any interest paid on indebtedness incurred or continued by you to purchase or carry the Treasury HITS to the extent the Qualifying Treasury Securities constitute short-term obligations until the interest on such Qualifying Treasury Securities is paid. If you are an accrual basis taxpayer, you will be required to report acquisition discount on a Qualifying Treasury Security as it accrues on a straight-line basis unless you elect to treat the acquisition discount as original issue discount under a constant yield method.

If and to the extent that the replacement Qualifying Treasury Securities have an original term in excess of one year, you will be required to report your allocable share of any original issue discount on such Qualifying Treasury Securities. Original issue discount on the Qualifying Treasury Securities will accrue on a constant yield method, regardless of your method of tax accounting.

You should generally not be additionally taxed upon the distribution of any excess of the proceeds from maturing Qualifying Treasury Securities over the cost of replacing those Qualifying Treasury Securities.

You should consult your tax advisor regarding your tax treatment in respect of any Qualifying Treasury Securities, and any elections with respect to them.

Re-creation of Preferred HITS. If you exchange a Treasury HITS and a Corporate HITS for a Preferred HITS and the pledged Qualifying Treasury Securities, you will generally not recognize gain or loss upon the exchange. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Qualifying Treasury Securities and Junior Subordinated Notes, and your adjusted tax bases in and your holding period of the Qualifying Treasury Securities and your interests in the Junior Subordinated Notes and the Stock Purchase Contracts will not be affected by such exchange.

Sales, Exchanges or Other Taxable Dispositions of HITS

Upon a sale, exchange or other taxable disposition of a HITS, you will be treated as having sold, exchanged or disposed of your pro rata interest in (i) the Stock Purchase Contracts and the Junior Subordinated Notes or the interest-bearing deposit with Bank of America, N.A. (in the case of a Preferred HITS), (ii) the Stock Purchase Contracts and Qualifying Treasury Securities (in the case of a Treasury HITS) or (iii) the Junior Subordinated Notes (in the case of a Corporate HITS). In the case of Preferred HITS or Treasury HITS, the proceeds realized in such disposition should be allocated between the related Stock Purchase Contracts and the related Junior Subordinated Notes, pro rata portion of the deposit or Qualifying Treasury Securities, as the case may be, in proportion to their respective fair market values at the time of disposition. In the case of Corporate HITS, all of the proceeds received in such disposition should be allocated to the related Junior Subordinated Notes. Your treatment upon a sale, exchange or other taxable disposition of the Junior Subordinated Notes (upon a sale, exchange or other taxable disposition of a Preferred HITS or Corporate HITS) is described in “— Taxation of a Preferred HITS” and “— Taxation of the Junior Subordinated Notes — Sale, Exchange or Other Taxable Disposition of the Junior Subordinated Notes,” your treatment upon a sale, exchange or other taxable disposition of Stock Purchase Contracts (upon a sale, exchange or other taxable disposition of a Preferred HITS or Treasury HITS) is described in “— Taxation of a Preferred HITS” and “— Taxation of the Stock Purchase Contracts” and your treatment upon a sale, exchange or other taxable disposition of the Qualifying Treasury Securities (upon a sale, exchange or other taxable disposition of a Preferred

HITS or Treasury HITS) is described in “— Separation and Re-creation of Preferred HITS — Taxation of the Qualifying Treasury Securities.”

Dissolution of the Trust

Under certain circumstances (including a termination of the Stock Purchase Contracts), we may dissolve the Trust and distribute the trust assets to the holders of HITS. A distribution of trust assets (Junior Subordinated Notes, Preferred Stock, interest in the interest-bearing deposit or Qualifying Treasury Securities, as the case may be) to you as a holder of HITS upon the dissolution of the Trust will not be a taxable event to you for U.S. federal income tax purposes, and your tax basis in the Junior Subordinated Notes, Qualifying Treasury Securities or shares of Preferred Stock received generally will be the same as your tax basis in your interest in the related trust assets. Your holding period in the Junior Subordinated Notes or shares of Preferred Stock received generally would include your holding period in the related HITS.

If the Stock Purchase Contracts terminate, you will recognize a capital loss equal to the amount, if any, of Contract Payments included in your income but not paid at the time of such termination. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, you will be subject to backup withholding with respect to payments made on your HITS and the proceeds received from the sale of your HITS unless:

•

you (1) are an entity (including a corporation or a tax-exempt entity) that is exempt from backup withholding and, when required, demonstrate this fact or (2) provide your Taxpayer Identification Number (“TIN”) (which, if you are an individual, would be your Social Security Number),

•	you certify that (i) the TIN you provide is correct, (ii) you are a U.S. person and (iii) you are exempt from backup withholding,

•

you have not been notified by the IRS that you are subject to backup withholding due to underreporting of interest or dividends or you have been notified by the IRS that you are no longer subject to backup withholding, and

•	you otherwise comply with the applicable requirements of the backup withholding rules.

In addition, such payments or proceeds received by you if you are not a corporation or tax-exempt organization will generally be subject to information reporting requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that you furnish the required information to the IRS.

Information Reporting with Respect to the Preferred HITS

The Trust intends to file information reports as a widely held fixed investment trust (“WHFIT”) for U.S. federal income tax purposes. Bank of America Corporation, Corporate Treasury—Securities Administration, NC1-007-07-06, 100 North Tryon Street, Charlotte, North Carolina, telephone number 1-866-804-5241, as a regular trustee, will be the representative of the Trust that will provide tax information in accordance with applicable regulations governing the information reporting obligations of WHFITs. In accordance with the applicable regulations, with respect to each calendar year, a holder of Preferred HITS will receive a Form 1099 together with certain tax information, including information regarding the holder’s pro rata share of the Trust’s items of income, expenses and credits for such year. Copies of the Forms 1099 will be provided to the IRS.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Preferred HITS, and the Treasury HITS and Corporate HITS for which they may be exchanged, by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or other applicable governing law in the context of the Plan’s particular circumstances before authorizing an investment in Preferred HITS, or the exchange of Preferred HITS for Treasury HITS and Corporate HITS. Among other factors, the fiduciary should consider whether the investment is consistent with the documents and instruments governing the Plan and whether the investment would satisfy the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and the Code. Any insurance company proposing to invest assets of its general account in Preferred HITS, or to exchange Preferred HITS for Treasury HITS and Corporate HITS, should consult with its counsel concerning the potential application of ERISA or other applicable law to such investments.

Prohibited Transaction and Related Issues

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit Plans from engaging in specified transactions (prohibited transactions) involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. We, the trustees of the Trust or the Collateral Agent may be considered a party in interest or disqualified person with respect to a Plan to the extent we or any of our affiliates are engaged in businesses which provide services to such Plan.

A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA and Section 414(d) of the Code), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. It is possible, however, that a governmental plan may be subject to other federal, state or local laws that contain fiduciary and prohibited transaction provisions substantially similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

The U.S. Department of Labor has issued a regulation with regard to the circumstances in which the underlying assets of an entity in which Plans acquire equity interests will be deemed to be plan assets (the “Plan Asset Regulation”). Under this regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Trust would be deemed to be “plan assets” of a Plan whose assets were used to acquire the Preferred HITS, Treasury HITS or Corporate HITS, if the HITS were considered to be equity interests in the Trust and no exception were applicable under the Plan Asset Regulation. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Preferred HITS, Treasury HITS and Corporate HITS should be treated as equity interests in the Trust for purposes of the Plan Asset Regulation.

An exception to plan asset status is available, however, under the Plan Asset Regulation in the case of a class of equity interests that are (i) widely held, i.e., held by 100 or more investors who are independent of the issuer and each other, (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). Although no assurance can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the Preferred HITS offered hereby. Accordingly, the assets of the Trust should not be treated as the assets of any Plan that holds the Preferred HITS.

No assurance can be given, however, that the Publicly Offered Securities Exception will be applicable to Treasury HITS or Corporate HITS that a Plan might acquire in exchange for Preferred HITS, because the Treasury HITS or the Corporate HITS may not meet at all times the requirement that they be widely held. Moreover, no assurance can be given that any other exception to plan asset status under the Plan Asset Regulation will be applicable to the Treasury HITS or the Corporate HITS. Accordingly, it is possible that the Stock Purchase Contracts and any U.S. treasury securities beneficially owned by the Trust (or, after the Stock Purchase Date, the Preferred Stock) could be treated proportionately as plan assets of any Plan holding Treasury HITS, and the Junior Subordinated Notes beneficially owned by the Trust could be treated proportionately as plan assets of any Plan holding Corporate HITS. Further, it is possible that any asset beneficially owned by the Trust (i.e., the Stock Purchase Contracts, any U.S. treasury securities, the Preferred Stock and the Junior Subordinated Notes) could be treated proportionately as plan assets of any Plan holding Treasury HITS or Corporate HITS.

If the assets of the Trust were deemed to be “plan assets” under the Plan Asset Regulation, this would result, among other things, in the application of the prudence and other fiduciary responsibility standards of ERISA and the Code, as applicable, to transactions engaged in by the Trust and the treatment of any person who exercises any authority or control with regard to the management or disposition of the assets of the Trust as a fiduciary of Plan investors. In this regard, if any person with discretionary responsibility with respect to the Trust assets were affiliated with us, any such discretionary actions taken with respect to such assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary responsibility in circumstances under which such person has an interest that may conflict with the interests of the Plans for which they act). In order to reduce the likelihood of any such prohibited transaction, the plan sponsor of any Plan that acquires Treasury HITS or Corporate HITS will be deemed to have (i) directed the Trust to invest in the Stock Purchase Contract, U.S. treasury securities, Preferred Stock and/or Junior Subordinated Notes, as applicable, and (ii) appointed the Trustees.

In addition, and whether or not the assets of the Trust are considered to be “plan assets” of Plans investing in the HITS, the acquisition and holding of the Preferred HITS, Treasury HITS or Corporate HITS with “plan assets” of a Plan could result in a direct or indirect prohibited transaction. The Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of HITS. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers.

Accordingly, any purchaser or holder of Preferred HITS or any interest therein, and any person who acquires Treasury HITS or Corporate HITS in exchange for Preferred HITS, will be deemed to have represented and warranted by its acquisition and holding thereof that either (A) it is not a Plan, or a governmental plan subject to any Similar Law, and it is not acquiring the Preferred, Treasury or Corporate HITS, as applicable, on behalf of or with “plan assets” of any such Plan or governmental plan or (B) its acquisition and holding of the Preferred, Treasury or Corporate HITS, as applicable, either (i) qualifies for exemptive relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or another applicable statutory or administrative exemption or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, a violation of any Similar Law).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Preferred HITS, or exchanging Preferred HITS for Treasury HITS and Corporate HITS, on behalf of or with “plan assets” of any Plan or governmental plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

UNDERWRITING

We and the Trust entered into an underwriting agreement dated February •, 2007 with the underwriters named below. In the underwriting agreement, the Trust agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from the Trust, the respective number of Preferred HITS shown opposite its name at the applicable public offering price on the cover page of this prospectus supplement.

Underwriter	Number of Preferred HITS
Banc of America Securities LLC	•
Bear, Stearns & Co. Inc.
UBS Securities LLC
Muriel Siebert & Co.
The Williams Capital Group, L.P.

Total	•

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Preferred HITS from the Trust, are several and not joint. These obligations also are subject to the satisfaction of conditions described in the underwriting agreement. The underwriters must purchase all of the Preferred HITS if any of them are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, non-defaulting underwriters may increase their purchase commitments or the underwriting agreement may be terminated.

The underwriters initially propose to offer the Preferred HITS, in part, directly to the public at the public offering price set forth on the cover page of this prospectus supplement. Because the proceeds from the sale of the Preferred HITS will be used to purchase our Junior Subordinated Notes, the underwriting agreement provides that we will pay directly to the underwriters, as compensation for their services, a commission of $• per Preferred HITS, or $• in the aggregate, except to the extent noted below. Our offering expenses, not including underwriting commissions, are estimated to be $•. The underwriters may sell the Preferred HITS to certain dealers at a price that represents a concession not in excess of $• per Preferred HITS. Any underwriter may allow, and dealers may reallow, a concession not in excess of $• per Preferred HITS to certain other dealers. After the initial offering of the Preferred HITS, the offering price and these concessions may change.

The following table shows the underwriting commissions that we are to pay to the underwriters in connection with this offering:

	Per Preferred HITS		Total
Underwriting commissions	$	•	$	•

Prior to this offering, there has been no public market for the Preferred HITS. We will apply to list the Preferred HITS on the New York Stock Exchange under the symbol “BAC PG.” We do not currently intend to list the Preferred HITS on any other securities exchange. The underwriters have advised the Trust that they presently intend to make a market in the Preferred HITS prior to the commencement of trading on the New York Stock Exchange. However, the underwriters are not obligated to do so and may discontinue making a market in the Preferred HITS at any time without notice. There is no assurance that there will be a secondary market for the Preferred HITS.

In connection with the offering of the Preferred HITS, the underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. The underwriters may enter bids for, and purchase, Preferred HITS in the open market in order to stabilize the price of the Preferred HITS. Syndicate covering transactions involve purchases of the Preferred HITS in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Preferred HITS in the offering if the syndicate repurchases previously distributed Preferred HITS in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the Preferred HITS to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

The offer and sale of any Preferred HITS by Banc of America Securities LLC or any of our other affiliates will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding a member firm’s underwriting securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer. The National Association of Securities Dealers, Inc. requires that this offering be conducted in compliance with Rule 2810 of its Conduct Rules. The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We expect that delivery of the Preferred HITS will be made against your payment on or about February •, 2007, which is the • business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise.

Under the terms of the underwriting agreement, Bank of America and the Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.

Banc of America Securities LLC is a broker-dealer and one of our subsidiaries. Banc of America Securities LLC is an affiliate of Bank of America and the Trust. Following the initial distribution of Preferred HITS, our affiliates, including Banc of America Securities LLC, may buy and sell the Preferred HITS in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement and accompanying prospectus may be used by one or more of our affiliates in connection with offers and sales related to secondary market transactions in the Preferred HITS to the extent permitted by applicable law. Our affiliates may act as principal or agent in such transactions.

Each of the underwriters or their affiliates provides or has provided investment or commercial banking services to Bank of America from time to time in the ordinary course of business.

We have not taken any action to permit a public offering of the Preferred HITS outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Preferred HITS and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus supplement and accompanying prospectus. You should refer to this registration statement and its exhibits for additional information about us. This prospectus supplement and accompanying prospectus summarize material provisions of contracts and other documents that we refer you to. Because this prospectus supplement and accompanying prospectus may not contain all of the information that you may find important, you should review the full text of these documents, which we have included as exhibits to the registration statement.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus supplement and accompanying prospectus, information on those websites is not part of this prospectus supplement and accompanying prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus supplement and accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our quarterly reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006;

•

our Current Reports on Form 8-K and Form 8-K/ A filed January 3, 2006 (as amended March 24, 2006), January 23, 2006, February 22, 2006, March 24, 2006, March 27, 2006, March 28, 2006, March 29, 2006, April 20, 2006, April 26, 2006, May 22, 2006, May 23, 2006, May 25, 2006, June 5, 2006, June 19, 2006, June 28, 2006, July 19, 2006, July 27, 2006, August 1, 2006, August 2, 2006, August 14, 2006, September 14, 2006, September 28, 2006, October 19, 2006, October 25, 2006, October 27, 2006, November 6, 2006, December 1, 2006, January 23, 2007 and January 24, 2007 (two filings) (other than, with respect to these reports, information that is furnished but deemed not to have been filed); and

•

the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Exchange Act, as modified on our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus supplement and accompanying prospectus is accurate only as of the respective dates stated therein. Our business, financial position, and results of operations may have changed since those dates.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

1-866-804-5241

E-mail: securitiesadministration@bankofamerica.com

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus supplement and the accompanying prospectus statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus by reference, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the HITS will be passed upon on behalf of BAC Capital Trust XIV by Richards, Layton & Finger, P.A., special Delaware counsel to BAC Capital Trust XIV. The validity of the Junior Subordinated Notes and the Guarantee and certain matters relating thereto will be passed upon for Bank of America by Helms Mulliss & Wicker, PLLC and for the underwriters by Morrison & Foerster LLP, New York, New York. Certain United States federal income tax matters will be passed upon for Bank of America and BAC Capital Trust XIV by Morrison & Foerster LLP, New York, New York, special tax counsel to Bank of America and BAC Capital Trust XIV. Helms Mulliss & Wicker, PLLC and Morrison & Foerster LLP, New York, New York, will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Helms Mulliss & Wicker, PLLC regularly performs legal services for Bank of America. Some members of Helms Mulliss & Wicker, PLLC performing those legal services own shares of Bank of America common stock.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to our current report on Form 8-K dated May 25, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our restatement of our financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX OF DEFINED TERMS

Additional Distribution Date(s)	S-15, S-48, S-51
Alternative Payment Mechanism	S-10, S-63, S-87
APM qualifying securities	S-65
Bankruptcy claim limitation provision	S-65
business combination	S-64
business day	S-47
capital treatment event	S-100
Certificate of Incorporation	S-71
Code	S-123
Collateral Agent	S-7, S-47
Collateral Agreement	S-47
commercially reasonable efforts	S-88
common cap	S-64
Contract Payments	S-7, S-79
Corporate HITS	S-6, S-48
Corporate HITS Distribution Dates	S-15, S-51
Corporate HITS Mandatory Redemption Date	S-57
corresponding assets	cover
Custodial Agent	S-11, S-47
Declaration of Trust	S-43
Delaware Trustee	S-5, S-43
direct action	S-10, S-36
distribution	S-51
Distribution Date	S-15, S-51
Distribution Period	S-15, S-51, S-119
Dividend Payment Date(s)	S-11, S-112
Dividend Period	S-11, S-112
DTC	S-120
Early Remarketing	S-23, S-95
Early Settlement Event	S-23, S-95
eligible proceeds	S-63
ERISA	S-131
event of default	S-10, S-101
Excess Proceeds Distribution(s)	S-16, S-53
Exchange Act	S-44
Exchange Periods	S-48
Failed Remarketing	S-24, S-93
FDIC	S-41
Federal Reserve	S-41
Fixed Rate Reset Cap	S-21, S-93
Floating Rate Reset Cap	S-21, S-93
Guarantee	S-29, S-105
guarantee payments	S-105
Guarantee Trustee	S-105

holder	S-46, S-84
HITS	S-7, S-45
Indenture	S-84
Indenture Trustee	S-84
Intent-based replacement disclosure	S-65
interest payment date	S-86
interest payment period	S-85
Investment Company Act	S-74
investment company event	S-100
IRS	S-125
Junior Stock	S-11, S-112
Junior Subordinated Notes	S-1, S-6, S-45
like amount	S-57, S-69
Liquidation Preference	S-12, S-111
London Banking Day	S-119
Mandatorily convertible preferred stock	S-61
Mandatory trigger provision	S-66
Market disruption event	S-61
Measurement date	S-61
Measurement period	S-61
Non-cumulative	S-66
Optional deferral provision	S-66
Other qualifying replacement capital covenant	S-67
Pari Passu Securities	S-8, S-89
Parity Stock	S-11, S-112
Paying Agent	S-77
Permitted remedies	S-67
Plan	S-131
Plan Asset Regulation	S-131
Pledged Securities	S-82
preferred cap	S-64
Preferred HITS	S-1, S-46
Preferred Stock	S-46
Property Trustee	S-5, S-43
PTCEs	S-133
Publicly Offered Securities Exception	S-132
Qualifying capital securities	S-62
Qualifying non-cumulative perpetual preferred stock	S-67
Qualifying Treasury Securities	S-13, S-49
Regular Distribution Dates	S-15, S-51
regular trustees	S-5, S-43
REIT preferred securities	S-61
Remarketing	S-19, S-55
Remarketing Agent	S-20, S-91

Remarketing Agreement	S-20, S-91
Remarketing Period(s)	S-19, S-91
Remarketing Settlement Date	S-19, S-91
Remarketing Value	S-20, S-92
Replacement Capital Covenant	S-28
Reset Rate	S-20, S-92
Reset Spread	S-20, S-92
securities	S-65
Securities Act	S-44
senior and subordinated debt	S-8, S-88
share cap	S-65
Similar Laws	S-131
Stock Purchase Contract(s)	S-6, S-45
Stock Purchase Contract Agreement	S-45
Stock Purchase Date	S-6, S-46
tax event	S-99
Telerate Page 3750	S-119
Three-Month LIBOR	S-118
Transfer Agent	S-47, S-77
Treasury HITS	S-6, S-48
Trust	S-1, S-4, S-5, S-43
Trust Common Securities	S-6, S-43
Trust Event of Default	S-71
Trust Indenture Act	S-43
Trust securities	S-43
U.S. holder	S-123
WHFIT	S-130

PROSPECTUS

Debt Securities, Warrants, Units, Purchase Contracts,

Preferred Stock, Depositary Shares, Common Stock,

Junior Subordinated Notes, and Guarantees

BAC Capital Trust XII BAC Capital Trust XIII BAC Capital Trust XIV BAC Capital Trust XV BAC Capital Trust XVI BAC Capital Trust XVII BAC Capital Trust XVIII BAC Capital Trust XIX BAC Capital Trust XX	Trust Securities

We from time to time may offer to sell debt securities, warrants, purchase contracts, preferred stock, depositary shares representing fractional interests in preferred stock, common stock, junior subordinated notes, guarantees, or units comprised of two or more of these securities or securities of other entities, and any of the BAC Capital Trusts from time to time may offer to sell trust securities. The debt securities, warrants, purchase contracts, and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or for debt or equity securities of one or more other entities. We will describe the specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “BAC.” In addition, our common stock is listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange.

We may use this prospectus in the initial sale of these securities. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of these securities or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Our securities are unsecured. Our securities and the capital securities are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks, including possible loss of principal.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2006

About this Prospectus	2
The Issuers	2
Use of Proceeds	2
Description of Securities	2

Where You Can Find More Information	2
Forward-Looking Statements	4
Legal Matters	4
Experts	5

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, from time to time, we and the Trusts, as applicable, may sell any combination of the securities described in this prospectus in one or more offerings.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Bank of America,” “we,” “us,” “our,” or similar references are to Bank of America Corporation excluding its consolidated subsidiaries, and all references to a “Trust” or the “Trusts” are to any of the BAC Capital Trusts listed on the cover of this prospectus.

THE ISSUERS

Bank of America’s headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, 28255, and its telephone number is 1-866-804-5241. The principal executive office of each Trust is c/o Bank of America Corporation, Corporate Treasury, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-07-06, Charlotte, North Carolina 28255, telephone number 1-866-804-5241.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement the intended use for the net proceeds received by us or a Trust for the sale of securities under this prospectus.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, warrants, purchase contracts, preferred stock, depositary shares, common stock, trust securities, junior subordinated notes, guarantees, or units that may be offered under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We and the Trusts have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us, the Trusts, and the securities being offered.

We also file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com.

2

We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•

our current reports on Form 8-K or Form 8-K/A filed January 3, 2006 (as amended on March 24, 2006), January 23, 2006, February 22, 2006, March 24, 2006, March 27, 2006, March 28, 2006, March 29, 2006, April 20, 2006, and April 26, 2006 (in each case, other than information that is furnished but deemed not to have been filed); and

•

the description of our common stock which is contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, as modified by our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

1-866-804-5241

E-mail: securities.administration@bankofamerica.com

There are no separate financial statement of the Trusts in this prospectus. We and the Trusts do not believe these financial statements would be material to holders of the capital securities because each Trust is a special purpose entity that will not have any independent operations other than issuing capital securities and common securities, holding our corresponding junior

3

subordinated notes as trust assets, and other necessary or incidental activities as described in this prospectus or any applicable prospectus supplement Furthermore, taken together, our obligations under each series of corresponding junior subordinated notes, the junior subordinated indenture under which the corresponding junior subordinated notes will be issued, the related declaration of trust, and the related guarantee provide, in the aggregate, a full, irrevocable, and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of a Trust. We do not expect any of the Trusts will be subject to the reporting requirements of the Securities Exchange Act of 1934.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus and the accompanying prospectus supplement statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this prospectus by reference, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of Bank of America’s securities being registered will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. Certain matters of Delaware law relating to the validity of the trust securities being registered will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts. Certain U.S. federal income tax matters will be passed upon for Bank of America and the Trusts by Morrison & Foerster LLP, New York, New York, special tax counsel to Bank of America and the Trusts. Helms Mulliss & Wicker, PLLC and Morrison & Foerster LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Helms Mulliss & Wicker, PLLC regularly

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performs legal services for Bank of America. Some members of Helms Mulliss & Wicker, PLLC performing those legal services own shares of Bank of America common stock.

EXPERTS

Bank of America’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our restatement of our financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this document.

Our affiliate, including Banc of America Securities LLC, will deliver this prospectus supplement and the accompanying prospectus for offers and sales in the secondary market.

    •

BAC Capital Trust XIV

•% Fixed to Floating Rate Preferred Hybrid Income

Term Securities

guaranteed to the extent

set forth herein by

Bank of America Corporation

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

UBS Investment Bank

Siebert Capital Markets

The Williams Capital Group, L.P.

February •, 2007